                                                                   EXHIBIT 4.e










                               MASCOTECH, INC.,

                          MASCOTECH ACQUISITION, INC.,

                                       and

                           THE BORROWING SUBSIDIARIES,

                                  as Borrowers

                ________________________________________________


                                $1,300,000,000



                               CREDIT AGREEMENT


                         dated as of January 16, 1998

                ______________________________________________


                      THE FIRST NATIONAL BANK OF CHICAGO
                             as Administrative Agent

                             BANK OF AMERICA NT&SA

                                       and

                                NATIONSBANK, N.A.
                             as Syndication Agents

                              TABLE OF CONTENTS


ARTICLE I.

           DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . 2
     1.1   Certain Definitions. . . . . . . . . . . . . . . . . . 2
     1.2   Accounting Terms . . . . . . . . . . . . . . . . . . .23
     1.3   Other Definitions; Rules of Construction . . . . . . .24

ARTICLE II. . . . . . . . . . . . . . . . . . . . . . . . . . . .24

           TERMINATION OF EXISTING CREDIT AGREEMENT . . . . . . .24

ARTICLE III.

           THE LOANS AND LETTER OF CREDIT ISSUANCES . . . . . . .24
     3.1   Revolving Loans  . . . . . . . . . . . . . . . . . . .24
     3.2   Term Loans . . . . . . . . . . . . . . . . . . . . . .25
     3.3   Letters of Credit. . . . . . . . . . . . . . . . . . .25
     3.4   Bid-Option Borrowings. . . . . . . . . . . . . . . . .29
     3.5   Swing Line Loans . . . . . . . . . . . . . . . . . . .34
     3.6   Alternate Currency Syndicated Loans. . . . . . . . . .35
     3.7   Notice to Banks; Funding of Loans. . . . . . . . . . .37
     3.8   The Notes. . . . . . . . . . . . . . . . . . . . . . .40
     3.9   Certain Fees . . . . . . . . . . . . . . . . . . . . .40
     3.10  Optional Termination or Reduction of Commitments . . .41
     3.11  Mandatory Termination of Commitments . . . . . . . . .41
     3.12  Borrowing Subsidiaries . . . . . . . . . . . . . . . .42

ARTICLE IV.

           PRINCIPAL PAYMENTS; INTEREST; ETC. . . . . . . . . . .42
     4.1   Scheduled Principal Payments . . . . . . . . . . . . .42
     4.2   Prepayments of Principal . . . . . . . . . . . . . . .43
     4.3   Interest Payments  . . . . . . . . . . . . . . . . . .45
     4.4   Payment Procedures . . . . . . . . . . . . . . . . . .46
     4.5   Computation of Interest and Fees . . . . . . . . . . .48
     4.6   No Setoff or Deduction . . . . . . . . . . . . . . . .48
     4.7   Types for all Loans. . . . . . . . . . . . . . . . . .48
     4.8   Method of Selecting Types and Interest Periods for
           Conversion and Continuation of Loans . . . . . . . . .49
           (A)  Right to Convert. . . . . . . . . . . . . . . . .49

           (B)  Automatic Conversion and Continuation . . . . . .49
           (C)  No Conversion After Default . . . . . . . . . . .49
           (D)  Conversion/Continuation Notice. . . . . . . . . .49
     4.9   Other Provisions Applicable to Alternate Currency
           Loans. . . . . . . . . . . . . . . . . . . . . . . . .49

ARTICLE V.

           CHANGE IN CIRCUMSTANCES. . . . . . . . . . . . . . . .50
     5.1   Impossibility; Interest Rate Inadequate or Unfair. . .50
     5.2   Illegality . . . . . . . . . . . . . . . . . . . . . .50
     5.3   Increased Cost; Yield Protection . . . . . . . . . . .51
     5.4   Substitute Loans . . . . . . . . . . . . . . . . . . .54
     5.5   Funding Losses . . . . . . . . . . . . . . . . . . . .54

ARTICLE VI.

           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . .55
     6.1   Corporate Existence and Power. . . . . . . . . . . . .55
     6.2   Corporate Authority; No Violations; Governmental
           Filings; Etc . . . . . . . . . . . . . . . . . . . . .55
     6.3   Binding Effect . . . . . . . . . . . . . . . . . . . .56
     6.4   Litigation . . . . . . . . . . . . . . . . . . . . . .56
     6.5   Taxes. . . . . . . . . . . . . . . . . . . . . . . . .56
     6.6   Financial Condition. . . . . . . . . . . . . . . . . .56
     6.7   Compliance with ERISA. . . . . . . . . . . . . . . . .56
     6.8   Environmental Matters. . . . . . . . . . . . . . . . .57
     6.9   Compliance with Laws . . . . . . . . . . . . . . . . .57
     6.10  Subordinated Debt. . . . . . . . . . . . . . . . . . .57

ARTICLE VII.

           COVENANTS  . . . . . . . . . . . . . . . . . . . . . .58
     7.1   Financial Statements . . . . . . . . . . . . . . . . .58
     7.2   Certificates of No Default and Compliance. . . . . . .59
     7.3   Preservation of Corporate Existence, Etc.. . . . . . .60
     7.4   Minimum Capitalization . . . . . . . . . . . . . . . .60
     7.5   Fixed Charge Coverage Ratio. . . . . . . . . . . . . .60
     7.6   Maximum Leverage Ratio . . . . . . . . . . . . . . . .61
     7.7   Subsidiary Indebtedness. . . . . . . . . . . . . . . .62
     7.8   Negative Pledge. . . . . . . . . . . . . . . . . . . .62
     7.9   Dispositions of Assets; Mergers and Consolidations . .63
     7.10  Changes in Subordinated Debt . . . . . . . . . . . . .64
     7.11  Use of Proceeds. . . . . . . . . . . . . . . . . . . .64
     7.12  Fiscal Year. . . . . . . . . . . . . . . . . . . . . .64

     7.13  Compliance with Laws . . . . . . . . . . . . . . . . .64
     7.14  Interest Rate Agreements . . . . . . . . . . . . . . .65
     7.15  Restricted Payments. . . . . . . . . . . . . . . . . .65
     7.16  Guaranties and Pledges . . . . . . . . . . . . . . . .65

ARTICLE VIII.

           CONDITIONS OF BORROWINGS AND LETTER OF CREDIT
           ISSUANCES. . . . . . . . . . . . . . . . . . . . . . .66
     8.1   Each Borrowing and Letter of Credit Issuance . . . . .66
     8.2   Initial Borrowing or Letter of Credit Issuance . . . .67
     8.3   Closing  . . . . . . . . . . . . . . . . . . . . . . .70

ARTICLE IX.

           EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . .71
     9.1   Events of Default. . . . . . . . . . . . . . . . . . .71
     9.2   Remedies . . . . . . . . . . . . . . . . . . . . . . .74
     9.3   Set Off. . . . . . . . . . . . . . . . . . . . . . . .74

ARTICLE X.

           THE AGENTS AND THE BANKS . . . . . . . . . . . . . . .75
     10.1  Appointment and Authorization. . . . . . . . . . . . .75
     10.2  Administrative Agent and Affiliates. . . . . . . . . .75
     10.3  Scope of Agent's Duties. . . . . . . . . . . . . . . .75
     10.4  Reliance by Administrative Agent . . . . . . . . . . .75
     10.5  Default. . . . . . . . . . . . . . . . . . . . . . . .76
     10.6  Liability of Administrative Agent. . . . . . . . . . .76
     10.7  Nonreliance on Administrative Agent and Other Banks. .76
     10.8  Indemnification. . . . . . . . . . . . . . . . . . . .77
     10.9  Resignation of Administrative Agent. . . . . . . . . .77
     10.10 Sharing of Payments. . . . . . . . . . . . . . . . . .78
     10.11 Withholding Tax Exemption. . . . . . . . . . . . . . .78
     10.12 The Syndication Agents and Arrangers . . . . . . . . .79

ARTICLE XI.

           MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . .79
     11.1  Amendments, Etc. . . . . . . . . . . . . . . . . . . .79
     11.2  Notices. . . . . . . . . . . . . . . . . . . . . . . .80
     11.3  No Waiver By Conduct; Remedies Cumulative. . . . . . .81
     11.4  Reliance on and Survival of Various Provisions . . . .81

     11.5  Expenses and Indemnification . . . . . . . . . . . . .81
     11.6  Successors and Assigns . . . . . . . . . . . . . . . .83
     11.7  Confidentiality. . . . . . . . . . . . . . . . . . . .86
     11.8  Counterparts; Effectiveness of Telecopied Signatures .87
     11.9  Table of Contents and Headings . . . . . . . . . . . .87
     11.10 Construction of Certain Provisions . . . . . . . . . .87
     11.11 Independence of Covenants. . . . . . . . . . . . . . .87
     11.12 Interest Rate Limitation . . . . . . . . . . . . . . .87
     11.13 Substitution of Banks. . . . . . . . . . . . . . . . .88
     11.14 Governing Law. . . . . . . . . . . . . . . . . . . . .88
     11.15 Integration and Severability . . . . . . . . . . . . .88
     11.16 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . .89
     11.17 Alternate Currency Addenda Binding on Each Bank;
           Provisions Regarding Alternate Currency Agents . . . .89
     11.18 Unification of Certain Currencies. . . . . . . . . . .89

                           SCHEDULES AND EXHIBITS

SCHEDULES

Schedule 1       -     Applicable Margin Chart

Schedule 2       -     Certain Industrial Revenue Bonds (see  Section 9.1(e) of
                       the Credit Agreement)


EXHIBITS

Exhibit A-1      -     Form of Revolving Note

Exhibit A-2      -     Form of Term Note

Exhibit A-3      -     Form of Alternate Currency Syndicated Note

Exhibit B-1      -     Form of Bid-Option Note

Exhibit B-2      -     Form of Swing Line Note

Exhibit C-1      -     Notice of Syndicated Borrowing

Exhibit C-2      -     Notice of Swing Line Borrowing

Exhibit D        -     Request for Letter of Credit Issuance

Exhibit E        -     Bid-Option Quote Request

Exhibit F        -     Invitation for Bid-Option Quotes

Exhibit G        -     Bid-Option Quote

Exhibit H        -     Notice of Disbursement of Alternate Currency Loan

Exhibit I        -     Notice of Receipt of Alternate Currency Loan Payment

Exhibit J        -     Securities Purchase Agreement

Exhibit K        -     Assignment and Acceptance

Exhibit L        -     Notice of Substitution of Bank(s)

Exhibit M        -     Opinion of Counsel for the Borrowers

Exhibit N        -     Opinion of Special New York Counsel for the Borrowers

Exhibit O        -     Terms of Subordination

Exhibit P-1      -     Form of Alternate Currency Addendum for Pounds Sterling

Exhibit P-2      -     Form of Alternate Currency Addendum for Deutsche Marks

Exhibit P-3      -     Form of Alternate Currency Addendum for Italian Lire

Exhibit Q        -     Form of Guaranty

Exhibit R        -     Form of Pledge Agreement

Exhibit S        -     Form of Assumption Letter

Exhibit T        -     Conversion/Continuation Notice

                              CREDIT AGREEMENT



        THIS CREDIT AGREEMENT, dated as of January 16, 1998 (as amended, supplemented or otherwise modified from time to time, this "Agreement"), is by and among MASCOTECH, INC., a Delaware corporation (together with its successors, "MascoTech"), MASCOTECH ACQUISITION, INC., a Delaware corporation (together with its successors, "Acquisition"), any Borrowing Subsidiaries which are now or may hereafter become a party hereto from time to time (each individually a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (MascoTech, Acquisition and each Borrowing Subsidiary referred to individually as a "Borrower" and collectively as the "Borrowers"), the Banks party hereto from time to time (collectively, the "Banks" and individually, a "Bank"), The First National Bank of Chicago (the "Administrative Agent"), Bank of America NT&SA and NationsBank, N.A. (the "Syndication Agents", and collectively with the Administrative Agent, the "Agents"), and First Chicago Capital Markets, Inc., BancAmerica Robertson Stephens, Inc., and NationsBanc Montgomery Securities, Inc. (each individually an "Arranger" and collectively, the "Arrangers").

                                   RECITALS:

        A. MascoTech, the Existing Banks (as hereinafter defined) and the Existing Agent (as hereinafter defined) have entered into the Existing Credit Agreement (as hereinafter defined), pursuant to which the Existing Banks provided to MascoTech a revolving credit facility in the maximum aggregate principal amount of $575,000,000 (the "Existing Bank Facility").

        B. The Borrowers now desire to replace the Existing Bank Facility under the Existing Credit Agreement with a new facility evidenced by this Agreement which shall include a revolving credit facility in an aggregate principal amount the Dollar Equivalent (as hereinafter defined) of which does not exceed $800,000,000 and a term loan facility in an aggregate principal amount the Dollar Equivalent of which does not exceed $500,000,000 to provide funds (i) to refinance the Existing Bank Facility, (ii) to finance the purchase of capital stock of TriMas Corporation, a Delaware corporation (the "Target"), acquired pursuant to a tender offer by Acquisition announced December 11, 1997 (the "Tender Offer"), (iii) to finance the merger of the Target with Acquisition (the "Merger") and (iv) to refinance the current credit facilities of the Target.

        C. The Banks are willing to provide such a replacement credit facility on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the premises and of the mutual promises contained herein, the parties hereto agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS


        1.1 Certain Definitions. As used in this Agreement, and in any certificate, report, other agreement or other document made or delivered pursuant to this Agreement, the following terms shall have the following respective meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined unless the context otherwise requires):

        "Absolute Rate Dollar Bid-Option Borrowing" means any Borrowing consisting of an Absolute Rate Dollar Bid-Option Loan.

        "Absolute Rate Dollar Bid-Option Loan" means a Loan which pursuant to the applicable Notice of Borrowing is made at the Bid-Option Absolute Rate.

        "Acquired Debt" means, with respect to any Person who becomes a Subsidiary after the Closing Date, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary.

        "Additional Bank" shall have the meaning ascribed thereto in Section 11.13(b).

        "Adjusted Net Worth" means, as of any date, the sum of (a) Net Worth, plus (b) the amount of all Subordinated Debt which by its terms matures at least thirty days after the then existing Scheduled Expiration Date, plus (c), at any time prior to March 31, 2002, the Available Masco Corporation Funding Commitment, plus (d) (without duplication) the principal amount of any trust convertible debt securities or similar securities issued by MascoTech.

        "Affiliate", when used with respect to any Person, means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

        "Alternate Currency" means (i) so long as such currencies remain Eligible Currencies, Pounds Sterling, Deutsche Marks and Italian Lire, (ii) any other Eligible Currency which MascoTech requests the Administrative Agent to include as an Alternate Currency hereunder and which is acceptable to one-hundred percent (100%) of the applicable Alternate Currency Banks and with respect to which an Alternate Currency Addendum has been executed among MascoTech, one or more Alternate Currency Banks and an Alternate Currency Agent in connection therewith; and, (iii) in the case of Alternate Currency Bid-Option Loans, any currency acceptable to the applicable Bank.

        "Alternate Currency Addendum" means an addendum (i) substantially in the form of Exhibit P-1, P-2 or P-3 (ii) or, in the case of any addendum relating to a currency other than Pounds Sterling, Deutsche Marks and Italian Lire, in such form as shall be approved by the Administrative Agent, in each case entered into among MascoTech, one or more Alternate Currency Banks and an Alternate Currency Agent.

        "Alternate Currency Agent" means one or more entities (which may be the Administrative Agent or its local affiliates), satisfactory to the Administrative Agent, as specified in the applicable Alternate Currency Addendum.

        "Alternate Currency Bank" means any Bank (or any Affiliate, branch or agency thereof) party to an Alternate Currency Addendum. If any agency or Affiliate of a Bank shall be a party to an Alternate Currency Addendum, such agency or Affiliate shall, to the extent of any commitment extended and any Loans made by it, have all the rights of such Bank hereunder; provided, however, that such Bank shall to the exclusion of such agency or Affiliate, continue to have all the voting rights vested in it by the terms hereof.

        "Alternate Currency Bid-Option Borrowing" means any Borrowing consisting of an Alternate Currency Bid-Option Loan.

        "Alternate Currency Bid-Option Loan" means a Bid-Option Loan made in an Alternate Currency.

        "Alternate Currency Bid-Option Percentage" means, with respect to any Bank and any Alternate Currency Bid-Option Borrowing, the percentage of the aggregate outstanding principal amount of all the Alternate Currency Bid-Option Loans comprising such Borrowing represented by the outstanding principal amount of the Alternate Currency Bid-Option Loan made by such Bank as part of such Borrowing.

        "Alternate Currency Borrowing" means any Borrowing consisting of a Loan made in an Alternate Currency.

        "Alternate Currency Commitment" means, for each Alternate Currency Bank for each Alternate Currency, the obligation of such Alternate Currency Bank to make Alternate Currency Syndicated Loans not exceeding the Dollar Equivalent set forth in the applicable Alternate Currency Addendum, as such amount may be modified from time to time pursuant to the terms of this Agreement and the applicable Alternate Currency Addendum.

        "Alternate Currency Loan" means an Alternate Currency Bid-Option Loan or an Alternate Currency Syndicated Loan.

        "Alternate Currency Share" means, with respect to any Alternate Currency Bank for any particular Alternate Currency, the percentage obtained by dividing (A) such Alternate Currency Bank's

Alternate Currency Commitment at such time as set forth in the applicable Alternate Currency Addendum by (B) the aggregate of the Alternate Currency Commitments at such time of all Alternate Currency Banks with respect to such Alternate Currency as set forth in the applicable Alternate Currency Addendum.

        "Alternate Currency Syndicated Interest Period" means, with respect to any Alternate Currency Syndicated Loan, the Interest Period as set forth on the applicable Alternate Currency Addendum.

        "Alternate Currency Syndicated Loan" means any Loan denominated in an Alternate Currency made by one or more of the Alternate Currency Banks to a Borrower pursuant to Section 3.6 and an Alternate Currency Addendum.

        "Alternate Currency Syndicated Note" means a promissory note of any Borrower, substantially in the form of Exhibit A-3 attached hereto, evidencing the obligation of such Borrower to repay Alternate Currency Syndicated Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "Applicable Facility Fee Rate" means, with respect to any Application Period for Facility Fees, the percentage found in the applicable chart set forth on Schedule 1 attached hereto by reading down the column of Leverage Ratio ranges to the row for the range into which the Leverage Ratio as of the relevant Determination Date falls. For the period from the Closing Date to but excluding the date that occurs three months after the Closing Date, the Applicable Facility Fee Rate shall be 0.25% per annum, and for the period from and including the date that occurs three months after the Closing Date to but excluding the date that occurs six months after the Closing Date, the Applicable Facility Fee Rate shall not be less than 0.225% per annum.

        "Applicable Lending Office" means, as to any Bank, its Domestic Lending Office, Eurodollar Lending Office or any other office of such Bank or of any Affiliate of such Bank selected and notified to the Borrowers and the Administrative Agent as the applicable lending office for a particular Loan or type of Loan by such Bank; provided that the Borrowers shall not be responsible for the increase, if any, in costs hereunder that (a) are due to any Bank changing its Applicable Lending Office with respect to a particular Loan or type of Loan and (b) arise because of circumstances existing at the time of such change.

        "Applicable Margin" means, with respect to any Application Period for Eurodollar Rate Syndicated Loans, Facility Fees and Letters of Credit, the percentage found in the applicable chart set forth on Schedule 1 attached hereto by reading down the column of Leverage Ratio ranges to the row for the range into which the Leverage Ratio as of the relevant Determination Date falls. For the purpose of this definition of the term "Applicable Margin", the Leverage Ratio shall be calculated as prescribed in Section 7.6. For purposes of this definition of the term "Applicable Margin", (a) the term "Application Period" means a period commencing with and including the 60th day after the end of the most recently completed fiscal quarter of the Borrowers to and including the 59th day after the end of the next following fiscal quarter of the Borrowers, (b) the term "Determination Date" means, with respect to any Application Period, the last day of the Determination Period for such Application Period, (c) the term "Determination Period" means, with respect to any Application Period, the period of four consecutive fiscal quarters of the Borrowers ending with the fiscal quarter ending immediately preceding such Application Period, and (d) any change in the Applicable Margin during any Interest Period for any Syndicated Loan or applicable to any Letter of Credit shall be effective as to such Syndicated Loan or such Letter of Credit, as the case may be, upon such change in the Applicable Margin taking effect pursuant to this definition. For the period from the Closing Date to but excluding the date that occurs three months after the Closing Date, the Applicable Margin shall be 0.875% per annum and for the period from and including the date that occurs three months after the Closing Date to but excluding the date that occurs six months after the Closing Date, the Applicable Margin shall not be less than 0.775% per annum.

        "Application Period" shall have the meaning ascribed thereto in the definition of the term "Applicable Margin".

        "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the equivalent amount of such currency with respect to such amount of Dollars calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Administrative Agent for such other Alternate Currency at 11:00 a.m. (London time) two Business Days prior to the date of determination for purposes of this Agreement (i) if such currency is Pounds Sterling, Deutsche Marks or Italian Lire, rounded up to the nearest 100,000 of such currency and (ii) if such currency is any other Alternate Currency, rounded up to the nearest amount of such currency as determined by the Administrative Agent from time to time.

        "Arrangers" means First Chicago Capital Markets, Inc., BancAmerica Robertson Stephens, Inc. and NationsBanc Montgomery Securities, Inc.

        "Asset Sale" means, with respect to any Person, the sale, lease, conveyance, disposition or other transfer by such Person of any of its assets (including by way of a sale-leaseback transaction and including the sale or other transfer of any of the Equity Interests of any Subsidiary of such Person); provided that (i) a sale, lease, conveyance, disposition or other transfer between or among MascoTech and any of its Consolidated Subsidiaries shall not constitute an Asset Sale and (ii) any sale or other disposition of any Cash or Cash Equivalents or any Marketable Securities shall not be construed as an Asset Sale; and provided further that a sale of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), to the extent that the value of such margin stock would exceed 25% of the value of the assets of MascoTech and its Subsidiaries, shall not constitute an Asset Sale.

        "Assignment and Acceptance" is defined in Section 11.6(d).

        "Assumption Letter" means a letter agreement of a Subsidiary of MascoTech addressed to the Banks substantially in the form of Exhibit S hereto pursuant to which such Subsidiary agrees to become a "Borrowing Subsidiary" and agrees to be bound by the terms hereof.

        "Authorized Officer" means any of the chief executive officer, chief financial officer, treasurer, controller, secretary, assistant treasurer or vice president corporate counsel of MascoTech, acting singly.

        "Available Masco Corporation Funding Commitment" means, as of any date, any unused and available amount of the "Commitment" of Masco Corporation under, and as defined in, the Securities Purchase Agreement, provided that such amount for purposes of this definition shall not exceed $200,000,000, provided that such "Commitment" relates only to the purchase by Masco Corporation of equity securities of MascoTech or of Subordinated Debt of MascoTech.

        "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA that is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by a Borrower or any ERISA Affiliate of a Borrower.

        "Bid-Option Absolute Rate" means, with respect to any Absolute Rate Dollar Bid-Option Loan or Alternate Currency Bid-Option Loan, the Bid-Option Absolute Rate, as defined in Section 3.4(d)(ii)(D), that is offered for such Loan.

        "Bid-Option Auction" means a solicitation of Bid-Option Quotes setting forth Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, pursuant to Section 3.4(b).

        "Bid-Option Eurodollar Rate" means the sum of (a) the Bid-Option Eurodollar Rate Margin plus (b) the Eurodollar Base Rate.

        "Bid-Option Eurodollar Rate Margin" means, with respect to any Eurodollar Rate Bid-Option Loan, the Bid-Option Eurodollar Rate Margin, as defined in Section 3.4(d)(ii)(E), that is offered for such Loan.

        "Bid-Option Interest Period" means (a) with respect to each Eurodollar Rate Bid-Option Borrowing, the Eurodollar Rate Interest Period applicable thereto, and (b) with respect to each Absolute Rate Dollar Bid-Option Borrowing and Alternate Currency Bid-Option Borrowing, the period commencing on the date of such Borrowing and ending on the date elected by the applicable Borrower in the applicable Notice of Borrowing, which date shall be not less than 15 and not more than 360 days after the date of such Borrowing; provided that:

        (i) any such Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day; and

        (ii) no such Interest Period that would end after the Scheduled Expiration Date shall be permitted.

        "Bid-Option Loan" means a Loan which is made by a Bank pursuant to a Bid-Option Auction.

        "Bid-Option Note" means a promissory note of a Borrower in substantially the form of Exhibit B-1 hereto evidencing the obligation of such Borrower to repay Bid-Option Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "Bid-Option Quote" means an offer by a Bank to make a Bid-Option Loan in accordance with Section 3.4(d).

        "Bid-Option Quote Request" shall have the meaning ascribed thereto in
Section 3.4(b).

        "Borrower" means, as applicable, MascoTech, Acquisition and their respective successors and assigns and any Borrowing Subsidiary.

        "Borrowing" means a borrowing hereunder consisting of Loans made to a Borrower on a single date, of a single Type and currency and for a single Interest Period.

        "Borrowing Subsidiary" means any Borrowing Subsidiary duly designated by MascoTech pursuant to Section 3.12 hereof to request Loans hereunder, provided at least 95% of the Capital Stock of such Subsidiary is owned directly or indirectly by MascoTech and such Subsidiary shall have delivered to the Administrative Agent an Assumption Letter in accordance with Section 3.12 and such other documents, instruments and agreements as may be required pursuant to the terms of this Agreement.

        "Business Day" means any day on which commercial banks are open for domestic and international business (including dealings in Dollar deposits) in New York City and Chicago, Illinois and, with respect to Eurodollar Rate Loans and the related Interest Periods, in London, and with respect only to Alternate Currency Loans and the related Interest Periods, on which dealings in deposits in the relevant Alternate Currency are carried out in the relevant interbank market and in the principal financial center of the country issuing the relevant Alternate Currency.

        "Capital Expenditures" means, for any period, the aggregate amount of capital expenditures of MascoTech and its Consolidated Subsidiaries during such period, determined on a consolidated basis in accordance with generally accepted accounting principles.

        "Capital Lease" of any Person means any lease which, in accordance with generally accepted accounting principles, is required to be capitalized on the books of such Person.

        "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership, partnership interests (whether general or limited).

        "Cash and Cash Equivalents" means (a) all cash of MascoTech and its Consolidated Subsidiaries on hand or on deposit, plus (b) cash equivalents as determined in accordance with generally accepted accounting principles, plus
(c) all investments of MascoTech and its Consolidated Subsidiaries of the following generally accepted accounting principles: (i) commercial paper of any United States issuer having a rating of A1 or better by Moody's Investors Service, Inc. or P1 or better by Standard & Poor's Ratings Group, (ii) direct obligations of, and obligations fully guaranteed by, the United States of America, and (iii) certificates of deposit of (A) any commercial bank which is a member of the Federal Reserve System and which has capital, surplus and undivided profits (as shown on its most recently published statement of condition) aggregating not less than $100,000,000 or (B) any Bank, provided that each of the foregoing investments has a maturity date not later than 180 days after the date of acquisition thereof by MascoTech or any of its Consolidated Subsidiaries.

        "Closing Date" means the first day on which the initial Borrowing under this Agreement shall have occurred.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

        "Commitment" means, with respect to each Bank, its Revolving Credit Commitment and its Term Loan Commitment.

        "Consolidated" or "consolidated" refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with generally accepted accounting principles.

        "Consolidated Subsidiary" of any corporation means any Subsidiary which would be consolidated on the consolidated balance sheet of such corporation in accordance with generally accepted accounting principles.

        "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by The First National Bank of Chicago from time to time, changing when and as said corporate base rate changes.

        "Current Assets" means, at any time, the current assets of MascoTech and its Consolidated Subsidiaries, determined as to amount and classification on a consolidated basis in accordance with generally accepted accounting principles.

        "Debt" means (a) indebtedness for money borrowed; (b) the capitalized portion of lease rentals under Capital Leases; (c) other indebtedness incurred in connection with the acquisition of any real or personal property, stock, debt or other assets (to the extent that any of the foregoing acquisition indebtedness is represented by any notes, bonds, debentures or similar evidences of indebtedness); and (d) obligations in respect of obligations or indebtedness of others of the types referred to in each of the foregoing clauses (a)-(c), for the payment of which MascoTech or any Consolidated Subsidiary is directly or contingently liable, or which is secured by any property of MascoTech or any Consolidated Subsidiary (whether or not MascoTech or any such Consolidated Subsidiary is liable therefor); provided, however, any trust convertible debt securities or similar securities issued by MascoTech shall not be deemed to be Debt to the extent such securities are not treated as debt of MascoTech in accordance with generally accepted accounting principles.

        "Debt Securities" means any securities (as defined under the Securities Act of 1933, as amended) evidencing Debt.

        "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

        "Determination Date" shall have the meaning ascribed thereto in the definition of the term "Applicable Margin".

        "Determination Period" shall have the meaning ascribed thereto in the definition of the term "Applicable Margin".

        "Deutsche Marks" or "DM" means the lawful money of the Republic of Germany.

        "Dollar Bid-Option Borrowing" means any Borrowing consisting of a Dollar Bid-Option Loan.

        "Dollar Bid-Option Loan" means a Bid-Option Loan made in Dollars.

        "Dollar Bid-Option Percentage" means, with respect to any Bank and any Dollar Bid-Option Borrowing, the percentage of the aggregate outstanding principal amount of all the Dollar Bid-Option Loans comprising such Borrowing represented by the outstanding principal amount of the Dollar Bid-Option Loan made by such Bank as part of such Borrowing.

        "Dollar Equivalent" means, as of any date, (a) with respect to any amount of Dollars, the amount thereof, and (b) with respect to any amount of any Alternate Currency, the amount of Dollars that could be purchased with such amount of such Alternate Currency at the spot rate of exchange quoted by the Administrative Agent at approximately 10:00 a.m. (Chicago time) on such date or such number of Business Days before such date as may reasonably be deemed necessary by the Administrative Agent for purposes of this Agreement.

        "Dollars" and "$" shall mean the lawful money of the United States.

        "Domestic Lending Office" means, as to any Bank, its office identified on the signature pages hereof as its Domestic Lending Office or such other office as such Bank may hereafter designate as its Domestic Lending Office.

        "Domestic Subsidiary" means a Subsidiary that is incorporated under the laws of the United States of America or any State thereof.

        "EBITDA" means, for any rolling four fiscal quarter period, on a consolidated basis for MascoTech and its Consolidated Subsidiaries, the sum of the amounts for such period, without duplication, of (i) Net Income for such period, plus (ii) Interest Charges for such period, plus (iii) charges against income for taxes (including the Michigan Single Business Tax) to the extent deducted in computing Net Income during such period, plus (iv) depreciation expense to the extent deducted in computing Net Income during such period, plus
(v) amortization expense, including without limitation, amortization of goodwill and other intangible assets, and fees, costs and expenses in connection with the Tender Offer and the Merger to the extent deducted in computing Net Income during such period, plus (vi) other non-cash charges (excluding any non-cash charges that require an accrual or reserve for cash charges for any future period, other than accruals for future retiree medical obligations, made pursuant to SFAS No. 87, No. 112 and No. 106, as amended or modified) to the extent deducted in computing Net Income during such period, minus (vii) extraordinary gains to the extent they are non-cash items and to the extent included in computing Net Income during such period, plus (viii) extraordinary losses to the extent they are non-cash items and to the extent deducted in computing Net Income during such period; minus (ix) if EBITDA Certain Items is positive, (a) zero, if EBITDA Certain Items is less than or equal to $30,000,000 and (b) the amount by which EBITDA Certain Items exceeds $30,000,000; plus (x) if EBITDA Certain Items is negative, the lesser of (a) the absolute value of EBITDA Certain Items and (b) $30,000,000; provided further that in the event MascoTech or any of its Consolidated Subsidiaries acquires any corporation or business, EBITDA shall be calculated on a pro forma basis (which, to the extent deemed reasonable to the Administrative Agent, may include as pro forma adjustments, reasonable eliminations of excess compensation (including salaries) and other adjustments that are attributable to the change in ownership or management of the corporation or business) as if MascoTech or such Subsidiary had owned the acquired corporation or business for the four fiscal quarters preceding its acquisition.

        "EBITDA Certain Items" is the sum (which may be positive or negative) of (a) non-recurring and (without duplication) extraordinary gains to the extent they are cash items and to the extent included in computing Net Income during such period, plus (b) non-cash earnings from equity investments to the extent included in computing Net Income during such period, minus (c) non-recurring and (without duplication) extraordinary losses to the extent they are cash items and to the extent included in computing Net Income during such period, minus (d) non-cash losses from equity investments to the extent included in computing Net Income during such period.

        "Eligible Currency" means any currency other than Dollars that is readily available, freely traded, in which deposits are customarily offered to banks in the London interbank market, convertible into Dollars in the international interbank market and as to which the Dollar Equivalent may be readily calculated. If, (i) after the designation by the Administrative Agent of any currency as an Alternate Currency, currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (ii) such country's currency is, in the determination of the Administrative Agent, no longer readily available or freely traded, or (iii) in the determination of the Administrative Agent, a Dollar Equivalent for such country's currency is not readily calculable, then the Administrative Agent shall promptly notify the Alternate Currency Agent and MascoTech, and such country's currency shall no longer be an Alternate Currency until such time as the Administrative Agent agrees to reinstate such country's currency as an Alternate Currency and promptly, but in any event within five
(5) Business Days of receipt of such notice from the Administrative Agent, the Borrowers with respect to such Alternate Currency shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or an Alternate Currency, as applicable, subject to the other terms contained in Articles III and IV.

        "Environmental Laws" means any and all applicable United States federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder.

        "ERISA Affiliate" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c) or (m), or the regulations prescribed under
Section 414(o), of the Code.

        "Euro" means the lawful currency adopted by the European Economic Community.

        "Eurodollar Base Rate" applicable to any Eurodollar Rate Interest Period means the per annum rate obtained by dividing (a) the per annum rate of interest at which deposits in Dollars for such Interest Period and in an aggregate amount comparable to (i) in the case of Eurodollar Rate Syndicated Loans, the amount of the related Eurodollar Rate Syndicated Loans to be made by the Eurodollar Reference Banks in their capacity as Banks hereunder, and (ii) in the case of Eurodollar Rate Bid-Option Loans, the aggregate amount of the Eurodollar Rate Bid-Option Borrowing set forth in the related Bid-Option Quote Request, are offered to the Eurodollar Reference Banks by other prime banks in the London or Nassau interbank market, selected in the Eurodollar Reference Banks' discretion, at approximately 11:00 a.m. London or Nassau time, as the case may be, on the second Business Day prior to the first day of such Eurodollar Rate Interest Period, by (b) an amount equal to one minus the stated maximum rate (expressed as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is specified on the first day of such Eurodollar Rate Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement with respect to Eurodollar funding (currently referred to as "Eurodollar liabilities" in Regulation D of such Board) maintained by a member bank of such System; all as conclusively determined, absent manifest error, by the Administrative Agent.

        "Eurodollar Borrowing" means any Borrowing consisting of a Eurodollar Rate Loan.

        "Eurodollar Lending Office" means, as to any Bank, its office identified on the signature pages hereof as its Eurodollar Lending Office or such other branch (or Affiliate) of such Bank as such Bank may hereafter designate as its Eurodollar Lending Office.

        "Eurodollar Rate Bid-Option Borrowing" means any Borrowing consisting of a Eurodollar Rate Bid-Option Loan.

        "Eurodollar Rate Bid-Option Loan" means a Loan which pursuant to the applicable Notice of Borrowing is made at the Bid-Option Eurodollar Rate.

        "Eurodollar Rate Interest Period" means, with respect to each Eurodollar Rate Syndicated Loan, the period commencing on the date of such Eurodollar Rate Syndicated Loan and ending one month, two months, three months, four months, five months or six months thereafter, or twelve months if such proposed twelve-month Eurodollar Rate Interest Period is specifically agreed to by all Banks, and with respect to each Eurodollar Rate Bid-Option Loan, the period commencing on the date of such Eurodollar Rate Bid-Option Loan and ending on a date between fifteen days and twelve months thereafter, as a Borrower may request in the applicable Notice of Borrowing; provided that:

                (a) any such Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month in which case such Interest Period shall end on the next preceding Business Day;

                (b) unless such Interest Period is for less than one month, any such Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Interest Period is to end shall end on the last Business Day of such calendar month; and

                (c) no such Interest Period that would end after the Scheduled Expiration Date shall be permitted.

        "Eurodollar Rate" means with respect to a Eurodollar Rate Loan for the relevant Interest

Period, the Eurodollar Base Rate applicable to such Interest Period plus the then Applicable Margin.

        "Eurodollar Rate Loan" means any Eurodollar Rate Bid-Option Loan or Eurodollar Rate Syndicated Loan.

        "Eurodollar Rate Syndicated Loan" means a Syndicated Loan which bears interest at the Eurodollar Rate.

        "Eurodollar Rate Syndicated Revolving Loan" means a Syndicated Revolving Loan which bears interest at the Eurodollar Rate.

        "Eurodollar Reference Bank" means the principal London office of each of The First National Bank of Chicago, Bank of America NT&SA and NationsBank, N.A., or such other Eurodollar Reference Banks as may be appointed pursuant to
Section 11.6.

        "Events of Default" has the meaning ascribed thereto in Section 9.1.

        "Excess Cash Flow" means, for any period, (i) Net Income for such period minus (ii) scheduled amortization payments of the principal portion of all Debt (excluding the installment due January 31, 2002) with an original maturity in excess of one year during such period minus (iii) the aggregate amount of all dividends in respect of any preferred stock of MascoTech and its Consolidated Subsidiaries up to an amount not to exceed $15,000,000 in any four fiscal quarter period. Excess Cash Flow shall be calculated on a quarterly basis on each Determination Date.

        "Existing Agent" means NBD Bank, a Michigan banking corporation, formerly known as NBD Bank, N.A., in its capacity as agent for the Existing Banks.

        "Existing Banks" means the banks that are parties to the Existing Credit Agreement.

        "Existing Bid-Option Loans" means the "Bid-Option Loans" (as defined in the Existing Credit Agreement) outstanding on the Closing Date.

        "Existing Commitment" means, with respect to each Bank, the amount, if any, of such Bank's "Commitment" (as defined in the Existing Credit Agreement) immediately prior to the Closing Date.

        "Existing Credit Agreement" means the Credit Agreement dated as of February 28, 1997, among MascoTech, the Existing Banks and the Existing Agent, as amended, supplemented or otherwise modified, and as in force immediately prior to the Closing Date.

        "Existing Debt" shall have the meaning ascribed thereto in the definition of the term "Senior Debt".

        "Existing Notes" means the "Notes" (as defined in the Existing Credit Agreement) held by the

Existing Banks under the Existing Credit Agreement.

        "Facility Fees" means the facility fees payable pursuant to Section 3.9(a).

        "Federal Funds Rate" means, as of any day, the per annum rate that is equal to the average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published by the Federal Reserve Bank of New York for such day (or, in the case of any day on which the federal funds market is not open, for the immediately preceding day on which it was open), or, if such rate is not so published for any day (or, in the case of any day on which the federal funds market is not open, for the immediately preceding day on which it was open), the average of the quotations for such rates received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent in its discretion; all as conclusively determined, absent manifest error, by the Administrative Agent, such average to be rounded up, if necessary, to the nearest whole multiple of one-hundredth of one percent (1/100 of 1%); which Federal Funds Rate shall change simultaneously with any change in such published or quoted rates.

        "Financing" means, with respect to any Person, the issuance or sale by such Person of any Equity Interests of such Person or any Debt Securities of such Person other than (i) any Equity Interests or Debt Securities issued to MascoTech or any of its Subsidiaries, (ii) any Equity Securities issued in connection with any employee stock option, employee stock award or any related benefit plan, (iii) any Debt Securities issued by any Subsidiary to the extent permitted under Section 7.7 and (iv) any Debt Securities secured by a Lien permitted pursuant to Section 7.8(c) or (f).

        "Fixed Charge Coverage Ratio" has the meaning ascribed thereto in
Section 7.5.

        "Fixed Rate Loan" means any Eurodollar Rate Syndicated Loan, Alternate Currency Syndicated Loan or Bid-Option Loan.

        "Floating Rate" means, with respect to any Floating Rate Loan, the greater of (a) the Corporate Base Rate and (b) the per annum rate equal to the sum of (i) one-half percent (1/2%) plus (ii) the Federal Funds Rate; which Floating Rate shall change simultaneously with any change in such Corporate Base or Federal Funds Rate, as the case may be.

        "Floating Rate Borrowing" means any Borrowing consisting of a Floating Rate Loan.

        "Floating Rate Loan" means a Loan which pursuant to the applicable Notice of Borrowing is made at the Floating Rate.

        "Floating Rate Revolving Loan" means a Revolving Loan which bears interest at the Floating Rate.

        "Floating Rate Syndicated Loan" means a Syndicated Loan which bears interest at the Floating

Rate.

        "Indemnified Person" shall have the meaning ascribed thereto in Section 11.5(a) hereto.

        "Interest Charges" means, for any period, the sum of interest that is expensed (or, under generally accepted accounting principles, would be expensed) during such period by MascoTech and its Consolidated Subsidiaries on Debt of MascoTech and its Consolidated Subsidiaries, including any interest expense in connection with any trust convertible debt securities issued by MascoTech to the extent it is treated as interest expense in accordance with generally accepted accounting principles.

        "Interest Payment Date" means, with respect to each Floating Rate Loan, the last Business Day of each month, with respect to each Swing Line Loan, the date such Loan is repaid, and with respect to each other Loan, the last day of each Interest Period with respect to such Loan and, in the case of any Interest Period exceeding (a) with respect to Eurodollar Rate Loans and the Alternate Currency Syndicated Loans, three months or (b) with respect to Absolute Rate Dollar Bid-Option Loans, ninety days, those days that occur during such Interest Period at intervals of three months and ninety days, respectively, after the first day of such Interest Period.

        "Interest Period" means any Eurodollar Rate Interest Period, Bid-Option Interest Period or Alternate Currency Syndicated Interest Period; provided, however, notwithstanding anything in this Agreement to the contrary for the period from the Closing Date to the earlier of (x) the date that is 90 days after the Closing Date and (y) the date 30 days after the date upon which the Arrangers confirm that the loan syndication process has been complete but not later than March 15, 1998 (the "Syndication Period"), "Interest Period" means, with respect to a Eurodollar Rate Loan (except as the Administrative Agent otherwise approves), a period of seven (7) or fourteen (14) days.

        "Invitation for Bid-Option Quotes" means an Invitation for Bid-Option Quotes in the form referred to in Section 3.4(c).

        "Italian Lire" means the lawful money of Italy.

        "Letter of Credit" shall mean a standby letter of credit issued for the account of MascoTech or any of its Consolidated Subsidiaries pursuant to this Agreement.

        "Letter of Credit Documents" shall have the meaning ascribed thereto in
Section 3.3(f).

        "Letter of Credit Issuance" shall mean any issuance by the Administrative Agent of a Letter of Credit pursuant to Section 3.3.

        "Letter of Credit Obligations Amount" means, as of any date, the amount equal to the sum of (a) the maximum aggregate amount available to be drawn under all outstanding Letters of Credit at any time on or before the stated expiry date thereof, plus (b) the amount of any draws under all Letters of Credit that have not been reimbursed as provided in Section 3.3(e).

        "Leverage Ratio" has the meaning ascribed thereto in Section 7.6.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, security interest or similar encumbrance in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, MascoTech or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other similar title retention agreement relating to such asset.

        "Loan" means any (a) Swing Line Loan or (b) Term Loan or (c) Revolving Loan or (d) Bid-Option Loan or (e) Alternate Currency Loan.

        "Marketable Securities" means any securities which are marketable securities included in current assets in accordance with generally accepted accounting principles and any future or forward contracts related thereto.

        "Masco Corporation" means Masco Corporation, a Delaware corporation.

        "Masco Group" means Masco Corporation or any Person who, on the date hereof, is an Affiliate of Masco Corporation or who hereafter becomes an Affiliate controlled by Masco Corporation.

        "Material Adverse Change" means any event, occurrence, development or state of circumstances or facts which has had or has a reasonable probability of having, individually or in the aggregate, a material adverse effect on MascoTech and its Consolidated Subsidiaries (including the Target and its Consolidated Subsidiaries, to the extent the Target is owned by MascoTech or Acquisition, which, with respect to the funding to purchase the shares of the Target acquired pursuant to the Tender Offer, would take into effect the shares to be purchased) taken as a whole.

        "Merger" means the merger of the Target and Acquisition pursuant to the Merger Agreement.

        "Merger Agreement" means that certain Agreement and Plan of Merger dated as of December 10, 1997, as amended by Amendment No. 1 dated as of December 15, 1997 and Amendment No. 2 dated as of January 13, 1998, among Target, MascoTech and Acquisition.

        "Moody's" means Moody's Investors Service, Inc. or any successor thereto. Any rating or change in rating given by Moody's shall be deemed effective, and in effect, when publicly announced by Moody's.

        "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which a Borrower or any ERISA Affiliate is then making, or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be an ERISA Affiliate during such five-year period.

        "Net Cash Proceeds" means, with respect to any Asset Sale or any Financing by any Person, (a) cash (freely convertible into Dollars) received by such Person or any Subsidiary of such Person from such Asset Sale or such Financing (or, in the case of a Receivables Sale, the Receivables Sale Amount with respect to such Receivables Sale), after (i) provision for all income or other taxes measured by or resulting from such Asset Sale, (ii) payment of all brokerage commissions and other fees and expenses related to such Asset Sale or such Financing, and (iii) all amounts used to repay Debt secured by a Lien on any asset disposed of in such Asset Sale or which is or may be required (by the express terms of the instrument governing such Debt) to be repaid in connection with such Asset Sale (including payments made to obtain or avoid the need for the consent of any holder of such Debt); and (b) cash payments in respect of any other consideration received by such Person or any Subsidiary of such Person from such Asset Sale upon receipt of such cash payments by such Person or such Subsidiary.

        "Net Income" means, for any period, the consolidated net income of MascoTech and its Consolidated Subsidiaries (after deduction for income and other taxes of MascoTech and its Consolidated Subsidiaries determined by reference to income or profits of MascoTech and its Consolidated Subsidiaries) for such period, all as determined in accordance with generally accepted accounting principles.

        "Net Worth" means, as of any date, (a) the amount of total shareholders" equity of MascoTech and its Consolidated Subsidiaries on such date, determined on a consolidated basis in accordance with generally accepted accounting principles, minus (or, if the amount determined pursuant to the following clause (b) is negative, plus the absolute amount thereof) (b) to the extent included in total shareholders' equity the amount of the foreign currency translation adjustment account, plus (c) the amount of the foreign currency translation adjustment account shown on the consolidated balance sheet of MascoTech and its Consolidated Subsidiaries dated September 30, 1997, which amount is $4,520,000.

        "New Debt" shall have the meaning ascribed thereto in the definition of the term "Senior Debt".

        "Note" means any Revolving Note, Term Loan Note, Bid-Option Note or Swing Line Note or any note issued to evidence the Alternate Currency Loans.

        "Notice of Bid-Option Borrowing" shall have the meaning ascribed thereto in Section 3.4(f).

        "Notice of Borrowing" means any Notice of Syndicated Borrowing or Notice of Bid-Option Borrowing or Notice of Swing Line Borrowing.

        "Notice of Syndicated Borrowing" shall have the meaning ascribed thereto in Section 3.7(a).

        "Overdue Rate" means (a) in respect of the principal of any Loan, the rate per annum that is equal to the sum of two percent (2%) per annum plus the per annum rate otherwise applicable to such Loan until the end of the then current
Interest Period for such Loan and, thereafter, a rate per annum that is equal to the sum of two percent (2%) per annum plus the Floating Rate; and (b) in respect of other amounts payable by the Borrowers hereunder (other than interest), a per annum rate that is equal to the sum of two percent (2%) per annum plus the Floating Rate.

        "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

        "Person" means an individual, corporation, partnership, joint venture, trust, association, limited liability company or unincorporated organization, or a government or any agency or political subdivision thereof.

        "Plan" means at any time any employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by a Borrower or any ERISA Affiliate for employees of such Borrower or any ERISA Affiliate, or (b) has at any time within the preceding five years been maintained, or contributed to, by a Borrower or any Person which was at such time an ERISA Affiliate for employees of such Borrower or any Person which was at such time an ERISA Affiliate.

        "Pounds Sterling" means the lawful money of the United Kingdom.

        "Pro Rata Share" means, with respect to any Bank, the percentage obtained by dividing (a) such Bank's Revolving Credit Commitment at such time (in each case, as adjusted from time to time in accordance with the provisions of this Agreement) plus the outstanding balance of such Bank's Term Loans by
(b) the aggregate amount of all of the Revolving Credit Commitments at such time plus the outstanding principal balance of all of the Term Loans; provided, however, if all of the Revolving Credit Commitments are terminated pursuant to the terms of this Agreement, then "Pro Rata Share" means the percentage obtained by dividing (x) the sum of such Bank's Revolving Loans and Term Loans by (y) the aggregate amount of all Revolving Loans and Term Loans.

        "Receivables Sale" means any Asset Sale consisting of the sale of accounts or notes receivable and associated assets, other than any such sale in bulk as part of a sale or other disposition of all or substantially all of the assets or stock of any Person or of any principal division or lines of business of any Person.

        "Receivables Sale Amount" means in the case of a single sale of receivables, the cash proceeds received by the transferor, and, in the case of a revolving receivables sales facility, the cash proceeds received by the seller representing incremental new funding in excess of any previous level of funding made available under such facility, net of repayments of Debt or repurchases under, or proceeds otherwise required to refinance, any previous receivables sales facility.

        "Reference Bank" means any Eurodollar Reference Bank.

        "Refunded" shall have the meaning ascribed thereto in the definition of the term "Senior Debt".

        "Refunding Borrowing" means a Borrowing which, after application of the proceeds of such Borrowing, results in no net increase in the Dollar Equivalent of the aggregate outstanding principal amount of the Loans made by any Bank.

        "Reimbursement Amount" shall have the meaning ascribed thereto in
Section 3.3(e).

        "Request for a New Alternate Currency Facility" shall have the meaning ascribed thereto in Section 3.6(b).

        "Request for Letter of Credit Issuance" shall have the meaning ascribed thereto in Section 3.3(b).

        "Required Banks" means Banks having not less than 51% of the aggregate amount of the Commitments or, if the Commitments have terminated, Banks holding Notes evidencing not less than 51% of the aggregate unpaid principal amount of the Loans.

        "Restricted Payment" means, without duplication, (i) any dividend or other distribution on account of any Equity Interest of MascoTech now or hereafter outstanding, (ii) any redemption, retirement, purchase or other acquisition for value of any Equity Interests of MascoTech now or hereafter outstanding, (iii) any redemption, purchase, retirement, defeasance, prepayment or other acquisition for value, direct or indirect, of any Subordinated Debt or any trust convertible debt securities or similar securities to the extent such securities are not treated as debt of MascoTech in accordance with generally accepted accounting principles, in each case prior to the stated maturity thereof or (iv) an amendment or modification of any term or provision of any instrument or agreement relating to any Subordinated Debt such that it would not constitute Subordinated Debt as defined in this Agreement or would mature or any principal payment thereunder would be due prior to the Termination Date, but in the case of any of the foregoing shall exclude issuances of, or purchases of, Equity Interests, or the payment of dividends, in connection with employee stock option, employee stock award or any related benefit plans.

        "Revolving Credit Commitment" means, with respect to each Bank whose commitment has not been terminated pursuant to Section 11.13, the commitment of such Bank to make Revolving Loans pursuant to Section 3.1, to participate in the risk of Letters of Credit pursuant to Section 3.3 and to participate in the risk of the Swing Line Loans pursuant to Section 3.5 and Alternate Currency Loans pursuant to Section 3.6 in an aggregate principal amount the Dollar Equivalent of which does not exceed (a) in the case of each Bank originally a party hereto, the amount set forth opposite the name of such Bank on the signature pages hereof, and (b) in the case of each Bank becoming a party hereto in accordance with Section 11.6(d) or 11.13, the aggregate amount assigned to it, in each case (i) less the aggregate amount, if any, subsequently assigned by it in accordance with Section 11.6(d), (ii) plus the aggregate amount, if any, subsequently assigned to it under Section 11.6(d) or 11.13 and (iii) subject to activation pursuant to Section 3.1, and as such amount may be reduced from time to time pursuant to Section 3.10.

        "Revolving Credit Commitment Percentage" means, with respect to any Bank, the percent of the aggregate amount of all the Revolving Credit Commitments represented by the amount of such Bank's Revolving Credit Commitment.

        "Revolving Loan" means any Loan made pursuant to Section 3.1.

        "Revolving Note" means a promissory note of any Borrower substantially in the form of Exhibit A-1 hereto evidencing the obligation of such Borrower to repay Revolving Loans, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

        "S&P" means Standard & Poor's Ratings Group or any successor thereto. Any rating or change in rating given by S&P shall be deemed effective, and in effect, when publicly announced by S&P.

        "Scheduled Expiration Date" means November 15, 2003.

        "Securities Purchase Agreement" means the Amended and Restated Securities Purchase Agreement dated as of November 23, 1993, as amended by that certain Amendment No. 1 to Amended and Restated Securities Purchase Agreement made as of October 31, 1996, between MascoTech and Masco Corporation, as in effect on the Closing Date in the form attached hereto as Exhibit J, and as heretofore or hereafter amended, supplemented or otherwise modified from time to time. Nothing in this Agreement shall prohibit MascoTech and Masco Corporation from amending or terminating such Securities Purchase Agreement, provided that at the time of such amendment or termination, and immediately after giving effect thereto, no Default exists or would exist, and, provided, that MascoTech delivers a copy of any such amendment to the Administrative Agent within 30 days of the date of such amendment.

        "Securitization Amount" means, as of any date, the aggregate amount of proceeds received by MascoTech or any of its Consolidated Subsidiaries, as the transferor, with respect to any Receivables Sale at such date to the extent the related transferee is entitled at such time to the recovery of such amount out of the proceeds of the assets transferred pursuant thereto.

        "Senior Debt" means all Debt of MascoTech and its Consolidated Subsidiaries, determined on a consolidated basis, except Subordinated Debt, provided that, for purposes of this definition, if any Debt ("Existing Debt") is to be Refunded (as hereinafter defined) with the proceeds of other money borrowed ("New Debt"), the Existing Debt to be so Refunded shall be excluded from Senior Debt when the New Debt is incurred. For purposes of this definition, Existing Debt is to be "Refunded" by New Debt if, and to the extent that, (i) no later than five (5) Business Days after the New Debt is incurred, MascoTech delivers to the Administrative Agent written notice stating that the purpose of such New Debt is to refund Existing Debt and specifying the Existing Debt to be refunded, (ii) the proceeds of such New Debt are held in the form of Cash and Cash Equivalents (free of any Lien except a Lien securing the specified Existing Debt to be refunded and no other indebtedness or obligations) until such specified Existing Debt is repaid and
(iii) such specified Existing Debt is repaid within 45 (forty-five) days after the New Debt is incurred.

        "Senior Debt Coverage Ratio" means, at any time from and including the last day of any fiscal quarter of MascoTech to but excluding the last day of the following fiscal quarter of MascoTech, the ratio of (a) Senior Debt as of the end of such fiscal quarter to (b) EBITDA for the immediately preceding four fiscal quarters.

        "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of MascoTech as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934, except that during fiscal year 1998, TriMas Corporation shall be treated as if it were a Subsidiary of MascoTech as of December 31, 1997, determined on a pro forma basis.

        "Subordinated Debt" means, without duplication, (a) all Debt now outstanding or hereafter created, issued, guaranteed, incurred or assumed by any of the Borrowers which is subordinated to payment of principal, premium, if any, and interest on the Notes by provisions not less favorable in any material respect to the holders of the Notes than the provisions set forth on Exhibit O;
(b) Debt evidenced by MascoTech's 4-1/2% Convertible Subordinated Debentures due 2003, in the original principal amount of $345,000,000 and (c) Debt hereafter issued pursuant to the Securities Purchase Agreement; provided, however, that any of such Debt shall cease to be "Subordinated Debt" upon and to the extent of the Borrowers' repurchase or redemption of such Debt as permitted hereunder or the Borrowers' transfer, conveyance, assignment or delivery to any trustee, paying agent or other fiduciary for the benefit of the holder(s) of such Debt of any cash, securities or other assets of the Borrowers in payment or on account of, or as provision for, the principal of such Debt; provided further, however, that any of such Debt referred to in clauses (b) and (c) of this definition shall cease to be "Subordinated Debt" upon any amendment or other modification to the Debentures referred to in such clause (b) or any instrument issued pursuant to the Securities Purchase Agreement referred to in clause (c) evidencing such Debt, relating to the subordination thereof, unless, in any such case, the provisions of such Debentures after giving effect to such amendment or modification are not less favorable in any material respect to the holders of the Notes than the provisions set forth on Exhibit O.

        "Subsidiary" of any Person means (a) any limited partnership (whether now existing or hereafter organized) of which such Person or another Subsidiary of such Person is the general partner, (b) any general partnership or limited liability company (whether now existing or hereafter organized) of which such Person or one or more of the other Subsidiaries of such Person own at least a majority of the ownership or membership interests and (c) any corporation (whether now existing or hereafter organized or acquired) in which (other than directors' qualifying shares required by law) at least a majority of the securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency), at the time as of which any determination is being made, is owned, beneficially and of record, by such Person or by one or more of the other Subsidiaries of such Person or by any combination thereof. Unless the context otherwise requires, references to "Subsidiary" or "Subsidiaries" herein refer to MascoTech's Subsidiaries.

        "Substitute Loan" means any Loan made by a Bank pursuant to Section
5.4.

        "Swing Line Bank" means The First National Bank of Chicago.

        "Swing Line Borrowing" means any Borrowing consisting of a Swing Line Loan.

        "Swing Line Commitment" means the obligation of the Swing Line Bank to make Swing Line Loans up to a maximum principal amount of $25,000,000 at any one time outstanding.

        "Swing Line Loan" means a loan made available to any of the Borrowers by the Swing Line Bank pursuant to Section 3.5.

        "Swing Line Loan Note" means a Note in substantially the form of Exhibit B-2 hereto duly executed by the applicable Borrowers and payable to the order of the Swing Line Bank in the amount of the Swing Line Commitment.

        "Syndicated Loan" means any Revolving Loan or Term Loan.

        "Syndicated Revolving Credit Borrowing" means any Borrowing consisting of a Revolving Loan made to a Borrower on a syndicated basis.

        "Syndication Period" shall have the meaning ascribed thereto in the definition of the term "Interest Period".

        "Synthetic Lease Agreement" shall have the meaning ascribed thereto in the definition of the term "Synthetic Lease Amount".

        "Synthetic Lease Amount" means, as of any date, 85% of the aggregate fair market value of all real property subject to an agreement (a "Synthetic Lease Agreement") for the use or possession of such real property by MascoTech or any of its Consolidated Subsidiaries in effect at such date creating obligations which do not appear on the balance sheet of any such Person but which, upon the insolvency of such Person, would be characterized as Debt of such Person (without regard to accounting treatment). For purposes of this definition, the fair market value of each real property subject to a Synthetic Lease Agreement shall be determined at the time of execution of such Synthetic Lease Agreement.

        "Term Loan" means a Loan made pursuant to Section 3.2(a).

        "Term Loan Commitment" means, with respect to each Bank whose commitment has not been terminated pursuant to Section 11.13, the commitment of such Bank to make Term Loans pursuant to Section 3.2, in an aggregate principal amount which does not exceed, (a) in the case of each Bank originally a party hereto, the amount set forth opposite the name of such Bank on the signature pages hereof, and (b) in the case of each Bank becoming a party hereto in accordance with Section 11.6(d) or 11.13, the aggregate amount assigned to it, in each case (i) less the aggregate amount, if any, subsequently assigned by it in accordance with Section 11.6(d) and (ii) plus the aggregate amount, if any, subsequently assigned to it under Section 11.6(d) or 11.13.

        "Term Note" means a promissory note, in substantially the form of Exhibit A-2 hereto, duly executed by a Borrower and payable to the order of Bank in the amount of its Term Loan Commitment, including any amendment, restatement modification, renewal or replacement of such Term Note.

        "Termination Date" means the earlier to occur of (a) the Scheduled Expiration Date and (b) the date on which the Commitments shall be terminated pursuant to Section 3.11 or 9.1.

        "Type" means, with respect to any Loan, its nature as a Floating Rate Loan or Eurodollar Rate Loan.

        "Unfunded Benefit Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a Borrower or any ERISA Affiliate to the PBGC or any other Person under Title IV of ERISA.

        1.2 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent, to the extent required by such principles, with the most recent audited consolidated financial statements of MascoTech and its Consolidated Subsidiaries filed with the Securities and Exchange Commission on Form 10-K and delivered to the Banks prior to the Closing Date; provided that, if MascoTech notifies the Administrative Agent that the Borrowers wish to amend any covenant in Article VII to eliminate the effect of any change in generally accepted accounting principles in the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Banks wish to amend Article VII for such purpose), then the Borrowers' compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrowers and the Required Banks. Without limiting the foregoing, all transfers of receivables shall be recognized as sales, and not as Debts or Liens, if they would be recognized as sales in accordance with generally accepted accounting principles, provided that all probable adjustments in connection with the recourse provisions are accrued, all as more specifically described in Statement of Financial Accounting Standards No. 125.

        1.3 Other Definitions; Rules of Construction. As used herein, the terms "Acquisition", "Administrative Agent", "Agents", "Bank", "Banks", "Borrowers", "MascoTech", "Syndication Agents", "Target" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Use of the terms "herein", "hereof" and "hereunder" shall be deemed references to this Agreement in its entirety and not solely to the Section or clause in which such term appears. Unless otherwise specified herein, references to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement.

Except as provided in the definition of Eurodollar Rate Interest Period, if any payment, report, financial statement, notice or other obligation is due hereunder on a day which is not a Business Day, then the due date thereof shall be extended to the next Business Day.


                                  ARTICLE II.

                   TERMINATION OF EXISTING CREDIT AGREEMENT


        Termination.   The Borrowers and the Banks acknowledge and agree that,
effective as of the initial Borrowing pursuant to Section 8.2(b), the Existing Commitment of each Existing Bank shall hereby be terminated. Each Existing Bank that is a party hereto shall cancel all Existing Notes (other than notes evidencing Existing Bid-Option Loans that the holder thereof has agreed may remain outstanding past the Closing Date) held by it and return them to MascoTech promptly after all amounts payable thereunder have been paid in full. Notwithstanding the foregoing, MascoTech and each of the Banks acknowledge and agree that each Existing Bid-Option Loan made by any of the Banks which has agreed that such Loan may remain outstanding past the Closing Date shall continue with its existing principal amount, interest rate and Interest Period, except that each such Existing Bid-Option Loan shall be deemed a Bid-Option Loan under this Agreement and shall be governed by the provisions of this Agreement.


                                ARTICLE III.

                   THE LOANS AND LETTER OF CREDIT ISSUANCES

        3.1 Revolving Loans. Each Bank agrees, for itself only, subject to the terms and conditions set forth in this Agreement, to make Revolving Loans in Dollars to any Borrower from time to time from the Closing Date to but excluding the Termination Date; provided that the aggregate outstanding principal amount of such Bank's Revolving Loans shall not at any time exceed the excess of (a) the amount of its Revolving Credit Commitment, over (b) the sum of (i) its Revolving Credit

Commitment Percentage of the Letter of Credit Obligations Amount plus
(ii) its Revolving Credit Commitment Percentage of the aggregate outstanding principal balance of the Swing Line Loans plus (iii) its Revolving Credit Commitment Percentage of the Dollar Equivalent of the aggregate outstanding principal amount of all Bid-Option Loans made by the Banks (using for purposes of such determination, in the case of any Alternate Currency Loans, the Dollar Equivalent as determined on the last Business Day of the month then most recently ended); provided, however, that at no time shall the aggregate outstanding principal balance of the Revolving Loans, Swing Line Loans, Alternate Currency Loans, Bid-Option Loans and Letter of Credit Obligations exceed $800,000,000. Each Eurodollar Borrowing shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $5,000,000 and each Floating Rate Borrowing shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $5,000,000; provided that any such Borrowing may be in the aggregate amount of the unused Revolving Credit Commitments. Each such Borrowing shall be made by the several Banks ratably in accordance with their respective Revolving Credit Commitment Percentages. Within the foregoing limits, each Borrower may borrow Revolving Loans under this Section 3.1, repay such Revolving Loans, prepay such Loans to the extent permitted or required by this Agreement and reborrow under this Section 3.1. Default by any Bank with respect to its obligations hereunder shall not excuse any non-performance by any other Bank, provided that no Bank shall be liable for the non-performance by any other Bank of its obligations hereunder.

        3.2   Term Loans.

              Subject to the terms and conditions set forth in this Agreement, each Bank on the Closing Date severally and not jointly agrees to make a term loan, in Dollars, to one or more of the Borrowers in an aggregate amount not to exceed such Bank's Term Loan Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Banks on the Closing Date simultaneously and pro rata, it being understood that no Bank shall be responsible for any failure by any other Bank to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Bank be increased or decreased as a result of any such failure.

        3.3   Letters of Credit.

              (a) Subject to the terms and conditions set forth in this Agreement, the Administrative Agent agrees to issue for the account of and upon the application of any of the Borrowers, and each Bank further agrees for itself only to participate in the risk of, Letters of Credit from time to time from the Closing Date to but excluding the Termination Date; provided that the Letter of Credit Obligations Amount shall not at any time exceed the lesser of
(i) $150,000,000 and (ii) the excess of (A) the aggregate amount of the Revolving Credit Commitments over (B) the aggregate outstanding principal amount of the Revolving Loans plus the outstanding principal amount of the Swing Line Loans plus the outstanding principal balance of the Bid-Option Loans plus the aggregate outstanding principal amount of the Alternate Currency Syndicated Loans. No Letter of Credit shall have a stated expiry date earlier than 30 days after the date of its issuance, and no Letter of Credit shall have a stated expiry date or, if by its terms it is periodically renewable, be subject to being terminated by the Administrative Agent (unless renewal is permitted by the Administrative Agent in its sole discretion, in which case the Administrative Agent will not permit renewal to a date beyond that determined in accordance with the following portion of this sentence), later than the earlier of (i) the one year anniversary of its issuance (or, if renewable and renewal has been permitted, the one year anniversary of its last renewal) and (ii) the fifth Business Day before the Scheduled Expiration Date. Each Letter of Credit shall be in a minimum amount of $1,000,000 or as otherwise agreed to by the Administrative Agent. Subject to the terms and conditions set forth in this Agreement, the Administrative Agent shall, on the date any Letter of Credit is requested to be issued, issue the related Letter of Credit for the pro rata risk of the Banks. Notwithstanding anything herein to the contrary, the Administrative Agent may decline to issue any Letter of Credit if the beneficiary or the conditions of drawing are reasonably unacceptable to the Administrative Agent, or if the purpose of issuance is illegal or is in contravention of any law, rule, regulation or public policy or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority.

              (b) The applicable Borrower shall give the Administrative Agent written notice in substantially the form attached hereto as Exhibit D (a "Request for Letter of Credit Issuance") not later than 10:00 a.m. (Detroit time) on the fifth Business Day before each requested Letter of Credit Issuance or such later time as is acceptable to the Administrative Agent.

              (c) The applicable Borrower agrees (i) to pay to the Administrative Agent for the account of the Banks a fee computed at the per annum rate equal to the Applicable Margin for Letters of Credit based on the maximum amount available to be drawn from time to time under the related Letter of Credit for the period from and including the date of such Letter of Credit Issuance to but excluding the stated expiry date of such Letter of Credit, and
(ii) to pay an additional fee to the Administrative Agent for its own account computed at the rate of one-eighth of one percent (1/8 of 1%) per annum of such maximum amount for such period, such fees with respect to any Letter of Credit to be paid quarterly in arrears, in each case with respect to each calendar quarter or portion thereof not later than the tenth day after the end of each March, June, September and December, commencing with the first such calendar quarter-end after the Closing Date, and on the Termination Date, based upon the Applicable Margin for Letters of Credit in effect from time to time during such period. The applicable Borrower further agrees to pay to the Administrative Agent, on demand, such other customary administrative fees, charges and expenses of the Administrative Agent in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

              (d) Nothing in this Agreement shall be construed to require or authorize any Bank to issue any Letter of Credit, it being recognized that the Administrative Agent has the sole obligation under this Agreement to issue Letters of Credit for the risk of the Banks. Upon each Letter of Credit Issuance, each Bank shall automatically acquire a pro rata risk participation interest in the related Letter of Credit based on its respective Revolving Credit Commitment Percentage. If the Administrative Agent shall honor a draft or other demand for payment presented or made under any Letter of Credit, the Administrative Agent shall provide notice thereof to each Bank on the date such draft or demand is honored unless the applicable Borrower shall have satisfied its reimbursement obligation under subsection (e) of this Section 3.3 by payment to the Administrative Agent on such date. Each Bank, on such date, shall make an amount equal to its Revolving Credit
Commitment Percentage of the amount paid by the Administrative Agent available in immediately available funds at the principal office of the Administrative Agent for the account of the Administrative Agent. If and to the extent such Bank shall not have made such amount available to the Administrative Agent, such Bank and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon for each day from the date such amount was paid by the Administrative Agent until such amount is so made available to the Administrative Agent at (i) in the case of such Bank, the Federal Funds Rate and (ii) in the case of the applicable Borrower, the per annum rate equal to the interest rate applicable during such period to the related Borrowing deemed (or that could have been deemed) disbursed under subsection (e) of this Section 3.3 in respect of the reimbursement obligation of the applicable Borrower. If such Bank shall pay such amount to the Administrative Agent together with such interest, if any, accrued, such amount so paid shall constitute a Revolving Loan by such Bank as part of the Borrowing disbursed in respect of the reimbursement obligation of the applicable Borrower under subsection (e) of this Section 3.3 for purposes of this Agreement. The failure of any Bank to make an amount equal to its Revolving Credit Commitment Percentage of any such amount paid by the Administrative Agent available to the Administrative Agent shall not relieve any other Bank of its obligation to make available an amount equal to such other Bank's Revolving Credit Commitment Percentage of such amount, but no Bank shall be responsible for failure of any other Bank to make its share available to the Administrative Agent.

              (e)(i) Whether a Letter of Credit was issued for the account of any Borrower or any Consolidated Subsidiary of such Borrower, and without limiting the reimbursement obligation of such other Consolidated Subsidiary, such Borrower agrees to pay to the Administrative Agent, not later than 3:00 p.m. (Detroit time) on the date on which the Administrative Agent shall honor a draft or other demand for payment presented or made under such Letter of Credit, an amount equal to the amount paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit and all expenses paid or incurred by the Administrative Agent relative thereto (the "Reimbursement Amount"). The Administrative Agent shall, on the date of each demand for payment under any Letter of Credit, give such Borrower notice thereof and of the amount of such Borrower's reimbursement obligation and liability for expenses relative thereto; provided that the failure of the Administrative Agent to give such notice shall not affect the reimbursement and other obligations of such Borrower under this Section 3.3. Unless such Borrower shall have made such payment to the Administrative Agent on such day, upon each such payment by the Administrative Agent, such Borrower shall be deemed to have elected to satisfy its reimbursement obligation by a Floating Rate Borrowing of a Revolving Loan in an amount equal to the amount so paid by the Administrative Agent in respect of such draft or other demand under such Letter of Credit, and the Administrative Agent shall be deemed to have disbursed to such Borrower, for the account of the Banks, the Revolving Loans comprising such Floating Rate Borrowing, and each Bank shall make its share of each such Floating Rate Borrowing available to the Administrative Agent in accordance with Section 3.7(d). Such Revolving Loans shall be deemed disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Article VIII and, to the extent of the Revolving Loans so disbursed, the reimbursement obligation of such Borrower under this subsection
(e)(i) shall be deemed satisfied.

                    (ii) If, for any reason (including without limitation as a result of the occurrence of an Event of Default with respect to any of the Borrowers pursuant to Section 9.1(f) or (g)), Revolving Loans may not be made by the Banks as described in Section 3.3(e)(i), then (A) such Borrower agrees that each Reimbursement Amount not paid pursuant to the first sentence of Section 3.3(e)(i) shall bear interest, payable on demand by the Administrative Agent, at the interest rate then applicable to Revolving Loans, and (B) effective on the date each such Revolving Loans would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, to the extent of such Bank's Revolving Credit Commitment Percentage, purchase a participating interest in each Reimbursement Amount. Each Bank will immediately transfer to the Administrative Agent, in same day funds, the amount of its participation. Each Bank shall share on a pro rata basis (calculated by reference to its Revolving Credit Commitment Percentage) in any interest which accrues thereon and in all repayments
thereof.   If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Administrative Agent until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

              (f)   The reimbursement obligation of the Borrowers under this
Section 3.3 with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all such obligations of the Borrowers to the Banks and the Administrative Agent with respect to such Letter of Credit shall have been satisfied, and such obligations of the Borrowers shall not be affected, modified or impaired upon the happening of any event, including without limitation, any of the following, whether or not with notice to, or the consent of, the Borrowers:

              (i) Any lack of validity or enforceability of any Letter of Credit or any documentation relating to any Letter of Credit or to any transaction related in any way to such Letter of Credit (the "Letter of Credit Documents");

             (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the Letter of Credit Documents;

            (iii) The existence of any claim, setoff, defense or other right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent or any Bank or any other Person, whether in connection with any of the Letter of Credit Documents, the transactions contemplated herein or therein or any unrelated transactions;

             (iv) Any draft or other statement or document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

              (v) Payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of the Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit;

             (vi) Any failure, omission, delay or lack on the part of the Administrative Agent or any Bank or any party to any of the Letter of Credit Documents to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, any Bank or any such party; or

            (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Borrowers from the performance or observance of any obligation, covenant or agreement contained in this Section 3.3.

No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which the Borrowers have or may have against the beneficiary of any Letter of Credit shall be available hereunder to the Borrowers against the Administrative Agent or any Bank. Nothing in this
Section 3.3 shall limit the liability, if any, of the Administrative Agent to the Borrowers pursuant to Section 11.5(c).

        3.4   Bid-Option Borrowings.

              (a) The Bid-Option. In addition to Syndicated Borrowings that are made pursuant to Sections 3.1 and 3.2, so long as the most recently determined Senior Debt Coverage Ratio is less than 3.0 to 1.0 (except as provided in Article II with respect to Existing Bid-Option Loans), the Borrowers may, as set forth in this Section, from time to time after the Closing Date to but excluding the Termination Date request the Banks to offer to make Bid-Option Loans to any one or more of the Borrowers. Each Bank may, but shall have no obligation to, make such offers; furthermore, each Bank may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the applicable Borrower may choose among the Bid-Option Loans if such limitation is imposed. The applicable Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section; provided that the Dollar Equivalent of the aggregate outstanding principal amount of Bid-Option Loans (using for purposes of such determination, in the case of any Alternate Currency Loans, the Dollar Equivalent determined on the last Business Day of the month then most recently ended) shall not, at any time exceed the lesser of (i) the excess of (A) the aggregate amount of the Revolving Credit Commitments over (B) the sum of the aggregate outstanding principal amount of Revolving Loans plus the Letter of Credit Obligations Amount plus the outstanding principal balance of the Swing Line Loans plus the outstanding principal balance of the Alternate Currency Syndicated Loans, or
(ii) fifty percent (50%) of the sum of the aggregate amount of the Revolving Credit Commitments and the aggregate principal amount of the Term Loans (as the same may be reduced in accordance with the terms of this

Agreement during any applicable Bid-Option Interest Period); and provided, further, that the Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Bid-Option Loans shall not exceed $200,000,000 (when taken together with the Alternate Currency Syndicated Loans).

              (b) Bid-Option Quote Requests. When the applicable Borrower wishes to request offers to make Bid-Option Loans under this Section, it shall transmit to the Administrative Agent by telex or telecopy a request substantially in the form attached hereto as Exhibit E (a "Bid-Option Quote Request") so as to be received no later than 10:00 a.m. (Detroit time) on (i) the Business Day next preceding the date of the Borrowing proposed therein, in the case of a Bid-Option Auction for Absolute Rate Dollar Bid-Option Loans, (ii) the fifth Business Day next preceding the date of the Borrowing in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, or (iii) the fifth Business Day prior to the date of Borrowing proposed therein, in the case of a Bid-Option Auction for Alternate Currency Bid-Option Loans, specifying:

                    (A) the proposed date of the Borrowing, which shall be a Business Day;

                    (B) whether the Borrowing is to be an Absolute Rate Dollar Bid-Option Borrowing, a Eurodollar Rate Bid-Option Borrowing or an Alternate Currency Bid-Option Borrowing and, if an Alternate Currency Bid-Option Borrowing, the desired Alternate Currency;

                    (C) the aggregate amount of such Borrowing, which shall be (A) $25,000,000 or a larger multiple of $5,000,000, in the case of a Dollar Bid-Option Borrowing, or (B) not less than the Dollar Equivalent of $5,000,000, in the case of a Alternate Currency Bid-Option Borrowing; and

                    (D) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of the applicable Interest Period.

The Borrowers may request offers to make Bid-Option Loans for more than one Interest Period in a single Bid-Option Quote Request. The Borrowers may not request offers to make Bid-Option Loans in more than one currency in any Bid-Option Quote Request and may not make more than five Bid-Option Borrowings during any month without the consent of the Administrative Agent.

              (c) Invitation for Bid-Option Quotes. Promptly upon receipt of a Bid-Option Quote Request, the Administrative Agent shall send to the Banks by telex or telecopy (or telephone promptly confirmed by telex or telecopy) an Invitation for Bid-Option Quotes substantially in the form attached hereto as Exhibit F, which shall constitute an invitation by the applicable Borrower to each

Bank to submit Bid-Option Quotes offering to make the Bid-Option Loans to which such Bid-Option Quote Request relates in accordance with this Section.

              (d) Submission and Contents of Bid-Option Quotes. (i) Each Bank may submit a Bid-Option Quote containing an offer or offers to make Bid-Option Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or telecopy (or by telephone promptly confirmed by telex or telecopy) not later than (A) 9:00 a.m. (Detroit time) on the proposed date of the Borrowing, in the case of a Bid-Option Auction for Absolute Rate Dollar Bid-Option Loans, (B) 10:00 a.m. (Detroit time) on the fourth Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, or (C) 2:00 p.m. (Detroit time) on the third Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Alternate Currency Bid-Option Loans; provided that Bid-Option Quotes submitted by the Administrative Agent (or any Affiliate of the Administrative Agent) in its capacity as a Bank may be submitted, and may only be submitted, if the Administrative Agent or such Affiliate notifies the applicable Borrower of the terms of the offer or offers contained therein not later than (A) 8:45 a.m. (Detroit time) on the proposed date of the Borrowing, in the case of a Bid-Option Auction for Absolute Rate Dollar Bid-Option Loans, (B) 9:45 a.m. (Detroit time) on the fourth Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, or (C) 1:00 p.m. (Detroit time) on the third Business Day prior to the proposed date of the Borrowing in the case of a Bid-Option Auction for Alternate Currency Bid-Option Loans. Subject to Section 3.4(e), Article VIII and Article IX, any Bid-Option Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the applicable Borrower.

                    (ii) Each Bid-Option Quote shall be in substantially the form attached hereto as Exhibit G and shall in any case specify:

                    (A)   the proposed date of the Borrowing;

                    (B) whether the Bid-Option Loans for which the offers are made are Absolute Rate Dollar Bid-Option Loans, Eurodollar Rate Bid-Option Loans or Alternate Currency Bid-Option Loans, which must match the type of Borrowing stated in the related Invitation for Bid-Option Quotes;

                    (C) the principal amount of the Bid-Option Loan for which each such offer is being made, the Dollar Equivalent of which (1) may, together with the Dollar Equivalent of the aggregate outstanding principal amount of all other Loans made by the quoting Bank, exceed the amount of the Commitment of the quoting

                    Bank, (2) must be (y) in the case of any Dollar Bid-Option Loan, $5,000,000 or a larger multiple thereof, or (z) in the case of any Alternate Currency Bid-Option Loan, not less than $1,000,000, and (3) may not exceed the Dollar Equivalent of the aggregate principal amount of the Bid-Option Borrowing specified in the related Invitation for Bid-Option Quotes;

                    (D)   in the case of a Bid-Option Auction for
                    Absolute Rate Dollar Bid-Option Loans or Alternate Currency Bid-Option Loans, the rate of interest per annum (the "Bid-Option Absolute Rate") offered for each such Bid-Option Loan;

                    (E) in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, the applicable margin, which may be positive or negative (the "Bid-Option Eurodollar Rate Margin"), expressed as a percentage, offered for each such Bid-Option Loan;

                    (F) the Interest Period(s) for which each such Bid-Option Absolute Rate or Bid-Option Eurodollar Rate Margin, as the case may be, is offered; and

                    (G)   the identity of the quoting Bank.

                    (iii) Any Bid-Option Quote shall be disregarded if it:

                    (A) is not substantially in the form of Exhibit G hereto or does not specify all of the information required by subsection (d)(ii) above;

                    (B)   contains qualifying, conditional or similar language;

                    (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid-Option Quotes; or

                    (D)   arrives after the time set forth in subsection (d)(i);

provided that a Bid-Option Quote shall not be disregarded pursuant to clause (B) or (C) above solely because it indicates that an allocation that might otherwise be made to it pursuant to Section 3.4(g) would be unacceptable.

              (e) Notice to Borrowers. The Administrative Agent shall promptly notify the applicable Borrower of the terms (i) of any Bid-Option Quote submitted by a Bank that is in accordance with subsection (d) of this Section and (ii) of any Bid-Option Quote that amends, modifies or is otherwise inconsistent with a previous Bid-Option Quote submitted by such Bank with respect to the same Bid-Option Quote Request. Any such subsequent Bid-Option Quote shall be disregarded by the Administrative Agent unless such subsequent Bid-Option Quote is submitted solely to correct a manifest error in such former Bid-Option Quote. The Administrative Agent's notice to the applicable Borrower shall specify (i) the Dollar Equivalent of the aggregate principal amount of Bid-Option Loans for which offers have been received for each Interest Period specified in the related Bid-Option Quote Request and (ii) the respective Dollar Equivalent of the principal amounts and respective Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, so offered.

              (f)   Acceptance and Notice by Borrowers.  Not later than
10:00 a.m. (Detroit time) on (i) the proposed date of the Borrowing, in the case of a Bid-Option Auction for Absolute Rate Dollar Bid-Option Loans, (ii) the third Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Eurodollar Rate Bid-Option Loans, or (iii) the second Business Day prior to the proposed date of the Borrowing, in the case of a Bid-Option Auction for Alternate Currency Bid-Option Loans, the applicable Borrower shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e) of this Section 3.4. In the case of acceptance, such notice (a "Notice of Bid-Option Borrowing") shall specify the aggregate principal amount of accepted offers for the applicable Interest Period(s). The applicable Borrower may accept any Bid-Option Quote in whole or in part; provided that:

                    (A) the Dollar Equivalent of the aggregate principal amount of each Bid-Option Borrowing may not exceed the applicable amount set forth in the related Bid-Option Quote Request;

                    (B) the Dollar Equivalent of the aggregate principal amount of each Bid-Option Borrowing must be (1) in the case of Dollar Bid-Option Borrowings, $25,000,000 or a larger multiple of $5,000,000, unless the aggregate amount of the related Bid-Option Loans for which Bid-Option Quotes were received is less than $25,000,000, in which case the aggregate principal amount of the Dollar Bid-Option Borrowing may be any amount less than $25,000,000, and (2) in the case of Alternate Currency Bid-Option Loans, not less than $5,000,000 (or, if less, the aggregate amount of the related Bid-Option Loans for which Bid-Option Quotes were received);

                    (C) acceptance of offers may only be made on the basis of ascending Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be; and

                    (D) a Borrower may not accept any offer that is described in clause (iii) of subsection (d) of this Section or that otherwise fails to comply with the requirements of this Agreement.

              (g) Allocation by Administrative Agent. If offers are made by two or more Banks with the same Bid-Option Absolute Rates or Bid-Option Eurodollar Rate Margins, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid-Option Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than the Dollar Equivalent of $500,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers (excluding any Bank that has indicated in its offer that an allocation which
otherwise would be made to it is unacceptable).   Determinations by the
Administrative Agent of the amounts of Bid-Option Loans shall be conclusive in the absence of manifest error.

        3.5 Swing Line Loans. (a) Amount of Swing Line Loans. Upon the satisfaction of the conditions precedent set forth in Sections 8.1 8.2 and 8.3, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Bank agrees, on the terms and conditions set forth in this Agreement, to make Swing Line Loans in Dollars to the Borrowers from time to time in an amount not to exceed the lesser of (i) $25,000,000 (minus the outstanding principal balance of all Swing Line Loans then outstanding) or (ii) an amount equal to the aggregate amount of the Revolving Credit Commitments minus the outstanding principal balance of the Revolving Loans minus the Letter of Credit Obligations Amount minus the outstanding principal balance of the Bid-Option Loans minus the outstanding principal balance of all Swing Line Loans at such time minus the outstanding principal balance of the Alternate Currency Syndicated Loans at such time, in each case after giving effect to the application of the proceeds of any Swing Line Loans made at such time (using for purposes of such determination, in the case of any Alternate Currency Loans, the Dollar Equivalent determined on the last Business Day of the month then most recently ended). Each Swing Line Loan shall be in a minimum amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Swing Line Bank) or an integral multiple of $1,000,000 (or such lesser amount as may be agreed to by the Swing Line Bank) in excess thereof, and all interest payable on the Swing Line Loans shall be payable to the Swing Line Bank for its account.

              (b) Borrowing Notice. The applicable Borrower shall deliver to the Administrative Agent and the Swing Line Bank a Borrowing Notice in substantially the form attached hereto as Exhibit C-2 ("Notice of Swing Line Borrowing") signed by it not later than 2:00 p.m. (Detroit time) (or such later time as shall be agreed upon between such Borrower and the Swing Line
Bank) on the Borrowing Date of each Swing Line Loan specifying (i) the applicable Borrowing Date (which shall be a Business Day) and (ii) the aggregate amount of the requested Swing Line Loan. The Swing Line Loans shall at all times be at rates agreed to between the applicable Borrower and the Swing Line Bank.

              (c) Repayment of Swing Line Loans. The Swing Line Loans shall be evidenced by the Swing Line Loan Notes and each Swing Line Loan shall be paid in full on or before the sixth Business Day after the Borrowing Date for such Swing Line Loan (or such longer period as may be agreed to by the Swing Line Bank). Outstanding Swing Line Loans may be repaid from the proceeds of Revolving Loans or Swing Line Loans. Any repayment of a Swing Line Loan shall be accompanied by accrued interest thereon and shall be in the minimum amount of $1,000,000 (or such lesser amount as may be agreed to by the Swing Line Bank) and in increments of $1,000,000 (or such lesser amount as may be agreed to by the Swing Line Bank) in excess thereof or the full amount of such Swing Line Loan. If the applicable Borrower at any time fails to repay a Swing Line Loan on the applicable date when due, the applicable Borrower shall be deemed to have elected to borrow a Floating Rate Loan under Section 3.1 as of such date equal in amount to the unpaid amount of such Swing Line Loan (notwithstanding the minimum amount of Floating Rate Loans as provided in Section 3.1). The proceeds of any such Loan shall be used to repay such Swing Line Loan. Unless the Administrative Agent upon the request of or with the consent of the Required Banks shall have notified the Swing Line Bank prior to making any Swing Line Loan, that the applicable conditions precedent set forth in Article VIII have not then been satisfied, each Bank's obligation to make Loans pursuant to Section 3.1 and to repay such Swing Line Loan pursuant to this Section 3.5 shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstances, including the occurrence or continuance of a Default. In the event that any Bank fails to make payment to the Administrative Agent of any amount due under this Section 3.5(c), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Administrative
Agent receives such payment from such Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Bank fails to make payment to the Administrative Agent of any amount due under this
Section 3.5(c), such Bank shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Bank, without recourse or warranty, an undivided interest in and participation in the Swing Line Loan in the amount of the Loan such Bank was required to make pursuant to this Section 3.5(c) and such interest and participation may be recovered from such Bank together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand by the Administrative Agent and ending on the date such obligation is fully satisfied.

        3.6   Alternate Currency Syndicated Loans.

        (a) Upon the satisfaction of the conditions precedent set forth in Sections 8.1, 8.2 and 8.3 hereof and set forth in the applicable Alternate Currency Addendum, from and including the later of the date of this Agreement and the date of execution of the applicable Alternate Currency Addendum and prior to the Termination Date (unless an earlier termination date shall be specified in the applicable Alternate Currency Addendum), each applicable Alternate Currency Bank agrees, on the terms and conditions set forth in this Agreement and in the applicable Alternate Currency Addendum, to make Alternate Currency Syndicated Loans under such Alternate Currency Addendum to the applicable Borrower party to such Alternate Currency Addendum from time to time in the applicable Alternate Currency, in an amount not to exceed each such Alternate Currency Bank's applicable Alternate Currency Commitment; provided, however, at no time shall the Dollar Equivalent of the outstanding principal amount of the Alternate Currency Loans for all Alternate Currencies exceed $200,000,000 other than as a result of currency fluctuations and then only to the extent permitted in Section 4.2(h); provided, further, at no time shall the Dollar Equivalent of the Alternate Currency Syndicated Loans for any specific Alternate Currency exceed the maximum amount specified as the maximum amount for such Alternate Currency in the applicable Alternate Currency Addendum other than as a result of currency fluctuations and then only to the extent permitted in Section 4.2(h). Each Alternate Currency Syndicated Loan under this Section
3.6 shall consist of Alternate Currency Syndicated Loans made by each applicable Alternate Currency Bank ratably in proportion to such Alternate Currency Bank's respective Alternate Currency Share. Subject to the terms of this Agreement and the applicable Alternate Currency Addendum, the Borrowers may borrow, repay and reborrow Alternate Currency Syndicated Loans at any time prior to the Termination Date. On the Termination Date, the outstanding principal balance of the Alternate Currency Loans shall be paid in full by the applicable Borrower and prior to the Termination Date prepayments of the Alternate Currency Loans shall be made by the applicable Borrower if and to the extent required in Section 4.2.

        (b) MascoTech may, by written notice to the Administrative Agent request the establishment of additional Alternate Currency Commitments in additional Alternate Currencies other than Pounds Sterling, Deutsche Marks and Italian Lire, provided the Dollar Equivalent of the aggregate amount of all of the Alternate Currency Commitments does not exceed $200,000,000 ("Request for a New Alternate Currency Facility"). The Administrative Agent will promptly forward to the Banks any Request for a New Alternate Currency Facility received from MascoTech; provided each Bank shall be deemed not to have agreed to such request unless its written consent thereto has been received by the Administrative Agent within ten (10) Business Days from the date of such notification by the Administrative Agent to such Bank. In the event that sufficient Banks consent to such Request for a New Alternate Currency Facility, upon execution of the applicable Alternate Currency Addendum and the other documents, instruments and agreements required pursuant to this Agreement and such Alternate Currency Addendum, the Alternate Currency Loans with respect thereto may be made.

        (c) Except as otherwise required by applicable law, in no event shall the Alternate Currency Agent or Alternate Currency Banks have the right to accelerate the Alternate Currency Loans outstanding under any Alternate Currency Addendum or to terminate their commitments (if any) thereunder to make Alternate Currency Loans prior to the stated termination date in respect thereof, except that such Alternate Currency Agent and Alternate Currency Banks shall, in each case, have such rights upon an acceleration of the Loans and a termination of the Revolving Credit Commitments pursuant to Article IX.

        (d) Each Alternate Currency Agent shall furnish to the Administrative Agent and the applicable Alternate Currency Banks, not less frequently than monthly, and at any other time at the reasonable request of the Administrative Agent, a statement setting forth the outstanding Alternate Currency Loans made and repaid during the period since the last such report under such Alternate Currency Addendum.

        (e) Immediately and automatically upon the occurrence of an Event of Default under Section 9.1(a), (f) or (g), each Bank shall be deemed to have unconditionally and irrevocably purchased from each Alternate Currency Bank, without recourse or warranty, an undivided interest in and participation in each Alternate Currency Syndicated Loan ratably in accordance with such Bank's Revolving Credit Commitment Percentage of the amount of such Loan, and immediately and automatically all Alternate Currency Syndicated Loans shall be converted to and redenominated in Dollars equal to the Dollar Equivalent of each such Alternate Currency Loan determined as of the date of such conversion. Each of the Banks shall pay to the applicable Alternate Currency Bank not later than two (2) Business Days following a request for payment from such Alternate Currency Bank, in Dollars, an amount equal to the undivided interest in and participation in the Alternate Currency Syndicated Loan purchased by such Bank pursuant to this Section 3.6(e). In the event that any Bank fails to make payment to the applicable Alternate Currency Bank of any amount due under this
Section 3.6(e), the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Bank hereunder until the Administrative Agent receives from such Bank an amount sufficient to discharge such Bank's payment obligation as prescribed in this Section 3.6(e) together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand by the Administrative Agent and ending on the date such obligation is fully satisfied. The Administrative Agent will promptly remit all payments received as provided above to the applicable Alternate Currency Bank.

        3.7   Notice to Banks; Funding of Loans.

              (a) Notice of Syndicated Borrowings. The applicable Borrower shall give the Administrative Agent or the applicable Alternate Currency
Agent, as required, written notice in substantially the form attached hereto as Exhibit C-1 (a "Notice of Syndicated Borrowing") signed by an Authorized Officer or person designated by an Authorized Officer not later than 12:00 noon (Detroit time) on the Business Day of each Borrowing of a Floating Rate Revolving Loan, not later than 11:00 a.m. (Detroit time) on the third Business Day before each Borrowing of a Eurodollar Rate Syndicated Loan, and not later than 11:00 a.m. (Detroit time) on the fourth Business Day before each Borrowing of an Alternate Currency Syndicated Loan, or as specified in the applicable Alternate Currency Addendum, specifying: (i) the date of such Borrowing, which shall be a Business Day, (ii) whether such Borrowing is pursuant to a Term Loan, a Revolving Credit Syndicated Loan or an Alternate Currency Syndicated Loan, (iii) the aggregate amount of such Borrowing and, in the case of each Alternate Currency Syndicated Loan, the Dollar Equivalent of such Borrowing and the currency in which such Borrowing is denominated, (iv) whether the Loans comprising such Borrowing are to be, in the case of Term Loans or Revolving Loans, Floating Rate Loans or Eurodollar Rate Syndicated Loans or Alternate Currency Syndicated Loans and (v) in the case of each Eurodollar Rate Syndicated Borrowing or Alternate Currency Syndicated Loan, the duration of the Interest Period applicable thereto, which shall comply with the provisions of the definition of the applicable Interest Period.

              (b) Request for Letter of Credit Issuance; Notice of Bid-Option Borrowing; Notice of Swing Line Borrowing. The applicable Borrower shall give the Administrative Agent or the applicable Alternate Currency Agent, as required, written notice in conformity with the Section 3.3(b) in the case of a Request for Letter of Credit Issuance, Section 3.4(f) in the case of a Notice of Bid-Option Borrowing and Section 3.5(b) in the case of a Notice of Swing Line Borrowing.

              (c) Upon receipt of a Notice of Borrowing or Request for Letter of Credit Issuance, the Administrative Agent or the Alternate Currency Agent, as applicable, shall promptly notify each applicable Bank of the contents thereof and of such Bank's share, if any, of such Borrowing or the related Letter of Credit risk, as the case may be. A Notice of Borrowing or Request for Letter of Credit Issuance shall be irrevocable by the applicable Borrower once the Administrative Agent, or the applicable Alternate Currency Agent, begins notifying any Bank of the contents thereof.

              (d) Each Bank, not later than 1:00 p.m. (Detroit time) on the date any Borrowing is requested to be made, other than an Alternate Currency Borrowing or a Borrowing of a Swing Line Loan, shall make its share, if any, of such Borrowing available to the Administrative Agent in immediately available funds, at the Administrative Agent's address specified in or pursuant to Section 11.2, for disbursement to the applicable Borrower. Unless the Administrative Agent determines that any applicable condition specified in Article VIII has not been satisfied, the Administrative Agent will make funds actually so received from the Banks available to the applicable Borrower at the Administrative Agent's aforesaid address. Unless the Administrative Agent shall have received notice from any Bank prior to the date such Borrowing is requested to be made that such Bank will not make available to the Administrative Agent such Bank's share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on the date such Borrowing is requested to be made in accordance with this Section 3.7. If and to the extent such Bank shall not have so made such share available to the Administrative Agent, the Administrative Agent may (but shall not be obligated to) make such amount available to the applicable Borrower, and such Bank and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such amount, together with interest thereon for each day from the date such amount is made available to the applicable Borrower by the Administrative Agent until the date such amount is repaid to the Administrative Agent at (i) in the case of such Bank, the Federal Funds Rate and (ii) in the case of the applicable Borrower, a rate per annum equal to the interest rate applicable to such Borrowing during such period. If such Bank shall pay such amount to the Administrative Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of the related

Borrowing for purposes of this Agreement. The failure of any Bank to make its share of any Borrowing available to the Administrative Agent shall not relieve any other Bank of its obligation to make available to the Administrative Agent its share, if any, of such Borrowing on the date such Borrowing is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such share available to the Administrative Agent on the date of such Borrowing.

              (e)(i) Each Bank making an Alternate Currency Bid-Option Loan shall make its share, if any, of such Borrowing available to the applicable Borrower not later than 11:00 a.m. (local time in the principal financial center of the country issuing the Alternate Currency) on the date any Alternate Currency Bid-Option Borrowing is requested to be made by depositing the proceeds thereof in an account maintained and designated by the applicable Borrower at an office or branch of such Bank (or of an Affiliate of such Bank) located in the principal financial center of the country issuing the Alternate Currency in which such Borrowing is denominated or, if neither such Bank nor any Affiliate of such Bank has an office or branch in such financial center, at such Bank's Eurodollar Lending Office or Domestic Lending Office as selected by such Bank, or by such other means requested by the applicable Borrower and acceptable to such Bank. Promptly upon any such disbursement of an Alternate Currency Bid-Option Loan, the Bank making such Loan shall give written notice to the Administrative Agent by telex or telecopy of the making of such Loan, which notice shall be substantially in the form attached hereto as Exhibit H.

              (ii) Subject to the procedures set forth in the applicable Alternate Currency Addendum, each Alternate Currency Bank shall make available its Alternate Currency Syndicated Loan or Loans, in funds immediately available to the Alternate Currency Agent at its office designated in the Alternate Currency Addendum for payments of such Alternate Currency in the Alternate Currency. The Alternate Currency Agent will promptly make the funds so received from the Alternate Currency Banks available to the applicable Borrower. Promptly upon any such disbursement of an Alternate Currency Syndicated Loan, the Alternate Currency Agent, shall give written notice to the Administrative Agent by telex or telecopy of the making of such Loan, which notice shall be substantially in the form attached hereto as Exhibit H.

             (iii) If for any reason any applicable Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under Section 3.7(e)(ii) and the applicable Alternate Currency Addendum, the applicable Alternate Currency Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Alternate Currency Bank hereunder until the Alternate Currency Agent receives such payment from such Alternate Currency Bank or such obligation is otherwise fully satisfied. In addition to the foregoing, if for any reason any Alternate Currency Bank fails to make payment to the applicable Alternate Currency Agent of any amount due under Section 3.7(e)(ii) and the applicable Alternate Currency Addendum, such Alternate Currency Bank shall be deemed, at the option of the applicable Alternate Currency Agent, to have unconditionally and irrevocably purchased from the applicable Alternate Currency Agent, without recourse or warranty, an undivided interest in and participation in the applicable Alternate Currency Loan in the amount such Alternate Currency Bank was required to pay pursuant to Section 3.7(e)(ii) and the applicable Alternate Currency Addendum, and such interest and such participation may be recovered from such Alternate Currency Bank together with interest thereon at the Federal Funds Rate for each day during the period commencing on the date of demand by the applicable Alternate Currency Agent and ending on the date such obligation is fully satisfied.

        3.8   The Notes.

              (a) The Revolving Loans of each Bank shall be evidenced by a Revolving Credit Note payable to the order of such Bank in an amount equal to the Revolving Credit Commitment of such Bank.

              (b) The Term Loans of each Bank shall be evidenced by a Term Loan Note payable to the order of such Bank in an amount equal to the Term Loan Commitment of such Bank.

              (c) The Bid-Option Loans of each Bank shall be evidenced by a single Bid-Option Note payable to the order of such Bank in an amount equal to the Dollar Equivalent of the aggregate unpaid principal amount of such Bank's Bid-Option Loans.

              (d) The Alternate Currency Syndicated Loans of each Alternate Currency Bank shall be evidenced by a single Alternate Currency Syndicated Note payable to the order of such Bank in an amount equal to the Alternate Currency Commitment of such Bank.

              (e) Upon receipt of each Bank's Notes pursuant to Section 8.2, the Administrative Agent shall forward such Notes to such Bank. Each Bank shall record on its books and records, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date of disbursement, amount and maturity of each Loan made by it, the interest rate and Interest Period applicable thereto and the date and amount of each payment of principal made by the applicable Borrowers with respect thereto. Any notations made by such Bank shall be prima facie evidence of the matters so recorded or endorsed. Each Bank is hereby irrevocably authorized by the Borrowers to make such records, so to endorse schedules to its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required. Failure by any Bank to make such records or so to endorse the schedules to its Notes, or any error in recording or so endorsing any such information, shall not affect the Borrowers' liability hereunder or under any Note.

        3.9   Certain Fees.

              (a) Facility Fee. MascoTech will pay to the Administrative Agent for the respective accounts of the Banks a facility fee, for each calendar quarter or portion thereof from the Closing Date to but not including the Termination Date, on the amount of each Bank's Revolving Credit Commitment and Term Loans, whether used or unused, during such period, at a rate equal to the Applicable Facility Fee Rate. All accrued facility fees hereunder shall be payable in arrears with respect to each calendar quarter or portion thereof not later than the tenth day after the end of each March, June, September and December, commencing with the first such calendar quarter-end after the

Closing Date, and on the Termination Date. Promptly upon receipt of such facility fees for any calendar quarter or portion thereof, the Administrative Agent shall distribute such facility fees to the Banks ratably in accordance with their respective Pro Rata Shares.

              (b) AgentS' and Arrangers' Fees and Closing Fee. MascoTech will pay to the Agents and to the Arrangers fees in such amounts and at such times as are agreed to in the Agents and Arrangers Fee Letter and the Administrative Agent Fee Letter, each dated as of December 10, 1997 and the Administrative Agent shall distribute out of such fees, closing fees to the Banks on the Closing Date.

        3.10  Optional Termination or Reduction of Commitments.

              Subject to Section 5.5, the Borrowers shall have the right at any time and from time to time, upon one Business Day's prior written notice to the Administrative Agent, to terminate or proportionately reduce the amount of the Revolving Credit Commitments or the Alternate Currency Commitments, provided, that (i) any partial reduction of the amount of the Revolving Credit Commitments shall be in the amount of $5,000,000 or a multiple of $1,000,000 in excess thereof and any partial reduction of any Alternative Currency Commitment shall be in the Approximate Equivalent Amount of $1,000,000 or any integral multiple thereof, (ii) no such reduction shall be permitted with respect to any portion of the Revolving Credit Commitments not in excess of the sum of the Dollar Equivalent of the aggregate outstanding principal amount of all Revolving Loans, Bid-Option Loans plus Alternative Currency Syndicated Loans and Swing Line Loans, plus the Letter of Credit Obligations Amount, plus the Dollar Equivalent of the aggregate amount of all Borrowings for which a Notice of Borrowing is then pending, plus the aggregate amount of all Letters of Credit for which a Request for Letter of Credit Issuance is then pending, (iii) the Commitments may not be terminated if any Loans or Letters of Credit are then outstanding or any Notice of Borrowing or Request for Letter of Credit Issuance is then pending and (iv) no such termination or reduction shall be permitted if, after giving effect thereto, the Dollar Equivalent of the aggregate principal amount of the outstanding Bid-Option Loans would exceed fifty percent (50%) of the aggregate amount of the sum of the Revolving Credit Commitments and the outstanding aggregate principal amount of the Term Loans. The Revolving Credit Commitments or any portion thereof terminated or reduced pursuant to this Section may not be reinstated. The accrued facility fees with respect to the terminated Revolving Credit Commitments or the amount of any reduction therein shall be payable on the effective date of such notice. Upon receipt of any notice from the Borrowers pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of any reduction of the Commitments. Each such notice shall be irrevocable by the Borrowers once the Administrative Agent begins notifying any Bank of the contents thereof.

        3.11 Mandatory Termination of Commitments. The Revolving Credit Commitments shall terminate on the Termination Date. The Term Loan Commitments shall terminate upon disbursement of the Term Loans on the Closing Date.

        3.12 Borrowing Subsidiaries. MascoTech may at any time or from time to time, with the consent of the Administrative Agent, which consent shall not be unreasonably withheld, add as a party to this Agreement any Subsidiary to be a "Borrowing Subsidiary" hereunder by the execution and delivery to the Administrative Agent of a duly completed Assumption Letter by such Subsidiary, with the written consent of MascoTech at the foot thereof. Upon such execution, delivery and consent, such Subsidiary shall for all purposes be a party hereto as a Borrowing Subsidiary as fully as if it had executed and delivered this Agreement. So long as the principal of and interest on any Loans made to any Borrowing Subsidiary under this Agreement shall have been repaid or paid in full, all Letters of Credit issued for the account of such Borrowing Subsidiary have expired or been returned and terminated and all other obligations (other than contingent indemnification obligations) of such Borrowing Subsidiary under this Agreement shall have been fully performed, MascoTech may, by not less than five Business Days' prior notice to the Administrative Agent (which shall promptly notify the Banks thereof), terminate such Borrowing Subsidiary's status as a Borrowing Subsidiary.


                                  ARTICLE IV.

                       PRINCIPAL PAYMENTS; INTEREST; ETC

        4.1 Scheduled Principal Payments. (a) General. Unless earlier payment is required under this Agreement or is made pursuant to Section 4.1(b) or Section 4.2, on the last day of the Interest Period applicable to each Loan, the Borrowers shall continue or convert such Loan in accordance with Section
4.8 or repay such Loan.

        (b) Repayment of the Term Loans. (i) The Term Loans shall be repaid by the Borrowers in twenty-five (25) installments payable on the dates set forth below in the amounts set forth below corresponding to such dates and the Term Loans shall be permanently reduced by the amount of each installment on the date payment thereof is made hereunder.

            Installment Date          Installment Amount

            March 31, 1998                $6,250,000
            June 30, 1998                 $6,250,000
            September 30, 1998            $6,250,000
            December 31, 1998             $6,250,000

            March 31, 1999                $10,000,000
            June 30, 1999                 $10,000,000
            September 30, 1999            $10,000,000
            December 31, 1999             $10,000,000

            March 31, 2000                $15,000,000
            June 30, 2000                 $15,000,000
            September 30, 2000            $15,000,000

            December 31, 2000             $15,000,000

            March 31, 2001                $18,750,000
            June 30, 2001                 $18,750,000
            September 30, 2001            $18,750,000
            December 31, 2001             $18,750,000

            January 31, 2002              $100,000,000
            March 31, 2002                $22,500,000
            June 30, 2002                 $22,500,000
            September 30, 2002            $22,500,000
            December 31, 2002             $22,500,000

            March 31, 2003                $25,000,000
            June 30, 2003                 $25,000,000
            September 30, 2003            $25,000,000
            November 15, 2003             $35,000,000

Notwithstanding the foregoing, the final installment shall be in the amount of the then outstanding principal balance of the Term Loans. In addition, the then outstanding principal balance of the Term Loans, if any, shall be due and payable on the Termination Date. No installment of any Term Loan shall be reborrowed once repaid.

        4.2 Prepayments of Principal. The following provisions apply in respect of prepayment of the Loans, other than Swing Line Loans, by any
Borrower:

        (a) The Borrowers may prepay Floating Rate Loans in whole or in part on any Business Day in amounts aggregating $5,000,000 or multiples of $1,000,000 in excess thereof (unless such prepayment would cause the aggregate outstanding principal amount of Floating Rate Loans to be less than $5,000,000, in which event prepayment may only be made in an amount equal to the entire outstanding principal amount of Floating Rate Loans), by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment. Each prepayment in part of such Loans shall be applied to such Loans of the Banks ratably in accordance with their respective shares of the aggregate outstanding principal amount of the Floating Rate Loans.

        (b) The Borrowers may, upon at least three Business Days' notice to the Administrative Agent, prepay any Eurodollar Rate Syndicated Loan in whole or in part on any Business Day in the amount of $5,000,000 or the Approximate Equivalent Amount of $1,000,000 of any Alternate Currency Syndicated Loan or multiples of $1,000,000 or the Approximate Equivalent Amount of $1,000,000 of any Alternate Currency in excess thereof (unless, in the case of prepayment of any Eurodollar Rate Syndicated Loan, such prepayment would cause the aggregate outstanding principal amount of such Eurodollar Rate Syndicated Loan to be less than $5,000,000, in which event prepayment may only be made in an amount equal to the outstanding unpaid principal amount of such Eurodollar Rate Syndicated Loan), by paying the principal amount being prepaid together with accrued interest thereon to the date of prepayment; provided, however, that the Borrowers shall compensate the Banks pursuant to Section 5.5 for any losses or expenses incurred as a result thereof. Each prepayment in part of any Eurodollar Rate Syndicated Loan shall be applied to the Eurodollar Rate Syndicated Loans comprising such Borrowing of the Banks ratably in accordance with their respective shares of the aggregate outstanding principal amount of such Loans.

        (c) Unless otherwise required by this Agreement, the Borrowers may not prepay any Bid-Option Loan in whole or in part without the consent of the Bank that made such Bid-Option Loan.

        (d)   Notwithstanding Section 4.2(a), (b) and (c), if on any date:

                      (i)   the sum of (A) the Dollar Equivalent of
                the aggregate outstanding principal amount of Loans plus (B) the Letter of Credit Obligations Amount exceeds the sum of the aggregate amount of the Revolving Credit Commitments and the outstanding aggregate principal amount of the Term Loans; or


                      (ii) the Dollar Equivalent of the aggregate outstanding principal amount of Bid-Option Loans exceeds fifty percent (50%) of the sum of the Revolving Credit Commitments and the aggregate outstanding principal amount of the Term Loans; or

                      (iii) the Dollar Equivalent of the aggregate outstanding
                principal amount of Alternate Currency Bid-Option Loans and the Alternate Currency Syndicated Loans exceeds $200,000,000,

then the Borrowers shall pay forthwith the principal amount of such excess, together with accrued interest thereon to the date of payment; provided, however, that the Borrowers shall compensate the Banks pursuant to Section 5.5 for any losses or expenses incurred as a result thereof; and provided further, however, that (A) no such payment otherwise required under clause (i) of this
Section 4.2(d) solely because of currency exchange rate fluctuations affecting the Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Syndicated Loans or Alternate Currency Bid-Option Loans shall be required unless such payment is due on a date when a payment of principal of any Loan is otherwise due hereunder, and (B) notwithstanding clause (A) of this proviso, no such payment otherwise required under subsection
(ii) or (iii) of this Section 4.2(d) shall be required if due solely because of currency exchange rate fluctuations affecting the Dollar Equivalent of the aggregate outstanding principal amount of Alternate Currency Syndicated Loans and Alternate Currency Bid-Option Loans since the last date on which any of such Alternate Currency Syndicated Loans or Alternate Currency Bid-Option Loans, as the case may be, were made.

        (e) Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (in accordance with Section 4.4) of such prepayment. Each such notice shall be irrevocable by the Borrowers once the Administrative Agent begins notifying any Bank of the contents thereof.

        (f) At any time that the most recently determined Senior Debt Coverage Ratio is greater than 3.0 to 1.0 (after giving pro forma effect to the application of proceeds prescribed herein below), upon the consummation of any Asset Sale or any Financing by MascoTech or any of its Consolidated Subsidiaries (other than (i) sales of inventory in the ordinary course of business and (ii) sales or other dispositions of equipment which in the reasonable judgment of MascoTech is no longer used or useful in the business of MascoTech) except to the extent that the Net Cash Proceeds of such Asset Sale, when combined with the Net Cash Proceeds of all such Asset Sales during the immediately preceding twelve-month period, do not exceed $25,000,000, and except as provided in the immediately succeeding sentence, within three (3) Business Days after MascoTech's or any of its Subsidiaries' receipt of any Net Cash Proceeds from any such Asset Sale or Financing, the Borrowers shall make a mandatory prepayment in an amount equal to one hundred percent (100%) of such Net Cash Proceeds or such lesser amount as is sufficient to reduce the Senior Debt Coverage Ratio (calculated using EBITDA for the most recently concluded four fiscal quarter period and using Debt as of the last day of such four fiscal quarter period, taking into account the reduction in such Debt as a result of such mandatory prepayment on a pro forma basis) to 3.0 to 1.0. Net Cash Proceeds of Asset Sales of capital assets with respect to which the Borrowers shall have given the Agent written notice of its intention to replace such capital assets within six months following such Asset Sale shall not be subject to the provisions of the preceding sentence unless and to the extent that such applicable period shall have expired without such replacement having been made. Each such mandatory prepayment shall be applied first to the Term Loan installment due January 31, 2002 and after such installment is paid in full to each of the then remaining installments payable under the Term Loans in the inverse order of maturity; and following the payment in full of the Term Loans, the amount of each such prepayment shall be applied to repay Revolving Loans (but shall reduce Revolving Loan Commitments only at the option of the Borrowers). Subject to the preceding provisions of this Section 4.2(f), all of the mandatory prepayments made pursuant to this Section 4.2(f) shall be applied first to Floating Rate Loans and to any Eurodollar Rate Loans maturing on such date. The Administrative Agent shall hold the remaining portion of such mandatory prepayment as cash collateral in an interest bearing deposit account and shall apply funds from such account to Eurodollar Rate Loans at the end of the applicable Interest Period.

        (g) All voluntary prepayments of the Term Loans shall be applied, at the Borrowers' option, either to the installment due January 31, 2002 or to the other remaining installments of the Term Loans, pro rata, or any combination of the foregoing.

        (h) If on the last Business Day of any month, the Dollar Equivalent of all outstanding Alternate Currency Syndicated Loans under the Alternate Currency Addenda exceeds 105% of the aggregate Alternate Currency Commitments with respect thereto, the applicable Borrowers shall on such date prepay Alternate Currency Syndicated Loans in an aggregate amount such that after giving effect thereto the Dollar Equivalent of all such Alternate Currency Syndicated Loans is less than or equal to the aggregate Alternate Currency Commitments with respect thereto.

        4.3 Interest Payments. The Borrowers shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such

Loan is paid in full, on each Interest Payment Date and at maturity
(whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum (subject, however, to the provisions of Section 11.12):

        (a)   With respect to each Floating Rate Loan, at the Floating Rate.

        (b) With respect to each Loan which bears interest at the Eurodollar Rate, the Eurodollar Rate, provided that if any Eurodollar Rate Syndicated Revolving Loan or any portion thereof shall, as a result of clause (c) of the definition of Eurodollar Rate Interest Period, have an Interest Period of less than one month, such Loan or portion thereof shall bear interest during such Interest Period at the Floating Rate.

        (c) With respect to each Eurodollar Rate Bid-Option Loan, the Bid-Option Eurodollar Rate, provided that if any Eurodollar Rate Bid-Option Loan or any portion thereof shall, as a result of clause (c) of the definition of Eurodollar Rate Interest Period, have an Interest Period of less than one month, in the case of a Eurodollar Rate Syndicated Loan, or fifteen days, in the case of a Eurodollar Rate Bid-Option Loan, such Loan or portion thereof shall bear interest during such Interest Period at the Floating Rate.

        (d) With respect to each Absolute Rate Dollar Bid-Option Loan and Alternate Currency Bid-Option Loan, the Bid-Option Absolute Rate quoted for such Loan by the Bank making such Loan.

        (e) With respect to each Alternate Currency Syndicated Loan, the rate prescribed in the applicable Alternate Currency Addendum.

        (f) Notwithstanding the foregoing subsections (a) through (e), the Borrowers shall (subject to the provisions of Section 11.12), at the option of the Required Banks, pay interest on demand at the Overdue Rate on the outstanding principal amount of all Loans and any other amount payable by the Borrowers hereunder after the occurrence and during the continuance of an Event of Default under Section 9.1(a), (b), (d), (e), (f), (g) or (k).

        4.4   Payment Procedures.

              (a) All payments of any facility fees, closing fees, Letter of Credit fees, Agent's fees, or other fees hereunder and of principal of, and interest on, the Loans, other than Alternate Currency Loans, and of reimbursement obligations in respect of Letters of Credit shall be made in Dollars and in funds immediately available at the Administrative Agent's principal office in Detroit, Michigan not later than 1:00 p.m. (Detroit time) on the date on which such payment shall become due. All payments of principal of, and interest on, the Alternate Currency Loans shall be made in the currencies in which such Loans are denominated and in funds immediately available, freely transferable and cleared at the office or branch from which the Loan was made under Section 3.4(a) and 3.6 not later than 3:00 p.m. local time on the date on which such payment shall become due. Promptly upon receipt of any payment of principal of the Alternate Currency Loans the Bank receiving such payment shall give written notice to the Administrative Agent by telex or telecopy of the receipt of such payment, which notice shall be substantially in the form attached hereto as Exhibit I. Whenever any payment of principal of, or interest on, the Loans or of any fee shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day (unless as a result thereof, in respect of Eurodollar Rate Loans and Alternate Currency Syndicated Loans, such date would fall in the next calendar month, in which case it shall be advanced to the next preceding Business Day) and, in the case of a payment of principal, interest thereon shall be payable for any such extended time.

              (b) Payments of principal of Syndicated Loans that comprise a Syndicated Borrowing, including any Substitute Loan made by a Bank as part of any Borrowing of a Eurodollar Rate Syndicated Revolving Loan, shall be promptly distributed by the Administrative Agent to the Banks that made such Syndicated Loans ratably in proportion to their respective shares of the outstanding principal amount of such Syndicated Borrowing. Payments of interest on Syndicated Loans that comprise a Syndicated Borrowing, including any Substitute Loan made by a Bank as part of any Borrowing of a Eurodollar Rate Syndicated Revolving Loan, shall be promptly distributed by the Administrative Agent to the Banks that made such Syndicated Loans so that each such Bank receives a portion of such payment equal to the amount of interest then owing to such Bank on such Loans multiplied by a fraction, the denominator of which is the total amount of interest then owing to all such Banks on such Loans and the numerator of which is the amount of such payment. Payments of principal of any Dollar Bid-Option Loans that comprise a Dollar Bid-Option Borrowing shall be promptly distributed by the Administrative Agent to the Banks that made such Dollar Bid-Option Loans ratably in accordance with their respective Dollar Bid-Option Percentages together with interest ratably in accordance with the respective interest rates applicable to such Loans.

              (c) During any period when Dollar Bid-Option Loans are outstanding, if the Administrative Agent cannot reasonably determine whether a particular payment received by the Administrative Agent from the applicable Borrower was intended to be applied to the principal of or interest on one or more Dollar Bid-Option Borrowings or to the principal of or interest on Syndicated Borrowings, or if the amount of any payment by the Borrowers is insufficient to pay all amounts then due and payable with respect to Dollar Bid-Option Loans and Syndicated Loans (including Substitute Loans), the Administrative Agent shall first apportion such payment between the Dollar Bid-Option Loans and the Syndicated Loans (including Substitute Loans) (i) if such payment is of principal, ratably in accordance with the aggregate principal amount of each such type of Loans on which payment is then due, and (ii) if such payment is of interest, ratably in accordance with the aggregate amount of interest that is then due on each such type of Loans. After such apportionment, (i) the Administrative Agent shall distribute the portion of the payment received and allocated to the Syndicated Loans (including Substitute Loans) to the Banks as provided for payments of principal of or interest on, as the case may be, Syndicated Loans under Section 4.4(b), and (ii) the portion of the payment received and allocated to the Dollar Bid-Option Loans on which a payment is then due shall first be allocated among the different Dollar Bid-Option Borrowings of which such Dollar Bid-Option Loans are a part (A) if such payment is of principal, ratably in accordance with the aggregate principal amount of each such Dollar Bid-Option Borrowing, and (B) if such payment is of interest, ratably in accordance with the aggregate amount of interest that is then due on each such Dollar Bid-Option Borrowing. After such allocation, the Administrative Agent shall distribute the amount allocated to each Dollar Bid-Option Borrowing to the Banks that made the Dollar Bid-Option Loans comprising such Dollar Bid-Option Borrowing ratably in accordance with their respective Dollar Bid-Option Percentages.

              (d) Any prepayments of Bid-Option Loans made under Section 4.2(d) may be applied to any one or more Bid-Option Borrowings as the Borrowers may select; provided that such payments of principal shall be applied by the Administrative Agent, in the case of Dollar Bid-Option Loans, or made directly by the Borrowers, in the case of Alternate Currency Bid-Option Loans, to the Banks participating in any such Bid-Option Borrowing ratably in accordance with their respective Dollar Bid-Option Percentages or Alternate Currency Bid-Option Percentages, as the case may be together with interest ratably in accordance with the respective interest rates applicable to such Loans.

        4.5 Computation of Interest and Fees. Except as may be otherwise prescribed in the applicable Alternate Currency Addendum, facility fees, Administrative Agent fees and Letter of Credit fees, and interest on the Floating Rate Loans and Alternate Currency Syndicated Loans and other amounts due hereunder, other than Fixed Rate Loans (other than Alternate Currency Syndicated Loans), shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. Interest on the Fixed Rate Loans shall be computed on the basis of a year of 360 days and actual days elapsed.

        4.6 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Borrowers hereunder shall be made by the Borrowers without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

        4.7 Types for all Loans. The Syndicated Loans (other than Alternate Currency Syndicated Loans) may be Floating Rate Loans or Eurodollar Rate Loans, or a combination thereof, selected by the applicable Borrower in accordance with Section 4.8. The Term Loans and Revolving Loans made on the Closing Date shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Rate Loans as provided in
Section 4.8. The applicable Borrower may select, in accordance with Section 4.8, Types and Interest Periods applicable to portions of the Revolving Loans and the Term Loans. Notwithstanding anything herein to the contrary, the Borrower may not, without the written consent of the Administrative Agent, select the Eurodollar Rate with Interest Periods other than seven (7) or fourteen (14) days for any Loans during the Syndication Period.

        4.8 Method of Selecting Types and Interest Periods for Conversion and Continuation of Loans.

        (A) Right to Convert. The Borrowers may elect from time to time, subject to the provisions of Section 4.7 and this Section 4.8, to convert all or any part of a Loan (other than a Swing Line Loan, an Alternate Currency Syndicated Loan or a Bid-Option Loan) of any Type into any other Type or Types of Loans; provided that any conversion of any Eurodollar Rate Syndicated Loan shall be made on, and only on, the last day of the Interest Period applicable thereto, unless the applicable Borrower makes the payments required pursuant to
Section 5.5.

        (B) Automatic Conversion and Continuation. Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurodollar Rate Syndicated Loans. Eurodollar Rate Syndicated Loans shall continue as Eurodollar Rate Syndicated Loans until the end of the then applicable Interest Period therefor, at which time such Eurodollar Rate Syndicated Loans shall be automatically converted into Floating Rate Loans unless the Borrower shall have given the Administrative Agent notice requesting that, at the end of such Interest Period, such Eurodollar Rate Syndicated Loans continue as a Eurodollar Rate Syndicated Loan.

        (C) No Conversion After Default. Notwithstanding anything to the contrary contained in Section 4.8(A) or Section 4.8(B), no Loan may be converted into or continued as a Eurodollar Rate Syndicated Loan if the Required Banks so direct after any Default or Event of Default has occurred and is continuing.

        (D) Conversion/Continuation Notice. The Borrowers shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice"), in substantially the form attached hereto as Exhibit T or Exhibit C-1, as applicable, of each conversion of a Floating Rate Loan into a Eurodollar Rate Syndicated Loan or continuation of a Eurodollar Rate Syndicated Loan not later than 11:00 a.m. (Detroit time) three Business Days prior to the date of the requested conversion or continuation, specifying: (1) the requested date (which shall be a Business Day) of such conversion or continuation; (2) the amount and Type of the Loan to be converted or continued; and (3) the amounts of Eurodollar Rate Syndicated Loan(s) into which such Loan is to be converted or continued and the duration of the Interest Periods applicable thereto.

        4.9 Other Provisions Applicable to Alternate Currency Loans. The specification of payment of Alternate Currency Loans in the related Alternate Currency at a specific place pursuant to this Agreement is of the essence.
Such Alternate Currency shall be the currency of account and payment of such Loans under this Agreement and the Notes. Notwithstanding anything in this Agreement, the obligation of the applicable Borrower in respect of such Loans shall not be discharged by an amount paid in any other currency or at another place, whether pursuant to a judgment or otherwise, to the extent the amount so paid, on prompt conversion into the applicable Alternate Currency and transfer to such Bank under normal banking procedure, does not yield the amount of such Alternate Currency due under this Agreement and the Notes. In the event that any payment, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in payment of the amount of such Alternate Currency due under this Agreement and the Notes, such Bank shall have an independent cause of action against the Borrowers for the currency deficit.


                                  ARTICLE V.

                            CHANGE IN CIRCUMSTANCES

        5.1 Impossibility; Interest Rate Inadequate or Unfair. (a) If before the beginning of any Eurodollar Rate Interest Period:

              (i) the Administrative Agent is advised by any Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered to such Reference Bank in the relevant market for such Eurodollar Rate Interest Period, or

              (ii) the Required Banks advise the Administrative Agent that the Eurodollar Base Rate will not adequately and fairly reflect the cost to such Banks of maintaining, making or funding, for such Eurodollar Rate Interest Period, Eurodollar Rate Syndicated Loans to which such Eurodollar Rate Interest Period applies, the Administrative Agent shall forthwith give notice thereof to the Borrowers
and the Banks, whereupon until the Administrative Agent notifies        the
Borrowers that the circumstances giving rise to such suspension no longer exist, the obligations, if any, of the Banks to make Eurodollar Rate Loans, as the case may be, shall be suspended. In the case of Eurodollar Rate Loans, unless the Borrowers notify the Administrative Agent not later than 3:00 p.m. (Detroit time) on the Business Day before the beginning of such Eurodollar Rate Interest Period that the Borrowers elect not to borrow on such date, such Borrowing shall, subject to the provisions of Section 8.1, be a Floating Rate Borrowing. Promptly after the Administrative Agent receives any such notice from the Borrowers under this Section 5.1(a), the Administrative Agent shall notify each Bank of the contents thereof. Any such notice from the Borrowers shall be irrevocable once the Administrative Agent begins notifying any Bank of the contents thereof.

              (b) If deposits in Dollars (in the applicable amounts) are not being offered to a Reference Bank in the relevant market for any Eurodollar Rate Interest Period, by reason of circumstances affecting such Reference Bank and not affecting the London or Nassau Interbank Market, generally, the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Required Banks, appoint another Bank to act as a Reference Bank hereunder.

        5.2 Illegality. If, after the date of this Agreement, the introduction of, or any change in, any applicable law, rule or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof or compliance by any

Bank (or its Applicable Lending Office) with any request or directive (whether
or not having the force of law) of any such authority shall make        it
unlawful or impossible for such Bank (or its Applicable Lending Office) to honor its binding legal obligations, if any, hereunder to make, maintain or fund any type of Fixed Rate Loans, such Bank shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the Borrowers, whereupon until such Bank notifies the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation, if any, of such Bank to make such type of Fixed Rate Loans shall be suspended. Before any Bank gives any notice of unlawfulness or impossibility to the Administrative Agent under this Section 5.2, such Bank shall designate a different Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. Upon receipt of such notice, the applicable Borrowers shall prepay in full the then outstanding principal amount of each affected Fixed Rate Loan of such Bank together with accrued interest thereon
(a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan to such day, or (b) immediately if such Bank may not lawfully continue to fund and maintain such Loan to such day. Concurrently with prepaying each such Fixed Rate Loan, the applicable Borrowers shall borrow a Floating Rate Loan (or, if the applicable Borrowers so elect by at least three Business Days' notice to the Administrative Agent and such Bank, a Eurodollar Rate Syndicated Loan of an unaffected type) in an equal principal amount from such Bank, for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Fixed Rate Loan, and such Bank shall make such a Loan, provided that there has been no acceleration of the amounts due under the Notes pursuant to Article IX.

        5.3   Increased Cost; Yield Protection.

              (a) If, after the date hereof, the introduction of, or any change in, any applicable law, treaty, rule or regulation (whether domestic or foreign and including, without limitation, the Federal Deposit
Insurance Act, as amended, and Regulation D of the Board of Governors of the Federal Reserve System) or in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive of any such authority, central bank or comparable agency (whether or not having the force of law),

              (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its obligation to make any Loans, its Notes, any of its Loans or any of the Letters of Credit or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on any of its Fixed Rate Loans or in respect of its obligation, if any, to make any Loans or to participate in the risk of Letters of Credit (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located), or

              (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Rate Syndicated Loan any reserve requirements to the extent included in clause (b) of the definition of Eurodollar Base Rate when calculating the Eurodollar Base Rate with respect to such Eurodollar Rate Syndicated Loan), special deposit or similar requirement (including, without limitation, any deposit insurance assessment in respect of deposits held outside the United States, against assets of, deposits with or for the account of, or credit extended by, any Bank's Applicable Lending Office, or shall impose on any Bank (or its Applicable Lending Office or the relevant interbank market or the United States certificate of deposit market) any other condition affecting its obligation, if any, to make Loans or to participate in the risk of Letters of Credit or affecting its Loans or the Letters of Credit or affecting the Borrowers' obligations under the Notes in respect of such Loans, and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining its existing or future Fixed Rate Loans or of participating in the risk of Letters of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under the Notes (in respect of Fixed Rate Loans or Letters of Credit) by an amount deemed by such Bank to be material, then such Bank may notify the Borrowers (with a copy of any such notice to be provided to the Administrative Agent) of any such fact of which it has knowledge and demand compensation therefor; provided that, if such Bank fails to demand such compensation (or notify the Borrowers that it will or may demand such compensation) promptly upon becoming aware of the facts entitling it to do so or, if such Bank is contesting the cause of such increased cost or reduced sum received or receivable, promptly after the earlier of (A) the final determination of such contest or (B) an officer of such Bank who is responsible for the administration of the credit outstanding under this Agreement from such Bank to the Borrowers becoming aware of such facts, such Bank shall not be entitled to such compensation for the period before the date on which it actually demands (or notifies the Borrowers that it will or may demand) such compensation; provided, further, that if such Bank is contesting the cause of such increased cost or reduced sum received or receivable, such Bank shall not in any event be entitled to such compensation for any period prior to six months before it notifies the Borrowers that such Bank may or will demand such compensation. The Borrowers agree to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction within 15 days after demand by such Bank. A certificate of such Bank setting forth the basis for determining such additional amount or amounts necessary to compensate such Bank shall be conclusive in the absence of manifest error.
Each such Bank will designate a different Applicable Lending Office if such designation would avoid the need for, or reduce the amount of such compensation and would not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. In the event that any Borrower is required to compensate any Bank for any increased cost to such Bank pursuant to this Section 5.3(a), such Borrower shall have the right, upon at least five Business Days' prior notice to such Bank through the Administrative Agent, to prepay in full any outstanding Fixed Rate Loans that are related to such increased cost of such Bank, together with accrued interest thereon to the date of prepayment; provided that prepayment of such Fixed Rate Loans shall not relieve such Borrower of its obligation to compensate such Bank in accordance with this Section 5.3(a), the amount of which compensation shall be due at the time of such prepayment, notwithstanding any other provision of this Section 5.3(a). Concurrently with prepaying each such Fixed Rate Loan of such Bank, such Borrower shall borrow a Floating Rate Loan (or, if such Borrower shall so elect in its notice of prepayment, a Fixed Rate Loan of another Type) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Fixed Rate Loan, and such Bank shall make such a Floating Rate Loan (or Fixed Rate Loan of the other Type), provided that there has been no acceleration of the amount due under the Notes pursuant to Article IX. The Borrowers shall pay compensation owing to any Bank(s) under this Section 5.3(a) notwithstanding any subsequent replacement (pursuant to Section 11.13) of the Bank(s) making demand for such compensation.

              (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank or Administrative Agent, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or Administrative Agent with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by such Bank or the Administrative Agent (or any corporation controlling such Bank or the Administrative Agent) and such Bank or the Administrative Agent, as the case may be, determines that the amount of such capital is increased by or based upon the existence of such Bank's or Agent's obligations or Loans hereunder and such increase has the effect of reducing the rate of return on such Bank's or Agent's (or such controlling corporation's) capital as a consequence of such obligations or Loans hereunder to a level below that which such Bank or the Administrative Agent (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank or the Administrative Agent to be material, then such Bank or the Administrative Agent may notify the Borrowers of any such fact of which it has knowledge and the Borrowers shall pay to such Bank or the Administrative Agent, as the case may be, from time to time, upon request by such Bank (with a copy of such request to be provided to the Administrative Agent) or the Administrative Agent, additional amounts sufficient to compensate such Bank or Administrative Agent (or such controlling corporation) for any increase in the amount of capital and reduced rate of return which such Bank or the Administrative Agent reasonably determines to be allocable to the existence of such Bank's or Agent's obligations or Loans hereunder; provided that, if such Bank or the Administrative Agent fails to notify the Borrowers of any such fact promptly upon becoming aware thereof or, if such Bank or the Administrative Agent is contesting the cause of such increase in the amount of capital or reduced rate of return, promptly after the earlier of (A) the final determination of such contest or (B) an officer of such Bank who is responsible for the administration of the credit outstanding under this Agreement from such Bank to the Borrowers becoming aware of any such fact, such Bank or the Administrative Agent, as the case may be, shall not be entitled to such compensation for the period before the date on which it actually notifies the Borrowers of such fact; provided, further, that if such Bank or the

Administrative Agent is contesting the cause of such increase in the amount of capital or reduced rate of return, such Bank or the Administrative Agent, as the case may be, shall not in any event be entitled to such compensation for any period prior to six months before it notifies the Borrowers that such Bank or the Administrative Agent, as the case may be, may or will demand such compensation. A statement as to the amount of such compensation, prepared in good faith and in reasonable detail by such Bank or the Administrative Agent, as the case may be, and submitted by such Bank or Administrative Agent to the Borrowers, shall be conclusive in the absence of manifest error in computation. The Borrowers shall pay such compensation for the periods covered by such notice notwithstanding any replacement (pursuant to Section 11.13) of the Bank(s) making demand for such compensation.

        5.4 Substitute Loans. If (a) the obligation, if any, of any Bank to make any type of Fixed Rate Loans has been suspended pursuant to Section 5.2 or
(b) any Bank has demanded compensation under Section 5.3(a) and the Borrowers shall, by at least five Business Days' prior notice to such Bank through the Administrative Agent, have elected that the provisions of this Section 5.4 shall apply to such Bank, then, unless and until such Bank notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer apply:

              (i) all Loans which would otherwise be made by such Bank as the affected type of Fixed Rate Loans shall be made instead as Floating Rate Loans, for an Interest Period coincident with the related Fixed Rate Borrowing, and

             (ii) after each of its affected Fixed Rate Loans has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Substitute Loans instead.

        5.5 Funding Losses. If any Borrower makes any payment of principal with respect to any Fixed Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 3.10, 4.2 (other than 4.2(f)), 5.1, 5.2, 5.3 or 5.4, Article IX or otherwise), or if the applicable Borrower fails to borrow any Fixed Rate Loan after the related Notice of Borrowing has been given to the Administrative Agent, or if the applicable Borrower fails to make any payment of principal or interest in respect of a Fixed Rate Loan when due, the applicable Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, whether or not such Bank shall have funded or committed to fund such Loan. A statement as to the amount of such loss or expense, prepared in good faith and in reasonable detail by such Bank and submitted by such Bank to the applicable Borrower, shall be conclusive and binding for all purposes absent manifest error in computation. Calculation of all amounts payable to each Bank under this Section 5.5 shall be made as though such Bank shall have actually funded or committed to fund the relevant Fixed Rate Loan through the purchase of an underlying deposit in an amount equal to the amount of such Loan and having a maturity comparable to the related Interest Period; provided, however, that such Bank may fund any Fixed Rate Loan in any manner it sees fit and the foregoing assumption shall be utilized only for the purpose of calculation of amounts payable under this Section 5.5. In connection with any assignment by any Bank of any portion of the Loans made pursuant to Section
11.6 and made during the Syndication Period, and if, notwithstanding the provisions of Section 4.7, the Borrowers have requested and the Administrative Agent has consented to the use of the Eurodollar Rate with an Interest Period other than seven (7) or fourteen (14) days, the Borrowers shall be deemed to have repaid all outstanding Eurodollar Rate Loans as of the effective date of such assignment and reborrowed such amount as a Floating Rate Loan and/or Eurodollar Rate Loan (chosen in accordance with the provisions of Section 4.7) and the indemnification provisions under this Section 5.5 shall apply.


                                  ARTICLE VI.

                        REPRESENTATIONS AND WARRANTIES

        Each Borrower hereby represents and warrants to the Administrative Agent and the Banks that:

        6.1 Corporate Existence and Power. Each of MascoTech and its Domestic Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of the State of its incorporation, and is duly qualified as a foreign corporation in each State or other jurisdiction in the United States of America in which the conduct of its operations or the ownership of its properties requires such qualification and failure so to qualify would materially and adversely affect MascoTech and its Subsidiaries taken as a whole. All of such corporations have all requisite corporate power to own their properties and to carry on their businesses, considered as a whole, substantially as now owned and as now being conducted. Each of the Borrowers has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform and observe the terms and provisions hereof and thereof, and to borrow hereunder.

        6.2 Corporate Authority; No Violations; Governmental Filings; Etc. The execution, delivery and performance by each of the Borrowers of this Agreement, the issuance of the Notes and the borrowings hereunder have been duly authorized by all necessary corporate action and do not and will not violate the provisions of any applicable law or regulation or of the certificate of incorporation or by-laws of MascoTech or any Subsidiary or any order of any court, regulatory body or arbitral tribunal and do not and will not result in the breach of, or constitute a default or require any consent under, or create any lien, charge or encumbrance upon any property or assets of MascoTech or any Subsidiary pursuant to, any indenture or other agreement or instrument to which MascoTech or any Subsidiary is a party or by which MascoTech or any Subsidiary or its property may be bound or affected. Neither the execution, delivery and performance of this Agreement nor the issuance of the Notes nor any borrowing hereunder requires, for the validity thereof, nor does the enforceability of this Agreement or any of the Notes require, any filing with, or consent, authorization or approval of, any state or federal agency or regulatory authority, other than filings, consents or approvals which have been made or obtained or which, in the case of any such borrowing, will be made or obtained prior to the due date for such filing, consent or approval.

        6.3 Binding Effect. This Agreement constitutes, and the Notes when executed and delivered by each Borrower for value will constitute, the legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms.

        6.4 Litigation. There are no suits, proceedings, or actions at law or in equity or by or before any governmental commission, board, bureau, or other administrative agency, pending or, to the knowledge of the Borrowers, threatened against MascoTech or any of its Subsidiaries or affecting MascoTech or any of its Subsidiaries, which, in the reasonable opinion of MascoTech, either (i) are likely to have a material adverse effect on the financial condition or business of MascoTech and its Subsidiaries taken as a whole or
(ii) will in any manner affect the enforceability or validity of this Agreement or any Note.

        6.5 Taxes. MascoTech and each Subsidiary has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns, and all other tax returns which are required to be filed and are material to the business, operations or financial position of MascoTech and its Subsidiaries taken as a whole, and has paid all taxes shown due pursuant to such returns or pursuant to any assessment received by MascoTech or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the reasonable opinion of MascoTech, adequate reserves have been provided in accordance with generally accepted accounting principles. MascoTech does not know of any proposed tax assessment against it or any Subsidiary or of any basis for one, except to the extent any such assessment has been, in the reasonable opinion of MascoTech, adequately provided for in the consolidated tax reserves of MascoTech and its Subsidiaries in accordance with generally accepted accounting principles.

        6.6 Financial Condition. The consolidated balance sheet of MascoTech and its Consolidated Subsidiaries and consolidated statements of income, shareholders' equity and cash flows of MascoTech and its Consolidated Subsidiaries for the fiscal year ended December 31, 1996, certified by Coopers & Lybrand, independent certified public accountants, and the interim unaudited consolidated balance sheet and interim unaudited consolidated statements of income, shareholders' equity and cash flows of MascoTech and its Consolidated Subsidiaries, as of or for the nine-month period ended on September 30, 1997, copies of which have been furnished to the Banks, fairly present the consolidated financial position of MascoTech and its Consolidated Subsidiaries as at the dates thereof, and the consolidated results of operations of MascoTech and its Consolidated Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (except as disclosed in the notes thereto and subject, in the case of interim statements, to year-end audit adjustments). Except as disclosed in the financial statements as of or for the nine-month period ended September 30, 1997, there has been no material adverse change in the consolidated operations or condition, financial or otherwise, of MascoTech and its Consolidated Subsidiaries considered as a whole, since December 31, 1996.

        6.7 Compliance with ERISA. Each of MascoTech and each ERISA Affiliate of MascoTech (a) has fulfilled its obligations under the minimum funding standards of ERISA and the

Code with respect to each Plan and (b) is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Neither MascoTech nor any ERISA Affiliate of MascoTech has (x) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, in each case securing an amount greater than $10,000,000, or (z) incurred any liability under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA, which could materially adversely affect the business, consolidated financial position or consolidated results of operations of MascoTech and its Consolidated Subsidiaries.

        6.8 Environmental Matters. In the ordinary course of its business, MascoTech conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of MascoTech and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, MascoTech has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of MascoTech and its Consolidated Subsidiaries, considered as a whole.

        6.9 Compliance with Laws. MascoTech complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings and MascoTech has established appropriate reserves for liability for noncompliance therewith in accordance with generally accepted accounting principles, (b) no officer of MascoTech is aware that MascoTech or the relevant Subsidiary has failed to comply therewith, or (c) MascoTech has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of MascoTech and its Consolidated Subsidiaries, taken as a whole.

        6.10 Subordinated Debt. The existing Subordinated Debt evidenced by the 41/2% Convertible Subordinated Debentures due 2003 in the original principal amount of $345,000,000 is and shall be subordinated to all Loans under this Agreement on the same terms that are applicable to the Existing Bank Facility.

                                 ARTICLE VII.

                                   COVENANTS

        Until all the Commitments and Letters of Credit have expired or been terminated and all Loans and reimbursement and other obligations (other than contingent indemnification obligations) of the Borrowers hereunder have been paid in full, each of the Borrowers covenants that:

        7.1   Financial Statements.  MascoTech will deliver to each of the
Banks:

              (a) as soon as practicable and in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of MascoTech, (i) an unaudited consolidated balance sheet of MascoTech and its Consolidated Subsidiaries, as at the end of each such quarter, and (ii) unaudited consolidated statements of income and cash flows of MascoTech and its Consolidated Subsidiaries, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each of the statements required by this subsection (a), in comparative form, corresponding figures as of the end of and for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer or chief accounting officer of MascoTech as having been prepared in all material respects in accordance with generally accepted accounting principles and as to fairness of presentation;

              (b) as soon as practicable and in any event within 95 days after the end of each fiscal year of MascoTech, (i) a consolidated balance sheet of MascoTech and its Consolidated Subsidiaries, as at the end of such year, and
(ii) consolidated statements of income, shareholders' equity, and cash flows of MascoTech and its Consolidated Subsidiaries for such year, setting forth in each of the statements required by this subsection (b), in comparative form, corresponding figures as of the end of and for the preceding fiscal year, and all in reasonable detail and certified without material qualifications by Coopers & Lybrand, or by other independent certified public accountants of recognized national standing selected by MascoTech and reasonably acceptable to the Administrative Agent;

              (c) as soon as practicable and in any event within 30 days after the sending or filing thereof, copies of all such financial statements and reports as it shall send to its security holders and of all final prospectuses under the Securities Act of 1933 (other than form S-8), reports on forms 10-Q, 10-K and 8-K and all similar regular and periodic reports filed by it (i) with any federal department, bureau, commission or agency from time to time having jurisdiction with respect to the sale of securities or (ii) with any securities exchange;

              (d)   if and when MascoTech or any ERISA Affiliate of MascoTech
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given

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

to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice;
(iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer, any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of MascoTech setting forth details as to such occurrence and action, if any, which MascoTech or applicable ERISA Affiliate is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of MascoTech and the ERISA Affiliates involved in all events referred to in clauses (ii) through (vii) above of which officers of MascoTech have obtained knowledge and have not previously reported under this subparagraph (d) exceeds $15,000,000; and

              (e) with reasonable promptness, such other information regarding the financial condition of MascoTech or any of its Subsidiaries as any Bank may from time to time reasonably request.

        7.2   Certificates of No Default and Compliance.

              (a) Concurrently with each delivery of the financial statements pursuant to subsections (a) and (b) of Section 7.1, MascoTech will deliver to the Administrative Agent (with a copy delivered to each Bank) a certificate, signed by the chief accounting officer or chief financial officer of MascoTech
(i) stating that to the best of his knowledge after due inquiry, at the date of such financial statements no Default had occurred and was continuing, or, if a Default had occurred and was continuing, specifying the nature and period of existence thereof and what action MascoTech has taken or proposes to take with respect thereto; (ii) setting forth as of the date of such financial statements, in reasonable detail, the calculations employed to determine compliance with Sections 4.2(f) (but, in the case of any Asset Sale, only to the extent that the aggregate amount of Net Cash Proceeds during the immediately preceding twelve months exceeds $25,000,000), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 and 7.15 and an
explanation in reasonable detail of any differences between generally accepted accounting principles as then in effect and generally accepted accounting principles used in making such calculations, as may be permitted under Section
1.2. The certificate will be accompanied by a calculation of the Senior Debt Coverage Ratio as of the end of such fiscal quarter (calculated on a pro forma basis as appropriate).

              (b) Within 60 days after the end of each fiscal quarter of each fiscal year of MascoTech (including the last fiscal quarter of each fiscal year), MascoTech will deliver to the Administrative Agent (with a copy delivered to each Bank) a certificate, signed by the chief accounting officer, chief financial officer, treasurer or assistant treasurer of MascoTech, setting forth in reasonable detail the calculation of the Leverage Ratio, as of the Determination Date with respect to the next forthcoming Application Period, and identifying the Applicable Margin for such Application Period as a result of such calculations.

              (c) Within fifteen Business Days after any officer of MascoTech obtains knowledge of a Default, MascoTech will, unless the same shall have been cured within such fifteen Business Day period, give written notice to each of the Banks thereof, specifying the nature thereof, the period of existence thereof and what action MascoTech proposes to take with respect thereto.

        7.3 Preservation of Corporate Existence, Etc. MascoTech will preserve and maintain its corporate existence, and qualify and remain qualified as a validly existing corporation in good standing in each jurisdiction in which the conduct of its operations or the ownership of its properties requires such qualification and failure so to qualify would materially and adversely affect MascoTech and its Subsidiaries taken as a whole.

        7.4 Minimum Capitalization. MascoTech shall not permit its Adjusted Net Worth at any time to be less than the sum of (a) $650,000,000 plus (b) sixty percent (60%) of (i) Net Income calculated separately for each fiscal year of MascoTech ending after the Closing Date minus (ii) the aggregate amount of dividends paid on any preferred stock of MascoTech during such period to the extent permitted by Section 7.15 minus (c) on or after March 31, 2002, $200,000,000; provided however, that if such Net Income is negative in any fiscal year, the amount added for such fiscal year shall be zero and such negative Net Income shall not reduce the amount of such Net Income added for any other fiscal year.

        7.5 Fixed Charge Coverage Ratio. MascoTech shall maintain a ratio ("Fixed Charge Coverage Ratio") as of the end of each fiscal quarter of (i) EBITDA minus Capital Expenditures to (ii) the sum of the amounts of (a) Interest Charges plus (b) scheduled amortization payments of the principal portion of the Term Loans (exclusive of the installment due January 31, 2002) and scheduled amortization payments of the principal portion of all other Debt of MascoTech and its Consolidated Subsidiaries with an original maturity in excess of one year plus (c) cash taxes paid by MascoTech and its Consolidated Subsidiaries (excluding cash taxes with respect to gains not included in EBITDA) of at least:

              (i) 1.10 to 1.00 as of the last day of each fiscal quarter ending during the period commencing with the fiscal quarter ending March 31, 1998 through the fiscal quarter ending June 30, 2000; and

             (ii) 1.15 to 1.00 as of the last day of each fiscal quarter ending thereafter until the Termination Date.

In each case, the Fixed Charge Coverage Ratio shall be determined as of the last day of each fiscal quarter for the four fiscal quarter period ending on such day, except that Capital Expenditures shall be

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

calculated using an amount equal to fifty percent of the Capital Expenditures during the eight fiscal quarter period ending on such day.

        7.6 Maximum Leverage Ratio. MascoTech shall not, as of the last day of each fiscal quarter, permit the ratio (the "Leverage Ratio") of (i) the sum of (a) the aggregate principal amount of Debt of MascoTech and its Consolidated Subsidiaries outstanding at such date plus (b) the amount by which the sum of the outstanding Synthetic Lease Amount and the outstanding Securitization Amount exceeds $50,000,000 as of such date minus (c) the aggregate amount of Cash and Cash Equivalents maintained in the United States in excess of $10,000,000 as of such date to (ii) EBITDA plus an amount equal to any reduction in EBITDA attributable to any interest, rental or servicing expense related to any Synthetic Lease Agreement or Receivables Sale to the extent such amounts are included in the amount in excess of $50,000,000 determined as provided in clause (i)(b) of this Section 7.6, for the four fiscal quarters then most recently ended, to be greater than the ratio set forth below opposite such date:

      Quarter Ending                Ratio

      March 31, 1998                4.85 to 1.00
      June 30, 1998                 4.85 to 1.00
      September 30, 1998            4.75 to 1.00
      December 31, 1998             4.50 to 1.00

      March 31, 1999                4.50 to 1.00
      June 30, 1999                 4.50 to 1.00
      September 30, 1999            4.50 to 1.00
      December 31, 1999             4.25 to 1.00

      March 31, 2000                4.25 to 1.00
      June 30, 2000                 4.00 to 1.00
      September 30, 2000            4.00 to 1.00
      December 31, 2000             3.75 to 1.00

      March 31, 2001                3.75 to 1.00
      June 30, 2001                 3.50 to 1.00
      September 30, 2001            3.50 to 1.00
      December 31, 2001             3.00 to 1.00
      and the last day of
      each fiscal quarter
      thereafter

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

        7.7 Subsidiary Indebtedness. MascoTech will not permit or suffer the aggregate principal amount of Debt of its Subsidiaries (other than Debt owing to MascoTech or any of its Subsidiaries or Debt outstanding under this Agreement or any Note) at any time to be greater than $100,000,000.

        7.8 Negative Pledge. MascoTech shall not, nor shall MascoTech permit any Consolidated Subsidiary to create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

              (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal amount not exceeding $25,000,000;

              (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

              (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset), provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

              (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into MascoTech or a Consolidated Subsidiary and not created in contemplation of such event;

              (e) any Lien existing on any asset prior to the acquisition thereof by MascoTech or a Consolidated Subsidiary and not created in contemplation of such acquisition;

              (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased and is not secured by any additional assets;

              (g) any Lien in favor of the holder of Debt (or any Person acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and MascoTech or such Consolidated Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with generally accepted accounting principles;

              (h) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt and (ii) do not in the aggregate materially detract (due to the amount of the liability secured by such Liens or otherwise) from the value of the assets of MascoTech and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of MascoTech and its Consolidated Subsidiaries taken as a whole;

              (i) any Lien securing Debt incurred under this Agreement; and

              (j) Liens not otherwise permitted by the foregoing clauses of this Section; provided that (i) the aggregate outstanding principal amount of Debt secured by all such Liens on Current Assets shall not at any time exceed 10% of Current Assets and (ii) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause (i) of this proviso) shall not at any time exceed the sum of 5% of Net Worth plus 10% of Current Assets, provided, further, that for purposes of this Section 7.8(i), Current Assets shall not include any assets that are classified as Current Assets solely because they are held for sale;

provided, however, that the restrictions set forth in this Section 7.8 shall not apply to "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System), if and to the extent that the value of the margin stock with respect to which the rights of MascoTech and its Subsidiaries are restricted by this Section 7.8 would otherwise exceed 25% of the value of all assets with respect to which the rights of MascoTech and its Subsidiaries are restricted by this Section 7.8.

        7.9   Dispositions of Assets; Mergers and Consolidations.

              (a) (i) MascoTech will not merge or consolidate with any other Person, unless MascoTech shall be the continuing or surviving corporation of such merger or consolidation. (ii) No Consolidated Subsidiary of MascoTech will merge or consolidate with any Person other than MascoTech (subject to subsection (a)(i)) or another Consolidated Subsidiary, unless such Consolidated Subsidiary shall be the continuing or surviving corporation, except to the extent the sale of such Consolidated Subsidiary would be permitted pursuant to subsection (b) of this Section.

              (b)   MascoTech will not, and will not permit any Consolidated

Subsidiary to, directly or indirectly sell, lease, transfer or otherwise dispose of its assets (other than the sale of inventory in the ordinary course of business) if, immediately after giving effect thereto, the aggregate amount of such assets (including the Receivables Sales Amount in the case of Receivables Sales) sold, leased, transferred or otherwise disposed of by MascoTech and its Consolidated Subsidiaries in the twelve months then ended would exceed 10% of the total assets of MascoTech and its Consolidated Subsidiaries as shown on the most recent balance sheet delivered to the Banks under Section 7.1; provided, however, that the restrictions set forth in this
Section 7.9(b) shall not restrict or prohibit sales of "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for fair value as determined in good faith by the Board of Directors of MascoTech, if and to the extent that the value of the margin stock with respect to which the rights of MascoTech and its Subsidiaries are restricted by this
Section 7.9(b) would otherwise exceed 25% of the value of all assets with respect to which the rights of MascoTech and its Subsidiaries are restricted by this Section 7.9(b). Other than margin stock consisting of the stock of TriMas Corporation, MascoTech will not own,

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

directly or through one or more of its Subsidiaries, margin stock with a value in excess of 25% of the value of all assets of MascoTech and its Subsidiaries.

              (c) Notwithstanding any other provision of this Section 7.9, no disposition of assets, merger or consolidation referred to in subsection (a) or
(b) of this Section shall be permitted if, immediately after giving effect thereto, any Default would exist.

        7.10 Changes in Subordinated Debt. MascoTech will not (a) transfer, convey, assign or deliver to any holder of any Subordinated Debt, or to any trustee, paying agent or other fiduciary for the benefit of the holder of any Subordinated Debt (including any defeasance), any cash, securities (other than securities constituting Subordinated Debt) or other assets of MascoTech or any Subsidiary in payment or on account of, or as provision for, principal, premium, if any, or interest on any Subordinated Debt which is not required under the instruments and agreements relating to such Subordinated Debt (provided that any payment which is blocked by any creditors of MascoTech or any of its Subsidiaries pursuant to the terms of the applicable instrument or agreement shall not be deemed to be required) or (b) or amend, modify or waive any term or provision of any instrument or agreement relating to any Subordinated Debt such that it would not constitute "Subordinated Debt" as defined herein if at the time of any such transfer, conveyance, assignment, delivery, amendment, modification or waiver there shall exist and be continuing, or if immediately after giving effect thereto as a reasonably foreseeable result thereof on a pro forma basis there would exist or would be caused thereby, a Default.

        7.11 Use of Proceeds. (a) None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System, provided that a Federal Reserve Form U-1 shall have been completed by the Administrative Agent on behalf of each Bank and reviewed and approved by the Banks in form and substance satisfactory to MascoTech and the Administrative Agent on or prior to the Closing.

              (b) The proceeds of the Loans made under this Agreement shall be used (i) to refinance the Existing Bank Facility, (ii) to finance the purchase of capital stock of the Target acquired pursuant to the Tender Offer,
(iii) to finance the Merger, (iv) to refinance the current credit facilities of the Target and (v) for general corporate purposes of the Borrowers.

        7.12 Fiscal Year. MascoTech will not change its fiscal year from beginning on January 1 of the calendar year and ending on December 31 of the calendar year.

        7.13 Compliance with Laws. MascoTech will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) no officer of MascoTech is aware that MascoTech or the relevant Subsidiary has failed to comply therewith or (c) MascoTech has reasonably concluded that

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

failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of MascoTech and its Consolidated Subsidiaries, taken as a whole.

        7.14  Interest Rate Agreements.   Not later than 180 days after the
Closing Date, the Borrowers shall enter into, and shall thereafter maintain interest rate swap or hedging agreements or other agreements (including (i) new Financing of either debt securities bearing a fixed rate of interest or equity securities) which effectively protect the Borrowers against increases in interest rates that the Borrowers may be required to pay on a notional amount of not less than $200,000,000 for not less than the first two years following the Closing Date.

        7.15 Restricted Payments. At any time that MascoTech's Leverage Ratio (calculated as prescribed in Section 7.6 for the most recently completed four fiscal quarter period, but adjusted to reflect on a pro forma basis the effect on the Debt of MascoTech and its Consolidated Subsidiaries as a result of any issuance of Equity Interests or trust convertible debt securities or similar securities made subsequent to such period but on or prior to the date such Restricted Payment is to be made) is greater than or equal to 3.0 to 1.0, MascoTech shall not make any Restricted Payment except: (i) the payment of dividends on preferred stock in an amount not to exceed $3,750,000 in any one fiscal quarter, (ii) other Restricted Payments not to exceed in the aggregate during the term of this Agreement an amount equal to the sum of (a) $40,000,000 plus (b) an amount equal to 75% of any proceeds received by MascoTech in connection with its issuance of Equity Interests or trust convertible debt securities or similar securities to the extent such securities are not treated as debt of MascoTech in accordance with generally accepted accounting principles to the extent that, after giving pro forma effect to the application of a portion of such proceeds to Senior Debt, the Senior Debt Coverage Ratio is less than 3.0 to 1.0 plus (c) an amount equal to 60% of any proceeds received by MascoTech in connection with the issuance of Subordinated Debt or trust convertible debt securities or similar securities to the extent such securities are treated as debt of MascoTech in accordance with generally accepted accounting principles to the extent that, after giving pro forma effect to the application of a portion of such proceeds to Senior Debt, the Senior Debt Coverage Ratio is less than 3.0 to 1.0 plus (d) an amount equal to 50% of the aggregate amount of the Excess Cash Flow of MascoTech and its Consolidated Subsidiaries in each fiscal quarter following the Closing Date and ending with the most recently completed fiscal quarter (or, 100% of such Excess Cash Flow for any fiscal quarter ending on or after the Senior Debt Coverage Ratio is less than 3.0 to 1.0), provided, however, that the Restricted Payments described in clauses (i) and (ii) above shall not be permitted if either an Event of Default or a Default shall have occurred and be continuing at the date of declaration or payment thereof or would result therefrom, except that any dividends on the common or preferred stock of MascoTech which are declared at a time when no Default or Event of Default shall have occurred and be continuing or would result therefrom, MascoTech shall be entitled to pay such dividend within sixty (60) days of such declaration.

        7.16 Guaranties and Pledges. (a) Prior to the consummation of the Merger, MascoTech will (and, if at the expiration of the Tender Offer, MascoTech and Acquisition have not obtained sufficient shares of the Target to effect a short-form merger, MascoTech Sintered Components, Inc. ("Sintered"), MascoTech Sintered Components of Indiana, Inc. ("Sintered Indiana") and MascoTech

Tubular Products, Inc. ("Tubular Products") will within five business days of the initial funding to purchase shares of the Target pursuant to the Tender Offer) guaranty the indebtedness under this Agreement pursuant to a guaranty substantially in the form of Exhibit Q. The guaranties by Sintered, Sintered Indiana and Tubular Products will be released automatically after the consummation of the Merger unless Sintered, Sintered Indiana and Tubular Products are Significant Subsidiaries. Within five Business Days after the Merger becomes effective, the entity resulting from the Merger and all Significant Subsidiaries will guaranty the indebtedness under this Agreement pursuant to a guaranty substantially in the form of Exhibit Q. Any subsidiary that thereafter becomes a Significant Subsidiary will guaranty the indebtedness under this Agreement promptly upon receiving written demand from the Administrative Agent. MascoTech will notify the Administrative Agent within ninety-five (95) days of the date it is determined that any Subsidiary has become a Significant Subsidiary. The guaranty of any such Subsidiary will be automatically released upon the sale of such Subsidiary if all Net Cash Proceeds of the sale are applied to the Term Loans, or, if the Term Loans have been paid in full, to the Revolving Loans, as prescribed in Section 4.2(f).
The guaranty of any Subsidiary that ceases to be a Significant Subsidiary will be automatically released upon the determination by MascoTech, in the preparation of its annual financial statements, that such Subsidiary is no longer a Significant Subsidiary.

              (b) All stock of the Target owned by MascoTech, Acquisition and NI Industries, Inc., a Delaware corporation, including the stock acquired in the Tender Offer, will be pledged concurrently with the initial Borrowing. The pledged stock will be released upon MascoTech's achievement of an implied or actual senior unsecured debt rating of BB+ by S&P or Ba1 by Moody's or a Senior Debt Coverage Ratio of less than 2.5 to 1.0, but not before the consummation of the Merger.

                                 ARTICLE VIII.

           CONDITIONS OF BORROWINGS AND LETTER OF CREDIT ISSUANCES

        The obligation of the Administrative Agent to issue any Letter of Credit, the obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing hereunder, and the willingness of any Bank to consider, in its sole discretion, making any Bid-Option Loan hereunder, is subject to the performance by the Borrowers of all their obligations under this Agreement and to the satisfaction of the following further conditions:

        8.1 Each Borrowing and Letter of Credit Issuance. In the case of each Borrowing (other than a Floating Rate Borrowing deemed disbursed under Section 3.3(e) and any Borrowing subject to the conditions precedent in Sections 8.2 and 8.3) and Letter of Credit Issuance hereunder:

              (a) Receipt by the Administrative Agent of (i) in the case of each Borrowing, the Notice of Borrowing from the applicable Borrower containing any information required by Section 3.4, 3.5, 3.6 or 3.7 as the case may be, and (ii) in the case of each Letter of Credit Issuance, the Request for Letter of Credit Issuance from the applicable Borrower as required by Section 3.3, in each case signed by an Authorized Officer or person designated (by written notification from such Authorized Officer to the Administrative Agent) by such Authorized Officer, and, in the case of each Letter of Credit

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

Issuance, together with an application for the related Letter of Credit and other related documentation requested by and acceptable to the Administrative Agent appropriately completed and duly executed by such designated officer or other person.

              (b) The fact that both before and at the conclusion of the Borrowing or Letter of Credit Issuance: (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing or any Letter of Credit Issuance, no Default shall have occurred and be continuing;

              (c) The fact that the representations and warranties contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Section 6.4(i), Section 6.5, the last sentence of Section 6.6, clause (a) of the first sentence of Section 6.7 and Sections 6.8 and 6.9) shall be true and correct in all material respects or, with respect to such representations and warranties that include a materiality standard, in all respects, on and as of the date of such Borrowing or Letter of Credit Issuance with the same force and effect as if made on and as of such date; and

              (d) Receipt by the Administrative Agent of such other opinions, documents, evidence, materials and information with respect to the matters contemplated hereby as the Administrative Agent or the Required Banks may reasonably request.

Each Borrowing by the Borrowers and Letter of Credit Issuance pursuant to this Agreement, including the first such Borrowing or Letter of Credit Issuance, shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing or Letter of Credit Issuance as to the facts specified in clauses (b) and (c) of this Section 8.1.

        8.2 Initial Borrowing or Letter of Credit Issuance. In the case of the initial Borrowing or Letter of Credit Issuance pursuant to this Agreement:

        (a)(1)General Conditions. Receipt by the Administrative Agent for the account of each Bank of a duly executed Revolving Note, a duly executed Term Loan Note and a duly executed Bid-Option Note, each dated on or before the date of such Borrowing or Letter of Credit Issuance; and

        (2) Receipt by the Administrative Agent of all the items, and completion of all the matters, required by Section 8.3.

        (3) Regulation U Requirements. The Administrative Agent shall have received on behalf of the Banks a purpose statement on FR Form U-1 referred to in Regulation U in form and substance satisfactory to the Administrative Agent.

        (b) Initial Loans to Finance the Tender Offer. In addition to satisfying the conditions precedent set forth in Section 8.2(a), in the case of the initial Borrowing or Letter of Credit Issuance

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

under the Revolving Credit Facility or the initial Borrowing under the Term Loan Facility to finance the purchase of capital stock of the Target acquired by Acquisition pursuant to the Tender Offer:

        (1) (i) Receipt by the Agents of evidence that MascoTech's directors shall have approved the Tender Offer and Merger and that the Target's directors shall have approved and recommended acceptance of the Tender Offer and shall have approved the Merger.
        (ii) MascoTech, Acquisition and the Target shall have made all filings with and obtained all approvals and authorizations from any governmental body, agency, official or authority, and any applicable waiting period related thereto shall have expired or been terminated, which filings, approvals or authorizations (or the expiration of such waiting periods) are legally required to be obtained or made by them (or to have expired or terminated) prior to the consummation of the Tender Offer and which, if not obtained or made (or expired or terminated) would, individually or in the aggregate, have a reasonable probability of having a material adverse effect on MascoTech or the Target.

        (2) No law or regulation shall have made consummation of the Tender Offer or the Merger illegal or otherwise prohibited and no judgment, injunction, order or decree shall have enjoined MascoTech, Acquisition or the Target from consummating the Tender Offer or the Merger.

        (3) The amounts and forms of the consideration to be paid in the Tender Offer and the Merger shall be acceptable to the Agents if higher than $34.50 per share, together with evidence of such consideration to be paid satisfactory to the Agents.

        (4) (i) All conditions precedent to Acquisition's consummation of the Tender Offer shall have been satisfied or waived with the approval of the Agents. (ii) The terms of the Tender Offer shall not be amended without the consent of the Agents. (iii) The number of the Target's shares of capital stock validly tendered pursuant to the Tender Offer and not properly withdrawn prior to expiration of the Tender Offer shall represent not less than the minimum number of shares, determined on a fully diluted basis necessary to effectuate the Merger in accordance with the provisions of any applicable corporate statute, anti-takeover statute or provision in the Target's certificate of incorporation or by-laws in order to consummate the Merger.

        (5) The Merger Agreement shall not have been amended or modified or any of its provisions waived by MascoTech in any respect material to the Banks without the approval of the Agents and there shall not have occurred or exist any breach or default by MascoTech material to the Banks under the Merger Agreement. Except for such inaccuracies or omissions the consequences of which do not singly or in the aggregate constitute a material adverse effect on the Target, the representations and warranties of the Target contained in the Merger Agreement shall be true in all respects at and as of the time shares are accepted for payment pursuant to the Tender Offer as if made at and as of such time (except as to those representations and warranties which are made as of a specified date, which shall be true and correct as of such date).

        (6) Receipt by the Agents of a copy of any fairness opinion relating to the Tender Offer.

        (7) The Agents shall have received evidence confirming the solvency and other appropriate factual information in form and substance satisfactory to them from the chief financial officer of MascoTech supporting the conclusion that after giving effect to the Tender Offer and the Merger, MascoTech and its Consolidated Subsidiaries, including the Target, taken as a whole, is solvent and will be solvent subsequent to incurring the indebtedness in connection with the Tender Offer and the Merger, will be able to pay its debts as they become due and will not be left with unreasonably small capital.

        (8) All outstanding payment obligations of the Borrowers under the Existing Bank Facility shall have been repaid in full with the indebtedness incurred under this Agreement except Existing Bid-Option Loans permitted pursuant to Article II.

        (9) Compliance with all applicable requirements of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

        (10) No Default or Event of Default shall have occurred and be continuing on the funding date and no Material Adverse Change shall have occurred.

        (11)  No event, occurrence, development or state of circumstances or
        facts   which has had or has a reasonable probability of having,
        individually or in the aggregate, a material adverse effect on the Target shall have occurred.

        (12) All guaranties, in the form of Exhibit Q attached hereto, and pledges, in the form of Exhibit R attached hereto, required pursuant to
        Section 7.16 shall have been executed.

        (13)  The representations and warranties contained in Sections 6.1,
        6.2 and 6.3 shall be true and correct.

        (c) Initial Loans to Finance the Merger. In addition to satisfying the conditions precedent set forth in Section 8.2(a), in the case of a Borrowing or Letter of Credit Issuance under the Revolving Credit Facility or a Borrowing under the Term Loan Facility to finance the Merger:

        (1) The Merger shall have become effective in accordance with all applicable laws and regulations and the Merger Agreement, the provisions of which shall not have been amended, waived or modified by MascoTech in any manner material to the Banks without the prior consent of the Required Banks, and each of the conditions precedent to MascoTech's obligation to consummate the Merger material to the Banks set forth in the Merger Agreement shall have been satisfied to the satisfaction of the Required Banks.


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

        (2) No law or regulation shall have made consummation of the Merger illegal or otherwise prohibited and no judgment, injunction, order or decree shall have enjoined MascoTech, Acquisition or the Target from consummating the Merger.

        (3)   After giving effect to consummation of the Merger, no Default
        shall   have occurred and be continuing and no Material Adverse Change shall have occurred since the funding of the Tender Offer.

        (4) After giving effect to any Loans made on the date of consummation of the Merger, all outstanding payment obligations of TriMas Corporation under its existing $350,000,000 Credit Agreement shall have been paid in full and such Credit Agreement shall have been terminated.

        8.3 Closing. On or prior to the Closing Date, the Borrowers shall furnish to the Banks the following items, and the following matters shall be completed:

              (a) An opinion of each of David Liner, counsel to MascoTech, and Davis Polk & Wardwell, special New York counsel to MascoTech, substantially in the form of Exhibit M and Exhibit N, respectively, hereto, and covering such other matters as any Bank may reasonably request, dated the Closing Date;

              (b) Certified copies of all corporate action taken by each Borrower to authorize the execution, delivery and performance of this Agreement and the Notes, and the Borrowings and Letter of Credit Issuances hereunder, and such other corporate documents and other papers as any Bank may reasonably request, including, without limitation, certified copies of the Borrower's articles of incorporation and by-laws;

              (c) A certificate of a duly authorized officer of each Borrower, dated the Closing Date, as to the incumbency, and setting forth a specimen or facsimile signature, of each of the persons (i) who has signed this Agreement on behalf of the applicable Borrower, (ii) who has signed the Notes on behalf of the applicable Borrower, and (iii) who will, until replaced by other persons duly authorized for that purpose, act as the representatives of the applicable Borrower for the purpose of signing documents in connection with this Agreement and the transactions contemplated hereby;

              (d) A certificate of a senior officer of MascoTech to the effect set forth in Section 8.2(b)(10), (11) and (13); and

              (e) The closing fees payable under Section 3.9, which shall be paid to the Administrative Agent for the account of the Banks.

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

                                  ARTICLE IX.

                        EVENTS OF DEFAULT AND REMEDIES


        9.1 Events of Default. If any one or more of the following events ("Events of Default") shall have occurred and be continuing:

              (a) Any Borrower shall fail to pay when due any installment of principal of any Note or shall fail to pay within five days of the due date thereof any interest on any Note or any facility fee, closing fee, Letter of Credit fee, or Agents and Arrangers fee payable under this Agreement, or any reimbursement obligation under Section 3.3 (unless satisfied by the deemed disbursement of Floating Rate Loans); or

              (b) Any Borrower shall fail to observe or perform any covenant contained in any of Sections 7.3 to 7.10 inclusive and 7.14 to 7.16 inclusive; or

              (c) Any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clauses (a) and (b) above) for thirty (30) days after written notice thereof has been given to such Borrower by any Bank or the Administrative Agent; or

              (d) Any representation or warranty of a Borrower or any officer of a Borrower to the Banks contained herein or in any certificate, statement or report furnished to the Banks hereunder shall prove to have been incorrect or misleading in any material respect on the date when made or deemed made, provided that, if any representation and warranty deemed to have been made by a Borrower pursuant to the last sentence of Section 8.1 as to the satisfaction of the condition of borrowing set forth in clause (b)(i) of Section 8.1 shall have been incorrect solely by reason of the existence of an Event of Default of which such Borrower was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Borrower became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect; or

              (e) Any Borrower or any Significant Subsidiary (i) shall fail to pay at maturity, or within any applicable period of grace, any Debt (other than a Loan and other than Acquired Debt in an aggregate outstanding principal amount not exceeding $15,000,000) having an aggregate principal amount in excess of $10,000,000, and such failure has not been waived, or (ii) shall fail to observe or perform any term, covenant or agreement (other than such a term, covenant or agreement to or for the benefit of a Bank or Affiliate thereof restricting the sale, pledge or other disposition by a Borrower or any Significant Subsidiary of "margin stock" having a value in excess of 25% of the value of the assets referred to in Section 221.2(g)(2)(i) of Regulation U unless the Board of Governors of the Federal Reserve System or its staff advises the Administrative Agent in writing that the existence of this subsection (e) without this parenthetical exception would not in such circumstances render this Agreement
        "secured directly or indirectly by margin stock" within the meaning of its Regulation U), contained in any agreement (other than this Agreement) by which it is bound evidencing or securing indebtedness for borrowed money (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $15,000,000) for such period of time as would cause or permit the holder or holders (or any Persons acting for or on behalf of such holder or holders) thereof or of any obligations issued thereunder to accelerate the maturity thereof or of any such obligations in an aggregate principal amount in excess of $10,000,000, and such failure has not been waived; provided that for purposes of this subsection (e), a failure by any Borrower or any Significant Subsidiary to observe or perform any term, covenant or agreement in respect of the industrial revenue bonds identified on
        Schedule 2 attached hereto, or to pay on the due date therefor the debt outstanding thereunder, shall not be deemed a Default or contribute to the $10,000,000 aggregate limitation set forth above, so long as such Borrower or Significant Subsidiary satisfies all obligations to pay premium, if any, principal of, and interest when due on such bonds (whether or not related to an acceleration of maturity) within five days after the due date therefor; or

              (f) Any Borrower or any Significant Subsidiary shall (i) apply for or consent to the appointment of a receiver, custodian, trustee, liquidator or the like of itself or of a significant portion of its assets; (ii) be unable or admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; or
        (v) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law, or any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings, or a resolution of either the shareholders or the Board of Directors of such corporation shall be adopted for the purpose of effecting any of the foregoing; or

              (g) A proceeding shall be instituted without the application, approval or consent of a Borrower or any Significant Subsidiary in any court of competent jurisdiction seeking, in respect of such Borrower or Significant Subsidiary, adjudication in bankruptcy, dissolution, winding up, reorganization, a composition or arrangement with creditors, a readjustment of debts, the appointment of a receiver, custodian, trustee, liquidator or the like of the Borrower or such Significant Subsidiary or of a significant portion of its assets, or other like relief in respect of the Borrower or Significant Subsidiary under any insolvency or bankruptcy law, and the same shall continue undismissed or unstayed and in effect for any period of sixty consecutive days; or

              (h) Final judgment for the payment of money in excess of $5,000,000 in amount shall be rendered by a court of record against any Borrower or Significant Subsidiary and such Borrower or Significant Subsidiary shall not discharge the same or provide for its discharge, or procure a stay of execution thereof, within sixty days from the date of entry thereof, and within said period of sixty days or such longer period during which execution of such judgment shall have been stayed, move to vacate said judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal; or

              (i) Any Borrower or any ERISA Affiliate of any Borrower shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Benefit Liabilities in excess of $25,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any Borrower or any ERISA Affiliate of any Borrower, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan and such proceeding shall not have been dismissed within thirty days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

              (j)(i) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), other than any Person in the Masco Group or any group that includes any Person in the Masco Group (A) shall have acquired beneficial ownership of 25% or more of the capital stock having ordinary voting power in the election of directors of MascoTech or (B) shall obtain the power (whether or not exercised) to elect a majority of MascoTech's directors or (ii) the Board of Directors of MascoTech shall not consist of a majority of Continuing Directors; "Continuing Directors" shall mean the directors of MascoTech on the Closing Date and each other director, if such other director's nomination for election to the Board of Directors of MascoTech is recommended by a majority of the then Continuing Directors; or

              (k) Acquisition and Target shall fail to consummate the Merger within 180 days of the initial funding of Loans;

then, and in each such case, the Administrative Agent upon being directed to do so by the Required Banks, shall, by written notice to the Borrowers, (i) immediately terminate the Commitments, the Swing Line Commitment and the Alternate Currency Commitments, (ii) declare the principal of and interest accrued on all the Notes, all unpaid reimbursement obligations in respect of drawings under Letters of Credit, and all other amounts owing under this Agreement to be immediately due and payable or (iii) demand immediate delivery of cash collateral, and the Borrowers agree to deliver such cash collateral upon demand, in an amount equal to the maximum amount that may be available to be drawn at any time prior to the stated expiry of all outstanding Letters of Credit, or any one or more of the foregoing, whereupon the Commitments shall terminate forthwith and all such amounts, including such cash collateral, shall become immediately due and payable without presentment or demand for payment, notice of non-payment, protest or further notice or demand of any kind, all of which are expressly waived by the Borrowers; provided, however, that in the case of the occurrence of any event

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

described in the foregoing clauses (f) and (g) with respect to MascoTech or with respect to the Target provided the Target is at such time a Borrower, the Commitments shall automatically terminate forthwith and all such amounts, including such cash collateral, shall automatically become immediately due and payable without action upon the part of the Required Banks and without the requirement of any such notice, and without presentment, demand, protest or other notice of any kind, all of which are hereby waived. Such cash collateral delivered in respect of outstanding Letters of Credit shall be deposited in a special cash collateral account to be held by the Administrative Agent as collateral security for the payment and performance of the applicable Borrower's obligations under this Agreement and the Notes to the Banks and the Administrative Agent.

        9.2 Remedies. The Administrative Agent upon being directed to do so by the Required Banks, shall, in addition to the remedies provided in Section 9.1, exercise and enforce any and all other rights and remedies available to it or the Banks, whether arising under this Agreement, the Notes or under applicable law, in any manner deemed appropriate by the Administrative Agent, including suit in equity, action at law, or other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the exercise of any power granted in this Agreement or the Notes.

        9.3 Set Off. Upon the failure of the Borrowers to pay any indebtedness under this Agreement or the Notes at its maturity (whether at stated maturity, by acceleration or otherwise) or, in the case of such indebtedness other than principal of the Loans, when due (after allowing for any grace period provided with respect thereto under Section 9.1(a)), each Bank may at any time and from time to time, without notice to the Borrowers (any requirement for such notice being expressly waived by the Borrowers) set off and apply against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement and the Notes, whether owing to such Bank or any other Bank or the Administrative Agent, any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Borrowers and any property of the Borrowers from time to time in possession of such Bank, regardless of whether or not such Bank shall have made any demand hereunder or any indebtedness owing by such Bank may be contingent and unmatured. The rights of the Banks under this Section 9.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.

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

                                  ARTICLE X.

                           THE AGENTS AND THE BANKS

        10.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto. The provisions of this Article X are solely for the benefit of the Administrative Agent and the Banks, and the Borrowers shall not have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrowers.

        10.2 Administrative Agent and Affiliates. The Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent. The Administrative Agent and its Affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with MascoTech or any Subsidiary of MascoTech as if it were not acting as Administrative Agent hereunder, and may accept fees and other consideration therefor without having to account for the same to the Banks.

        10.3 Scope of Agent's Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth herein, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or shall otherwise exist against the Administrative Agent. As to any matters not expressly provided for by this Agreement (including, without limitation, collection and enforcement action under the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but may request instructions from the Required Banks. The Administrative Agent shall in all cases be fully protected from liability to the Banks in acting, or in refraining from acting, pursuant to the written instructions of the Required Banks or, when expressly required by this Agreement, all the Banks, which instructions and any action or omission pursuant thereto shall be binding upon all of the Banks; provided, however, that the Administrative Agent shall not be required to act or omit to act if, in the judgment of the Administrative Agent, such action or omission may expose the Administrative Agent to personal liability or is contrary to this Agreement, any Note, or applicable law.

        10.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certificate, notice, document or other communication (including any cable, telegram, telex, facsimile transmission or oral communication) believed by it to be genuine and correct and to have been sent or given by or on behalf of a proper person. The Administrative Agent may treat the payee

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

of any Note as the holder thereof. The Administrative Agent may employ agents (including, without limitation, collateral agents) and may consult with legal counsel (who may be counsel for the Borrowers), independent public accountants and other experts selected by it and shall not be liable to the Banks, except as to money or property received by it or its authorized agents, for the negligence or misconduct of any such agent selected by it with reasonable care or for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

        10.5 Default. The Administrative Agent shall not be deemed to have knowledge of the occurrence of any Default, unless the Administrative Agent has received written notice from a Bank or the Borrowers specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give written notice thereof to the Banks.

        10.6 Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable to the Banks for any action taken or not taken by it or them in connection herewith with the consent or at the request of the Required Banks or, when expressly required by this Agreement, all the Banks or in the absence of its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any recital, statement, warranty or representation contained in this Agreement or any Note, or in any certificate, report, financial statement or other document furnished in connection with this Agreement, (b) the performance or observance of any of the covenants or agreements of the Borrowers, (c) the satisfaction of any condition specified in Article VIII, except as to the delivery to the Administrative Agent of documents that appear on their face to conform to the requirements of Article VIII (other than requirements of any Bank under Section 8.3(b) that are not known to the Administrative Agent), or (d) the validity, effectiveness, legal enforceability, value or genuineness of this Agreement, the Notes, or any other instrument or document furnished in connection herewith.

        10.7 Nonreliance on Administrative Agent and Other Banks. Each Bank acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of MascoTech and its Subsidiaries and its own decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decision in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrowers of this Agreement, the Notes or any other documents referred to or provided for herein or to inspect the properties or books of the Borrowers and, except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any information concerning the affairs, financial condition or business of MascoTech or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its Affiliates.

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

        10.8 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers, but without limiting any obligation of the Borrowers to make such reimbursement), ratably according to their respective Pro Rata Shares from and against any and all claims, damages, losses, liabilities, costs or expenses of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under this Agreement; provided, however, that no Bank shall be liable for any portion of such claims, damages, losses, liabilities, costs or expenses resulting from the Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including, but not limited to, reasonable fees and expenses of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers, but without limiting the obligation of the Borrowers to make such reimbursement; provided, however, that no Bank shall be liable for any portion of such expenses incurred as a result of the Agent's gross negligence or willful misconduct. Each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any amounts owing to the Administrative Agent by the Banks pursuant to this Section; provided that no Bank shall be responsible for failure of any other Bank to make such share available to the Administrative Agent. If the indemnity furnished to the Administrative Agent under this Section shall, in the reasonable judgment of the Administrative Agent, be insufficient or become impaired, the Administrative Agent may call for additional indemnity from the Banks (other than for the Agent's gross negligence or willful misconduct) and cease, or not commence, to take any action until such additional indemnity is furnished.

        10.9 Resignation of Administrative Agent. The Administrative Agent may resign as such at any time upon thirty days' prior written notice to the Borrowers and the Banks. In the event of any such resignation, the Required Banks shall, by an instrument in writing delivered to the Borrowers and the Administrative Agent, appoint a successor, which shall be (a) a Bank or (b) a commercial bank organized under the laws of the United States or any State thereof and having a combined capital and surplus of at least $500,000,000. If a successor is not so appointed or does not accept such appointment before the Agent's resignation becomes effective, the resigning Administrative Agent may appoint a temporary successor to act until such appointment by the Required Banks is made and accepted or if no such temporary successor is appointed as provided above by the resigning Administrative Agent, the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder until such appointment by the Required Banks is made and accepted. Any successor to the Administrative Agent shall execute and deliver to the Borrowers and the Banks an instrument accepting such appointment and thereupon such successor Administrative Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Administrative Agent hereunder. Upon request of such successor Administrative Agent, the

Borrowers and the resigning Administrative Agent shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Administrative Agent all such properties, rights, interests, powers, authorities and obligations. The provisions of this Article X shall thereafter remain effective for such resigning Administrative Agent with respect to any actions taken or omitted to be taken by such Administrative Agent while acting as the Administrative Agent hereunder.

        10.10 Sharing of Payments. The Banks agree among themselves that, in the event that any Bank shall obtain payment in respect of any Loan or Letter of Credit reimbursement obligation owing to such Bank under this Agreement through the exercise of a right of set-off, banker's lien, counterclaim or otherwise in excess of its ratable share as provided for in this Agreement, such Bank shall promptly purchase from the other Banks participations in such Loans and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all of the Banks share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Banks further agree among themselves that if payment to a Bank obtained by such Bank through the exercise of a right of set-off, banker's lien, counterclaim or otherwise as aforesaid shall be rescinded or must otherwise be restored, each Bank which shall have shared the benefit of such payment shall, by repurchase of participations theretofore sold, return its share of that benefit to each Bank whose payment shall have been rescinded or otherwise restored, together with interest thereon at the per annum rate, if any, at which such Bank whose payment shall have been restored is liable with respect to such restored payment. The Borrowers agree that any Bank so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including set-off, banker's lien or counterclaim, with respect to such participation as fully as if such Bank were a holder of such Loan or other obligation in the amount of such participation. The Banks further agree among themselves that, in the event that amounts received by the Banks and the Administrative Agent hereunder are insufficient to pay all such obligations when due, the fees and other amounts owing to the Administrative Agent in such capacity shall be paid therefrom before payment of obligations owing to the Banks under this Agreement. Except as otherwise expressly provided in this Agreement, if any Bank or the Administrative Agent shall fail to remit to the Administrative Agent or any other Bank an amount payable by such Bank or the Administrative Agent to the Administrative Agent or such other Bank pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Bank at a rate per annum equal to the rate at which borrowings are available to the payee in its overnight federal funds market.

        10.11 Withholding Tax Exemption. Each Bank agrees to file with the Administrative Agent and the Borrowers, in duplicate, (a) on or before the later of (i) the Closing Date and (ii) the date such Bank becomes a Bank under this Agreement, (b) on the date such Bank becomes an Alternate Currency Bank with respect to an Alternate Currency and (c) thereafter as frequently as required by applicable law unless not legally able to do so as a result of a change in applicable tax law enacted, or treaty promulgated, after the date specified in the preceding clause (a) or (b), as applicable, on or prior to the immediately following due date of any payment by the Borrowers hereunder, a properly completed and executed copy of any form, certification or similar documentation, if any, necessary for claiming complete exemption from withholding taxes, including in the case of taxes imposed by the United States, either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form necessary for claiming complete exemption from United States withholding taxes (or such other form as is required to claim complete exemption from United States withholding taxes), if and as provided by the Code or other pronouncements of the United States Internal Revenue Service, and such Bank warrants to the Borrowers that the form so filed will be true and complete; provided that such Bank's failure to complete, execute and file such form, certification or similar documentation shall not relieve the Borrowers of any of their obligations under this Agreement, other than their obligation under Section 5.3(a) with respect to increased costs that are a result of such failure.

        10.12 The Syndication Agents and Arrangers. Each Syndication Agent and Arranger, in such capacities, shall have no authority, duties, responsibilities, obligations, liabilities or functions under this Agreement or the Notes.


                                  ARTICLE XI.

                                 MISCELLANEOUS

        11.1    Amendments, Etc.

                (a) No amendment, modification, termination or waiver of any provision of this Agreement nor any consent to any departure therefrom shall be effective unless the same shall be in writing and signed by the Borrowers (except with respect to waivers by the Required Banks or all the Banks) and the Required Banks and, to the extent any rights or duties of the Administrative Agent may be affected thereby, by the Administrative Agent, provided, however, that no such amendment, modification, termination, waiver or consent shall, without the consent of all of the Banks, (i) authorize or permit the extension of time for, or any reduction of the amount of, any payment of the principal of, or interest (including the Applicable Margin) on, any Loan, or any fees or other amount payable hereunder (except with respect to any modifications of the provisions relating to prepayments of Loans and except with respect to waiving the application of the Overdue Rate), or (ii) except as expressly authorized hereunder, amend, extend or terminate the respective Commitment of any Bank (other than any Alternate Currency Commitment and except for an extension beyond the Termination Date), or (iii) modify the provisions of this Section regarding the taking of any action under this Section, or the definition of Required Banks, or (iv) permit the Borrowers to assign their rights under this Agreement, or (v) release all or substantially all of any collateral securing the extension or maintenance of the credit provided for in this Agreement or release any guaranty thereof (except as expressly provided in Section 7.16), or
(vi) modify the several nature of the obligations of the Banks hereunder, modify the sharing provisions among the Banks in Section 10.10, modify this
Section 11.1 or the first sentence of Section 11.6, or modify any other provision of this Agreement which by its terms requires the consent of all the Banks.

              (b) Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              (c) Notwithstanding anything herein to the contrary, no Bank that is in default of any of its obligations, covenants or agreements under this Agreement shall be entitled to vote (whether to consent or to withhold its consent) with respect to any amendment, modification, termination or waiver of any provision of this Agreement or any departure therefrom or any direction from the Banks to the Administrative Agent, and, for purposes of determining the Required Banks at any time when any Banks are in default under this Agreement, the Commitments and Loans of such defaulting Banks shall be disregarded; provided that no action of a type described in the proviso in
Section 11.1(a) shall be binding on a defaulting Bank without its written consent thereto.

        11.2  Notices.


              (a) Except as otherwise provided in subsection 11.2(c) hereof, all notices and other communications to or upon the parties hereto shall be deemed to have been duly given or served if sent in writing (including telecommunications) to the party to which such notice or other communication is required or permitted to be given or served under this Agreement, to the address or telex or telecopy number set forth below the name of such party on the signature pages hereof, or at such other address or telex or telecopy number as the parties hereto may hereafter specify to the others in writing.
If for purposes of receiving Invitations for Bid-Option Quotes and information regarding Notices of Bid-Option Rate Borrowings, a Bank wishes to receive such communications at an address or telex or telecopy number different from its address or telex or telecopy number for other purposes under this Agreement, the Administrative Agent shall communicate with such Bank for such purposes at such different address, telex or telecopy number following the Administrative Agent's receipt of a written notice from such Bank requesting that the Administrative Agent do so. All mailed notices or other communications shall be by registered or certified mail, postage prepaid, with return receipt requested. All notices or other communications sent by means of telecopy, telex or other wire transmission shall be made with request for assurance of receipt in a manner typical with respect to communications of that type. Written notices or other communications shall be deemed delivered upon receipt if delivered by hand, 3 Business Days after mailing if mailed, or 1 Business Day after deposit with an overnight courier service if delivered by overnight courier. Notices or other communications provided by any of the other means referred to above shall be deemed delivered upon receipt. Notwithstanding the foregoing, all notices to the Administrative Agent shall be effective only when actually received by the Administrative Agent, and all notices from the Administrative Agent to any Bank regarding such Bank's obligation to fund Loans or to make payment under Section 3.3(d) shall be effective only when actually received by such Bank.

              (b) Notices by the Borrowers to the Administrative Agent with respect to terminations or reductions of the Revolving Credit Commitments pursuant to Section 3.10, requests for Loans and Letter of Credit Issuances pursuant to Section 3.3, 3.4, 3.5, 3.6 or 3.7 and notices of prepayment pursuant to Section 4.2 shall be irrevocable and binding on the Borrowers.

              (c) Any notice to be given by the Administrative Agent or any Bank to the Administrative Agent or any Bank hereunder, may be given by telephone, and shall be promptly confirmed in writing upon the request of the recipient. Any such notice so given by telephone shall be deemed effective upon receipt thereof by the party to whom such notice is to be given.

        11.3 No Waiver By Conduct; Remedies Cumulative. No course of dealing on the part of the Administrative Agent or any Bank, nor any delay or failure on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver of such right, power or privilege or otherwise prejudice the Agent's or such Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Administrative Agent or any Bank under this Agreement, or any Note, is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted hereunder or thereunder or now or hereafter existing under any applicable law. Every right and remedy granted by this Agreement or by applicable law to the Administrative Agent or any Bank may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent or any Bank and, unless contrary to the express provisions of this Agreement, or the Notes, irrespective of the occurrence or continuance of any Default.

        11.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, including, without limitation, under Sections 5.3, 5.5 and 11.5, representations and warranties of the Borrowers made herein or in any certificate, report, financial statement or other document furnished by or on behalf of the Borrowers pursuant to this Agreement shall be deemed to be material and to have been relied upon by the Banks, notwithstanding any investigation heretofore or hereafter made by any Bank or on such Bank's behalf, and shall survive the repayment in full of the Loans and the termination of the Commitments.

        11.5    Expenses and Indemnification.

                (a) The Borrowers shall pay, or reimburse the Administrative Agent, Syndication Agents, Arrangers or any Bank, as the case may be (each an "Indemnified Person"), for (i) all reasonable out-of-pocket expenses of the Administrative Agent, Syndication Agents and Arrangers, including reasonable fees and disbursements of special counsel for the Administrative Agent, Syndication Agents and Arrangers, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default, (ii) all reasonable costs and expenses of the Indemnified Person, including reasonable fees and disbursements of counsel, in connection with any action or proceeding relating to a court order, injunction or other process or decree restraining or seeking to restrain the Administrative Agent from paying any amount under, or otherwise relating in any way to, any Letter of Credit and any and all costs and expenses which it may incur relative to any payment under any Letter of Credit, provided, that the Borrowers shall not be liable under this clause (ii) to the extent, but only to the extent, any such costs and expenses of the Indemnified Person are caused by the Indemnified Person's breach of this Agreement or gross negligence or willful misconduct, and (iii) if an Event of Default occurs, all reasonable expenses incurred by the Indemnified Person, including reasonable fees and disbursements of counsel (including in-house counsel), in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. The Borrowers shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

              (b) The Borrowers shall indemnify each Indemnified Person, and its respective officers, directors, employees and agents, and hold each Indemnified Person, and its respective officers, directors, employees and agents, harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind (including, without limitation, the reasonable fees and disbursements of counsel for any Indemnified Person or any such Person in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnified Person or any such Person, as the case may be, shall be designated a party thereto) which may be incurred by any Indemnified Person or by any such Person, substantially relating to or arising out of any actual or proposed use of proceeds of Loans or Letters of Credit for the purpose of acquiring assets or capital stock of any other Person; provided that no Indemnified Person or any such Person shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

              (c) The Borrowers hereby further indemnify and agree to hold the Indemnified Persons, and their respective officers, directors, employees and agents harmless from and against any and all claims, damages, losses, liabilities, costs and expenses of any kind or nature whatsoever which the Indemnified Persons or any such Person may incur or which may be claimed against any of them by reason of or in connection with any Letter of Credit, and no Indemnified Person or any of its respective officers, directors, employees or agents shall be liable or responsible for: (i) the use which may be made of any Letter of Credit or for any acts or omissions of any beneficiary in connection therewith; (ii) the validity, sufficiency or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged;
(iii) payment by the Administrative Agent to the beneficiary under any Letter of Credit against presentation of documents which do not comply with the terms of any Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; (iv) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit; or (v) any other event or circumstance whatsoever arising in connection with any Letter of Credit; provided, however, that the Borrowers shall not be liable hereunder to the Indemnified Persons and such other Persons and the Administrative Agent shall be liable to the Borrowers to the extent, but only to the extent, of any direct, as opposed to consequential or incidental, damages suffered by the Borrowers which were caused by (A) the Administrative Agent's wrongful dishonor of any Letter of Credit after the presentation to it by the beneficiary thereunder of a draft or other demand for payment and other documentation strictly complying with the terms and conditions of such Letter of Credit, or (B) the Administrative Agent's payment under any Letter of Credit to the extent, but only to the extent, that such payment constitutes gross negligence or willful misconduct of the Administrative Agent. The inclusion of any event in clauses (i) - (vii) of Section 3.3(f) shall not by itself preclude a finding that such event constitutes gross negligence or willful misconduct of the Administrative Agent. It is understood that in making any payment under a Letter of Credit the Administrative Agent will rely on documents presented to it under such Letter of Credit as to any and all matters set forth therein without further investigation and regardless of any notice or information to the contrary, and such reliance and payment against documents presented under a Letter of Credit substantially complying with the terms thereof shall not be deemed gross negligence or willful misconduct of the Administrative Agent in connection with the payment.

        11.6    Successors and Assigns.

                (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrowers may not, without the prior written consent of all the Banks, assign its rights or obligations hereunder or under the Notes, and the Banks shall not be obligated to make any Loan hereunder to any Person other than the Borrowers, and the Administrative Agent shall not be obligated to issue any Letter of Credit for the account of any Person other than MascoTech or any Consolidated Subsidiary of MascoTech.

                (b) The Administrative Agent from time to time in its sole discretion may appoint one of its affiliates as its agent for the purpose of servicing and administering this Agreement and the transactions contemplated hereby and enforcing or exercising any rights or remedies of the Administrative Agent provided under this Agreement, the Notes or otherwise. In furtherance of such agency, the Administrative Agent may from time to time direct that the Borrowers provide notices, reports and other documents contemplated by this Agreement (or duplicates thereof) to such agent. The Borrowers hereby consent to the appointment of such agent and agrees to provide all such notices, reports and other documents and to otherwise deal with such agent acting on behalf of the Administrative Agent in the same manner as would be required if dealing with the Administrative Agent itself.

                (c) Any Bank may sell a participation interest to any financial institution(s), and such financial institution(s) may further sell a participation interest (undivided or divided) to any financial institution(s), in its Commitment and the Loans and risk of the Letters of Credit, Swing Line Loans and Alternate Currency Syndicated Loans and such Bank's or such participating financial institution's, as the case may be, rights and benefits under this Agreement and the Notes, and to the extent of that participation, such participant or participants shall have, to the extent permitted by law, the same rights and benefits against the Borrowers under Section 9.3 as it or they would have had if such participant or participants were the Bank making the Loans to the Borrowers hereunder, provided, however, that in purchasing such participation interest(s) each such participant shall be deemed to have agreed to share with the Banks the proceeds thereof as provided in Section
10.10 as fully as if such participant were a Bank hereunder; and provided further, however, that (i) the obligations under this Agreement of each Bank selling a participation interest hereunder shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Notes for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant(s) any rights to consent or withhold consent to any action taken by such Bank or the Administrative Agent under this Agreement other than action requiring the consent of all of the Banks hereunder. Each Bank shall give the Borrowers prior written notice of each sale by such Bank of a participation interest under this Section 11.6(c). Each participant shall be entitled to the benefits of Sections 5.3 and 5.5 with respect to its participation interest as if it were a Bank; provided that no participant shall be entitled to receive any greater amount pursuant to such Sections 5.3 and 5.5 than the Bank that originally sold such participation interest would have been entitled to receive in respect of such participation interest had no such sale taken place.

                (d) Any Bank may, with the prior written consent of the Borrowers and the Administrative Agent (which consent in each case will not unreasonably be withheld or delayed, and which consent in the case of MascoTech may not be withheld if there is any Event of Default under Section 9.1(a), (f) or (g)) assign on a pro rata or non-rata basis to one or more banks or other financial institutions all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Syndicated Loans owing to it, its share of the risk of Letters of Credit, Swing Line Loans and Alternate Currency Syndicated Loans, and the Syndicated Notes held by it); provided, however, that (i) the amount of the Commitment of any assignee Bank as of any date, after giving effect to each assignment to such assignee that is effective on such date, shall in no event be less than $10,000,000, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than $5,000,000 or an integral multiple of $5,000,000, or such lesser amount as the Borrowers and the Administrative Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank shall in no event be less than $10,000,000, (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance in the form of Exhibit K hereto (an "Assignment and Acceptance"), together with the Notes subject to such assignment and a processing and recordation fee of $3,500, (iv) any Bank may without the consent of the Borrowers or the Administrative Agent assign to any affiliate of such Bank all of its rights and obligations under this Agreement and (v) any Bank may without the consent of the Borrowers or the Administrative Agent assign any or all of its rights and obligations under this Agreement to another Bank, as such term is defined in this Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (ii) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

                (e)   By executing and delivering an Assignment and Acceptance,
(i) the Bank assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any instrument or other document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or other document furnished pursuant hereto; and (B) such assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any instrument or other document furnished pursuant hereto, and (ii) the assignee thereunder confirms to the assignor thereunder and the other parties hereto as follows: (A) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 6.6 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (B) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (C) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (D) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank and agrees that shall be bound by all the terms and provisions of this Agreement.

                (f) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent demonstrable error, and the Borrowers, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an assignee and, unless such assignment is of only a portion of such assigning Bank's rights and obligations hereunder, the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and the Administrative Agent and the Borrowers have given their written consent under Section 11.6(d) (if required),
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent (in exchange for the surrendered Notes unless such assignment is of only a portion of such assigning Bank's rights and obligations hereunder) new Revolving Note and Term Note to the order of such assignee and a new Bid-Option Note to the order of such assignee. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibits A-1, A-2 and B-1 hereto, as applicable.

                (h) If any Reference Bank makes an assignment of all of its Commitment and Syndicated Loans to an unaffiliated institution pursuant to subsection (d) above, or if the Fixed Rate Loans of any Reference Bank are repaid pursuant to Section 5.2 or 5.3, the Administrative Agent shall, with the consent of the Required Banks and the Borrowers, appoint another Bank to act as Reference Bank hereunder. No assignee of any Bank shall be entitled to receive any greater payment under Section 5.3 than such Bank would have been entitled to receive with respect to the rights assigned or otherwise transferred, unless such assignment is made by reason of the provisions of Section 5.2 or 5.3 requiring such Bank to designate a different lending office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                (i) Each Bank may assign to one or more banks or other financial institutions any Bid-Option Note held by it. Any such Bank assigning a Bid-Option Note shall for all purposes of this Agreement be deemed to be the holder of such Note, and no assignee under this Section 11.6(i) shall as a result of such assignment become a "Bank" under this Agreement.

                (j) Notwithstanding any other provision set forth in this Agreement, any Bank may at any time create a security interest in, or assign, all or any portion of its rights under this Agreement (including, without limitation, the Loans owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that such creation of a security interest or assignment shall not release such Bank from its obligations under this Agreement.

        11.7 Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrowers to such Bank under the terms of this Agreement shall (except (a) to the extent required by legal or governmental process or otherwise by law, or (b) if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of such Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrowers, or (c) to the extent of necessary disclosure to such Bank's accountants, attorneys or regulators, or
(d) in any litigation or similar proceedings related to this Agreement, the Notes or any Letter of Credit) be held in the strictest confidence by such Bank and disclosed only to those officers, employees and agents of such Bank or of any Affiliate of such Bank involved in the administration of the credit from time to time outstanding from such Bank to the Borrowers or otherwise involved in servicing, maintaining or further developing the relationship between such Bank and the Borrowers, each of which officers, employees and agents shall, except as permitted under this Section 11.7 generally with respect to such Bank, hold such documentation and other information in the strictest confidence and to be used only in connection with this Agreement; provided that (i) such Bank may disclose such documentation and other information, and all other information that has been delivered to such Bank by or on behalf of the Borrowers prior to the Closing Date (including, without limitation, the Confidential Information Memorandum dated January, 1998 concerning MascoTech) in connection with such Bank's credit evaluation of MascoTech and its Subsidiaries, to any other financial institution to which such Bank sells or proposes to sell a participation or other interest in any of its Loans hereunder (or under any other credit agreement with the Borrowers), if such other financial institution, prior to such disclosure, agrees for the benefit of the Borrowers to comply with the provisions of this Section 11.7 (including the provisions of this Section 11.7 allowing further disclosure to other financial institutions to whom a sale of a participation or other interest is proposed), or to any Federal Reserve Bank and (ii) such Bank may disclose the provisions of this Agreement and the Notes and the amounts, maturities and interest rates of its Loans and the amounts of Letters of Credit (and similar information relating to any other credit agreement with the Borrowers) to any purchaser or potential purchaser of any interest of such Bank in any Loan to the Borrowers.

        11.8 Counterparts; Effectiveness of Telecopied Signatures. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of a telecopied signature on this Agreement shall be as effective against the signer as delivery of its original signature.

        11.9 Table of Contents and Headings. The table of contents and the headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

        11.10 Construction of Certain Provisions. If any provision of this Agreement refers to any action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

        11.11 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that it would be permitted by an exception to, or would be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or any event or condition which with notice or lapse of time, or both, could become such a Default if such action is taken or such condition exists.

        11.12 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Borrowers exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever any Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law such interest shall be automatically applied to the payment of principal of the Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Borrowers if such principal and all other obligations of the Borrowers to the Banks have been paid in full.

        11.13   Substitution of Banks.

                (a) After payment by the Borrowers to any Bank of any amount due pursuant to Section 5.3 or 5.5 that the Borrowers reasonably deem material, and upon five Business Days' written notice in the form of Exhibit L delivered to the Administrative Agent and the applicable Bank, the Borrowers may replace any one or more of the Banks. Upon the date of its effectiveness, such notice shall terminate the Commitment of such Bank entirely, provided that the Borrowers shall prepay each Loan of such Bank (if any) in full on the effective date of such termination, together with accrued interest thereon, all amounts due pursuant to Sections 5.3 and 5.5, all accrued facility fees with respect to such Bank and all other amounts owing to such Bank hereunder to such effective date.


                (b) If the Borrowers shall terminate the Commitment of any Bank pursuant to the provisions of subsection (a) of this Section 11.13, the Borrowers shall designate another bank or other banks (which may be one of the Banks) (in either case, an "Additional Bank") to be parties to this Agreement, provided, that (i) without the consent of the Administrative Agent, the total number of Additional Banks (other than those that were already Banks) may not exceed the total number of Banks whose Commitments are terminated pursuant to
Section 11.13(a) plus six, (ii) the amount of the Commitment of any Additional Bank may not be less than $10,000,000, (iii) the amount of the Commitment(s) of the Additional Bank(s) (or, if any such Additional Bank already is a Bank, the added portion of such Bank's Commitment) shall in the aggregate equal the amount of the Commitment so terminated and (iv) the Borrowers or the Additional Bank, and not the Bank being terminated pursuant to subsection (a) of this
Section 11.13, shall pay the processing and recordation fee required under
Section 11.6(d)(iv). Any Additional Bank shall become a party to this Agreement and be considered a Bank hereunder for all purposes if (i) it shall agree in writing to be bound by all of the terms and provisions of this Agreement, such agreement to specify the amount of the Commitment of such Additional Bank and to be otherwise in form and substance satisfactory to the Administrative Agent, (ii) it shall make Syndicated Loans to the Borrowers in principal amounts which bear the same ratio to the amounts of the Syndicated Loans of other Banks (including other Additional Banks) then outstanding or to be concurrently outstanding as the amount of the Commitment of such Additional Bank bears to the then aggregate amount of the Commitments of such other Banks (including other Additional Banks), and (iii) a copy of such agreement and of evidence satisfactory to the Administrative Agent of the making of such Loans shall be furnished to the Administrative Agent.

        11.14 Governing Law. This Agreement is a contract made under, and shall be governed by and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed entirely within such State and without giving effect to choice of law principles of such State.

        11.15 Integration and Severability. This Agreement and the Notes embody the entire agreement and understanding among the Borrowers, the Administrative Agent, and the Banks, and supersede all prior agreements and understandings, relating to the subject matter hereof and thereof. In case any one or more of the obligations of the Borrowers under this Agreement or any Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrowers shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrowers under this Agreement or any Note in any other jurisdiction.

        11.16 WAIVER OF JURY TRIAL. THE BANKS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENTS AND THE BORROWERS, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY OF THEM RELATED HERETO OR THERETO. NONE OF THE BANKS, THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENTS OR THE BORROWERS SHALL, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

        11.17 Alternate Currency Addenda Binding on Each Bank; Provisions Regarding Alternate Currency Agents. Each of the Banks agrees that it shall be bound by the provisions of each Alternate Currency Addendum entered into in connection herewith, in particular as it relates to the provisions applicable to the Alternate Currency Agent appointed thereunder.

        11.18 Unification of Certain Currencies. If the Euro (or some other similar unit of account) becomes a currency in its own right in connection with European monetary union contemplated by the Maastricht Treaty, then each of the Borrowers, the Banks and the Administrative Agent agrees to negotiate in good faith an amendment to this Agreement satisfactory in form and substance to the Borrowers, the Banks and the Administrative Agent to account therefor. The introduction of the Euro shall not have the effect of altering any term of any Note or other instrument or discharging or excusing performance by any party under any such Note or instrument or giving any party the right to terminate any such Note or instrument.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Closing Date, notwithstanding the date and year first above written.


                                    MASCOTECH, INC.,
                                    as Borrower


                                    By:/s/Timothy Wadhams
                                       --------------------------------------
                                       TIMOTHY WADHAMS
                                       Its: Vice President - Controller
                                            and Treasurer

                                    21001 Van Born Road
                                    Taylor, Michigan 48180
                                    Attention:  Jim Tompkins
                                    Telephone: (313) 792-6403
                                    Fax:  (313) 792-6118

                                    MASCOTECH ACQUISITION, INC.
                                    as Borrower


                                    By:/s/Timothy Wadhams
                                       --------------------------------------
                                       TIMOTHY WADHAMS
                                       Its: Vice President
                                            and Treasurer

                                    21001 Van Born Road
                                    Taylor, Michigan 48180
                                    Attention:  Jim Tompkins
                                    Telephone: (313) 792-6403
                                    Fax: (313) 792-6118





                              Credit Agreement

                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Administrative Agent and Bank


                                    By:/s/Richard H. Huttonlocher
                                       --------------------------------------
                                       RICHARD H. HUTTONLOCHER
                                          Its:  First Vice President

                                    c/o NBD Bank
                                    611 Woodward Avenue
                                    Detroit, Michigan  48226
                                    Attention: Richard H. Huttonlocher
                                    Telephone: (312) 225-2259
                                    Fax: (313) 225-2290


Total Commitment: $300,000,000

     Term Loan Commitment:          $115,384,615.40
     Revolving Credit Commitment:   $184,615,384.60




                              Credit Agreement

                                    BANK OF AMERICA NT&SA,
                                    as Syndication Agent and Bank


                                    By:/s/Lewis B. Fisher
                                       --------------------------------------
                                       Lewis B. Fisher
                                       Its:  Managing Director

                                    231 South LaSalle Street, 9th Floor
                                    Chicago, Illinois  60697
                                    Attention:  Lewis B. Fisher
                                    Telephone: (312) 828-3137
                                    Fax: (312) 987-7384


Total Commitment:  $225,000,000

      Term Loan Commitment:         $86,538,461.54
      Revolving Credit Commitment:  $138,461,538.46




                              Credit Agreement

                                    NATIONSBANK, N.A.,
                                    as Syndication Agent and Bank


                                    By:/s/Wallace Harris Jr.
                                       --------------------------------------

                                       Its: V.P.

                                    233 South Wacker Drive
                                    Chicago, Illinois  60606
                                    Attention:  Wallace Harris, Vice President
                                    Telephone:  312-234-5626
                                    Fax:        312-234-5601


Total Commitment:  $225,000,000

      Term Loan Commitment:         $86,538,461.54
      Revolving Credit Commitment:  $138,461,538.46




                              Credit Agreement

                                    COMERICA BANK,
                                    as Bank


                                    By:/s/A.J. Anderson
                                       --------------------------------------
                                       A.J. Anderson
                                       Its: First Vice President

                                    500 Woodward Avenue
                                    Detroit, Michigan  48226
                                    Attention:  Nicholas G. Mester
                                    Telephone: (313) 222-9168
                                    Fax:  (312) 222-3776


Total Commitment; $100,000,000

      Term Loan Commitment:         $38,461,538.46
      Revolving Credit Commitment:  $61,538,461.54




                              Credit Agreement

                                    CIBC INC.,
                                    as Bank


                                    By:/s/Stephanie E. DeVane
                                       --------------------------------------
                                       Stephanie E. DeVane
                                       Its:  Executive Director, CIBC
                                             Oppenheimer Corp., as Agent


                                    425 Lexington Avenue
                                    New York, NY 10017
                                    Attention:  Stephanie E. DeVane
                                    Telephone: (212) 856-3727
                                    Fax: (212) 856-3991


Total Commitment:  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                    FIRST UNION NATIONAL BANK,
                                    as Bank


                                    By:/s/Glenn F. Edwards
                                       --------------------------------------

                                       Its: Vice President

                                    One First Union Center, 5th Floor
                                    Charlotte, North Carolina  28288
                                    Attention:  Glenn F. Edwards
                                    Telephone: 704-383-3810
                                    Fax; 704-374-2802


Total Commitment;  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                    KEYBANK NATIONAL ASSOCIATION,
                                    as Bank


                                    By:/s/Thomas A. Crandell
                                       --------------------------------------
                                       Thomas A. Crandell
                                       Its:  Vice President

                                    127 Public Square, 6th Floor
                                    Cleveland, Ohio  44114
                                    Attention:  Thomas A. Crandell
                                    Telephone: (216) 689-3589
                                    Fax:       (216) 689-4981


Total Commitment:  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                    PNC BANK, NATIONAL ASSOCIATION
                                    as Bank


                                    By:/s/Peter F. Stack
                                       --------------------------------------
                                       Peter F. Stack
                                       Its: Assistant Vice President


                                    500 West Madison Street, Suite 3140
                                    Chicago, Illinois  60606
                                    Attention:  Peter Stack
                                    Telephone: (312) 906-9426
                                    Fax: (312) 906-3420


Total Commitment:  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                    THE BANK OF NEW YORK,
                                    as Bank


                                    By:/s/Edward J. Dougherty
                                       --------------------------------------
                                       Edward J. Dougherty III
                                       Its: Vice President
                                            U.S. Commercial Banking

                                    One Wall Street, 22nd Floor
                                    New York, New York 10286
                                    Attention: Edward J. Dougherty III
                                    Telephone: (212) 635-1066
                                    Fax: (212) 635-6434


Total Commitment:  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                    THE BANK OF NOVA SCOTIA,
                                    as Bank


                                    By:/s/F.C.H. Ashby
                                       --------------------------------------
                                       F.C.H. Ashby
                                       Its: Senior Manager Loan Operations

                                    Atlanta Agency
                                    Suite 2700
                                    600 Peachtree Street NE
                                    Atlanta, Georgia  30308
                                    Attention:  Shannon Dancila
                                    Telephone: (404) 877-1561
                                    Fax: (404) 888-8998

Total Commitment:  $75,000,000

      Term Loan Commitment:         $28,846,153.85
      Revolving Credit Commitment:  $46,153,846.15




                              Credit Agreement

                                 SCHEDULE 1
                                     TO
                              CREDIT AGREEMENT

                                Pricing Grid

                      Applicable Margin over    Applicable Margin for         Applicable
Leverage Ratio           Eurodollar Rate          Letters of Credit          Facility Fee
                                                                                 Rate
Greater than or equal
to 4.50 to 1.0                1.000%                   1.000%                   0.250%

Less than 4.50 to 1.0
and greater than or
equal to 4.25 to 1.0          0.875%                   0.875%                   0.250%

Less than 4.25 to 1.0
and greater than or
equal to 3.75 to 1.0          0.775%                   0.775%                   0.225%

Less than 3.75 to 1.0
and greater than or
equal to 3.25 to 1.0          0.675%                   0.675%                   0.200%

Less than 3.25 to 1.0
and greater than or
equal to 2.5 to 1.0           0.575%                   0.575%                   0.175%

Less than 2.5 to 1.0
and greater than or
equal to 2.0 to 1.0           0.350%                   0.350%                   0.150%

Less than 2.0 to 1.0          0.225%                   0.225%                   0.150%






                              Credit Agreement

                                  SCHEDULE 2
                                      TO
                               CREDIT AGREEMENT


                           INDUSTRIAL REVENUE BONDS


1. City of Fort Wayne, Indiana Industrial Development Revenue Bonds (ND Tech Project)

2. Trust Indenture between Clinton County Redevelopment Authority and Fort Wayne National Bank, Trustee, dated February 1, 1997

3. Guaranty Agreement dated as of February 1, 1997, between TriMas Corporation and Fort Wayne National Bank, Trustee





                              Credit Agreement

                               AMENDMENT NO. 1
                                      TO
                               CREDIT AGREEMENT

                THIS AMENDMENT NO. 1 TO CREDIT AGREEMENT ("Amendment") is entered into and dated as of February 10, 1998 by and among MascoTech, Inc., a Delaware corporation (together with its successors, "MascoTech"), TriMas Corporation, a Delaware corporation (successor by merger to MascoTech Acquisition, Inc., a Delaware corporation, and, together with its successors, "TriMas"), any Borrowing Subsidiaries which are now or may hereafter become a party hereto from time to time (each individually a "Borrowing Subsidiary" and collectively, the "Borrowing Subsidiaries") (MascoTech, TriMas and each Borrowing Subsidiary referred to individually as a "Borrower" and collectively as the "Borrowers"), the Banks party hereto from time to time (collectively, the "Banks" and individually, a "Bank"), The First National Bank of Chicago (the "Administrative Agent") and Bank of America NT&SA and NationsBank, N.A. (the "Syndication Agents", and collectively with the Administrative Agent, the "Agents") under that certain Credit Agreement among the parties referred to above dated as of January 16, 1998 (the "Credit Agreement"). Defined terms used herein and not otherwise defined herein shall have the meaning given to them in the Credit Agreement.

                WHEREAS, the Borrowers, the Banks and the Agents have entered the Credit Agreement; and

                WHEREAS, the Borrowers, the Banks and the Agents have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

                NOW, THEREFORE, in consideration of the premises set forth above, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agents agree as follows:

                1. Amendment to the Credit Agreement. Effective as of February 10, 1998 and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:

                (a) The following definitions in Section 1.1 shall be amended:

                        (1)  The definition of "Revolving Credit
                Commitment" shall be amended to delete the reference to "Section 3.10" and substitute therefor "Section 3.10(a)" at the end thereof.

                        (2) The definition of "Term Loan Commitment" shall be amended to delete the word "and" before "(ii)" and to insert a comma in its place, and to add "and (iii) as such amount may be reduced from time to time pursuant to Section 3.10(b)" before the period at the end thereof.

                (b)     Section 3.2 is amended in its entirety as follows:

                3.2     Term Loans.   Subject to the terms and conditions
        set forth in this Agreement, each Bank on and after the Closing Date severally and not jointly agrees to make a term loan, in Dollars, to one or more of the Borrowers in an aggregate amount not to exceed such Bank's Term Loan
        Commitment (each individually, a "Term Loan" and, collectively, the "Term Loans"). All Term Loans shall be made by the Banks on or after the Closing Date simultaneously and pro rata, it being understood that no Bank shall be responsible for any failure by any other Bank to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Bank be increased or decreased as a result of any such failure, it being further understood that all or part of the initial Term
        Loans extended to the Borrowers on the Closing Date may be refinanced after the Closing Date with Term Loans made to one or more of the Borrowers. Each Bank's Term Loan
        Commitment shall be reinstated as of the date any Borrower requests a Term Loan to refinance an existing Term Loan originally made to a different Borrower.

                (c) Section 3.7(a) is amended to delete the word "Revolving" in the fifth line thereof.

                (d) Section 3.8(b) is amended to add the following sentence at the end thereof:

                Upon any refinancing of a Term Loan, the applicable Borrower or Borrowers shall execute a new Term Loan Note payable to each Bank in an amount equal to the Term Loan Commitment of such Bank.

                (e) Section 3.10 is amended (1) to add "(a)" prior to the first word thereof and (2) to add a new Section 3.10(b) as follows:

                Subject to Section 5.5, the Borrowers shall have the right at any time and from time to time, upon one Business Day's prior written notice to the Administrative Agent, to terminate or proportionately reduce the amount of the Term Loan Commitments, provided, that any partial reduction of the amount of the Term Loan Commitments shall be in the amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, provided that after giving effect to any such voluntary reduction, the Dollar Equivalent of the outstanding Term Loans shall not exceed the amount of the Term Loan Commitments, as reduced from time to time. The Term Loan Commitments or any portion thereof terminated or reduced pursuant to this Section may not be reinstated.
        Upon receipt of any notice from the Borrowers pursuant to this Section, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank's share of any reduction of the Term Loan Commitments. Each such notice shall be irrevocable by the Borrowers once the Administrative Agent begins notifying any Bank of the contents thereof.

                (f) Section 3.11 is amended (1) to delete words "The Revolving Credit Commitments" in the first line and to substitute therefor "All Commitments" and (2) to delete the last sentence thereof.

                (g)     Section 4.1(b)(i) is amended (1) to add the words
"and the Term Loan Commitments" after the words "Term Loans" in the third line thereto and (2) to add the following sentence after the word "hereunder" in the fourth line thereto:

        The principal amount of the installments may be paid by any or all of the Borrowers at their discretion provided that each of the quarterly installments shall be in the aggregate amounts set forth below:

                (h) Section 4.1(b)(i) is further amended to insert the words ", except that the initial Term Loans extended to the Borrowers on the Closing Date may be refinanced with Term Loans made subsequently to one or more of the Borrowers" after the word "repaid" at the end thereof.

                (i)     The following Section 4.1(b)(ii) is added:

                A repayment made within five (5) Business Days prior to the scheduled installment date for such repayment, as set forth in Section 4.1(b)(i), shall be applied to the installment due within such five (5) Business Days and shall not be deemed a prepayment. Any such repayment shall be subject to the provisions of Section 5.5.

                (j) Section 4.2(g) is amended to add the words "(other than repayments made within five (5) Business Days prior to the scheduled installment date for such repayments as permitted by Section 4.1(b)(ii))" after the words "Term Loans" in the first line thereof.

                (k) Section 7.11(b) shall be amended to delete the words "and (v)" in the last line thereof and to substitute the words ", (v) to refinance the Term Loans made to the Borrowers on the Closing Date with Term Loans made to one or more of the Borrowers and (vi)".

                (l) Section 7.14 is amended to delete "(i)" in the third line thereof.

                (m) Section 11.1(a)(ii) is amended in its entirety as follows:

        except as expressly authorized hereunder, amend, extend or terminate the respective Commitment of any Bank (other than any amendment, extension or termination of any Alternate Currency Commitment other than an extension of any Alternate Currency Commitment beyond the Termination Date.)

                (n) Section 11.6(c) is amended to insert the words "or special purpose funding entity" after each appearance of the words "financial institution(s)" in the first, second and third lines thereof and to insert the words "or special purpose funding entity's" after the words "financial institution's" in the fourth line thereof.

                (o) Section 11.6(d) is amended to delete the reference to "the Borrowers" in the first line thereof and to substitute therefor the word "MascoTech".

                (p) Section 11.6(e) is amended to insert the word "it" after the word "that" in the last line thereof.

                (q) Section 11.6(g) is amended to insert the word "a" before the words "new Revolving Note" and before the words "Term Note" in the tenth line thereof.

                (r) Section 11.7 is amended to insert the words "or special purpose funding entity" after each appearance of the words "financial institution" in the eighteenth and twentieth lines thereof and after the word "institutions" in the twenty-third line thereof.

                2. Conditions Precedent. This Amendment shall become effective as of the date above written, if, and only if, the Administrative Agent has received duly executed originals of this Amendment from the Borrowers and the Required Banks.

                3. Representations and Warranties of the Borrowers. The Borrowers hereby represent and warrant as follows:

                (a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.

                (b) Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all representations and warranties made in the Credit Agreement, and to the extent the same are not amended hereby, agree that all such representations and warranties shall be deemed to have been remade as of the date of delivery of this Amendment, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

                4.      Reference to and Effect on the Credit Agreement.

                (a) Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement to "this Credit Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

                (b) The Credit Agreement, as amended hereby, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                (c) Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Banks, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

                5. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of law provisions) of the State of New York.

                6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                7. Counterparts. This Amendment may be executed by one or more of the parties to the Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                IN WITNESS WHEREOF, this Amendment has been duly executed and delivered on the date first above written.


                              MASCOTECH, INC., as a Borrower


                              By: /s/Timothy Wadhams
                                  ---------------------------------------
                                  Name:  Timothy Wadhams
                                  Title:  Vice President/Controller and
                                          Treasurer


                              TRIMAS CORPORATION, as a Borrower


                              By: /s/Timothy Wadhams
                                  ---------------------------------------
                                  Name: Timothy Wadhams
                                  Title: Senior Vice President
                                         and CFO



                     Amendment No. 1 to Credit Agreement

                                   THE FIRST NATIONAL BANK OF
                                   CHICAGO, as Administrative
                                   Agent and Bank


                                   By: /s/Richard H. Huttenlocher
                                       -----------------------------------
                                       Name:  Richard H. Huttenlocher
                                       Title:  First Vice President


                                   BANK OF AMERICA NT&SA, as
                                   Syndication Agent and Bank


                                   By: /s/Lewis B. Fisher
                                       -----------------------------------
                                       Name: Lewis B. Fisher
                                       Title:  Managing Director


                                   NATIONSBANK, N.A., as
                                   Syndication Agent and Bank


                                   By: /s/Wallace Harris Jr.
                                       -----------------------------------
                                       Name:  Wallace Harris Jr.
                                       Title:  Vice President


BANKS:                             COMERICA BANK


                                   By: /s/A.J. Anderson
                                       -----------------------------------
                                       Name:  A.J. Anderson
                                       Title:  First Vice President


                                   CIBC INC.


                                   By: /s/Stephanie E. DeVane
                                       -----------------------------------
                                       Name:  Stephanie E. DeVane
                                       Title:  Executive Director, CIBC
                                               Oppenheimer Corp., as Agent



                     Amendment No. 1 to Credit Agreement

                                   FIRST UNION NATIONAL BANK


                                   By: /s/Glenn F. Edwards
                                       -----------------------------------
                                       Name:  Glenn F. Edwards
                                       Title:  Vice President


                                   KEYBANK NATIONAL ASSOCIATION


                                   By: /s/Thomas A. Crandell
                                       -----------------------------------
                                       Name:  Thomas A. Crandell
                                       Title:  Vice President


                                   PNC BANK, NATIONAL ASSOCIATION


                                   By:
                                       -----------------------------------
                                       Name:  Peter F. Stack
                                       Title:  Assistant Vice President


                                   THE BANK OF NEW YORK


                                   By: /s/Edward J. Dougherty III
                                       -----------------------------------
                                       Name:  Edward J. Dougherty III
                                       Title:  Vice President


                                   THE BANK OF NOVA SCOTIA


                                   By: /s/F.C.H. Ashby
                                       -----------------------------------
                                       Name:  F.C.H. Ashby
                                       Title:  Senior Manager Loan Operations



                     Amendment No. 1 to Credit Agreement